    As filed with the Securities and Exchange Commission on August 17, 1994


                                                       REGISTRATION NO. 33-54043
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                               KMART CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                                    MICHIGAN
         (State or other jurisdiction of incorporation or organization)
                                   38-0729500
                      (I.R.S. Employer Identification No.)

                           3100 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084
                                 (810) 643-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

                                 A. N. PALIZZI
                          EXECUTIVE VICE PRESIDENT AND
                                GENERAL COUNSEL
                               KMART CORPORATION
                           3100 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084
                                 (810) 643-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   Copies to:

                              Verne C. Hampton, II
                            Dickinson, Wright, Moon,
                              Van Dusen & Freeman
                        500 Woodward Avenue, Suite 4000
                            Detroit, Michigan 48226

                                Norman C. Storey
                           Squire, Sanders & Dempsey
                             Two Renaissance Square
                      40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004

                                James L. Purcell
                             Paul, Weiss, Rifkind,
                               Wharton & Garrison
                          1285 Avenue of the Americas
                            New York, New York 10019

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box./ /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM
                                                PROPOSED MAXIMUM      AGGREGATE       AMOUNT OF
TITLE OF                          AMOUNT BEING   OFFERING PRICE       OFFERING      REGISTRATION
  SECURITIES BEING REGISTERED      REGISTERED       PER UNIT            PRICE            FEE
- --------------------------------------------------------------------------------------------------
Mortgage Pass-Through
  Certificates...................  $250,000,000       100%          $250,000,000     $86,206.90*

* Previously paid.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     Information contained in this preliminary prospectus supplement is subject to completion or amendment. This preliminary prospectus supplement and accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                  SUBJECT TO COMPLETION, DATED AUGUST 17, 1994
PRELIMINARY PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST   , 1994)

                                  $85,000,000*
        $              MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1994A-1
        $              MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1994A-2

     The Mortgage Pass-Through Certificates Series 1994A-1 and the Mortgage Pass-Through Certificates Series 1994A-2 (collectively, the "Certificates") will evidence fractional undivided beneficial ownership interests in the assets of one of two separate Pass-Through Trusts to be formed pursuant to two separate Pass-Through Trust Agreements between National Tenant Finance Corporation (the "Depositor") and United States Trust Company of New York, as Pass-Through Trustee. The Pass-Through Trust Property of each Pass-Through Trust will consist of Mortgage Notes evidencing the non-recourse obligations of the Borrowers under the Loan Agreements, each between a Borrower and the Depositor, pursuant to which the Depositor will loan each Borrower a portion of the proceeds of the Certificates offered hereby to (i) finance the acquisition and/or construction of, or to provide permanent financing for, certain real property and improvements thereon described in this Prospectus Supplement (the "Facilities") to be leased by Builders Square, Inc. ("Builders"); Borders, Inc. ("Borders"); OfficeMax, Inc. ("OfficeMax"); or The Sports Authority, Inc. ("TSA") (individually, a "Subsidiary" and collectively, the "Subsidiaries"), subsidiaries of

                               KMART CORPORATION

a Michigan corporation ("Kmart") and (ii) to pay a pro rata portion of the costs of issuance of the Certificates. Each Certificate will evidence a fractional undivided beneficial ownership interest in the assets of the related Pass-Through Trust and will have no rights, benefits or interests in respect of any other Pass-Through Trust or the Trust Property held in any other Pass-Through Trust.

     Scheduled Payments of interest paid on the Mortgage Notes held in each Pass-Through Trust will be passed through to the Certificateholders of such Pass-Through Trust on the first Business Day of September and March of each year commencing March 1, 1995 (each, a "Remittance Date"), until the final scheduled Remittance Date for such Pass-Through Trust. Scheduled Payments of principal paid on the Mortgage Notes held in each Pass-Through Trust will be passed through to the Certificateholders of such Pass-Through Trust in scheduled amounts on the first Business Day of September of each year, commencing on the initial scheduled principal distribution date for such Pass-Through Trust set forth below, until the final scheduled Remittance Date for such Trust.
                                                   (continued on following page)

         MORTGAGE            PRINCIPAL    INTEREST    PRICE TO     INITIAL SCHEDULED PRINCIPAL     FINAL SCHEDULED
PASS-THROUGH CERTIFICATES     AMOUNT        RATE       PUBLIC           DISTRIBUTION DATE          REMITTANCE DATE    PROCEEDS(1)
- --------------------------   ---------    --------    ---------    ----------------------------    ---------------    -----------
Series 1994A-1............    $                %            %                    /  /                      /  /         $
Series 1994A-2............    $                %            %                    /  /                      /  /         $

- -------------------------
(1) The underwriting discount and certain other expenses relating to the
     offering, of $     in the aggregate and      % of the principal amount of
     the Certificates, will be paid by the Borrowers out of the loan amounts. The proceeds of the sale of the Certificates will be used by the Pass-Through Trusts to purchase the Mortgage Notes from the Depositor. Kmart has agreed to indemnify Sutro & Co. Incorporated against certain liabilities under the Securities Act of 1933. See "PLAN OF DISTRIBUTION" herein.
THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
           OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                               ------------------

     The Certificates are offered by the underwriter named below when, as and if issued, delivered to, and accepted by it and subject to its right to reject orders in whole or in part. It is expected that the Certificates will be
delivered in book-entry form on or about September   , 1994, through the Same
Day Funds Settlement System of The Depository Trust Company.
                               ------------------
                            SUTRO & CO. INCORPORATED
                               ------------------
           The date of this Prospectus Supplement is August   , 1994.
- -------------------------
* Preliminary; subject to change.

     The related Collateral Trust Property described in the Prospectus, including Mortgages on the Facilities and assignments of the Lease Payments payable by the Subsidiaries, will be held for the benefit, pari passu, of the Pass-Through Trusts in a Collateral Trust pursuant to a Collateral Trust Agreement between the Depositor and United States Trust Company of New York as Collateral Trustee. The obligations of the Subsidiaries under the Leases are guaranteed by Kmart pursuant to a Lease Guaranty with respect to each Lease. Pursuant to the terms of Note Put Agreements, each between Kmart, a Subsidiary and the Depositor, such Subsidiary, or in the event of such Subsidiary's failure to do so, Kmart will be obligated to purchase the related Mortgage Notes upon the occurrence of a Triggering Event.

     Kmart has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (File No. 33-54043) (the "Registration Statement"), which was declared effective by the Commission on
August   , 1994, relating to the offering of $250,000,000 aggregate principal
amount of Mortgage Pass-Through Certificates. The Prospectus, dated August   ,
1994, included in the Registration Statement is referred to herein as the "Prospectus." Capitalized terms not otherwise defined herein are defined in the Glossary in the Prospectus.

     ALTHOUGH LEASE PAYMENTS IN AMOUNTS SUFFICIENT TO PERMIT THE TIMELY PAYMENT OF THE REGULARLY SCHEDULED INSTALLMENTS OF PRINCIPAL OF AND INTEREST ON THE MORTGAGE NOTES WILL BE A DIRECT OBLIGATION OF A SUBSIDIARY, WHICH LEASE PAYMENTS WILL BE GUARANTEED BY KMART, NEITHER THE CERTIFICATES NOR THE MORTGAGE NOTES WILL REPRESENT AN INTEREST IN OR DIRECT OBLIGATION OF, OR WILL BE GUARANTEED BY, KMART, ANY SUBSIDIARY, ANY PASS-THROUGH TRUSTEE, THE COLLATERAL TRUSTEE, ANY BORROWER OR THE DEPOSITOR. UNDER CERTAIN CIRCUMSTANCES MORE FULLY DESCRIBED IN THE PROSPECTUS, A SUBSIDIARY WILL HAVE THE RIGHT TO TERMINATE THE LEASE AND CEASE MAKING LEASE PAYMENTS THEREUNDER.

     SEE "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING THE CERTIFICATES, INCLUDING, WITHOUT LIMITATION, THE ANNOUNCEMENT BY KMART OF ITS INTENTION TO SELL MAJORITY INTERESTS IN BORDERS, OFFICEMAX AND TSA THROUGH INITIAL PUBLIC OFFERINGS OF STOCK OF THOSE SUBSIDIARIES. SEE "SPECIAL CONSIDERATIONS -- OPTION OF SUBSIDIARY OR KMART TO TERMINATE LEASE GUARANTY UNDER CERTAIN CIRCUMSTANCES" IN PROSPECTUS.

     The Certificates offered by this Prospectus Supplement will constitute separate Series of Certificates being offered pursuant to the Prospectus of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains material information about this offering that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both the Prospectus and this Prospectus Supplement.

     There is currently no secondary market for the Certificates and there can be no assurance that such a market will develop. See "SPECIAL CONSIDERATIONS" in the Prospectus.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              SUMMARY INFORMATION

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not defined herein or in the Prospectus shall have the respective meanings assigned to them in the "Glossary" contained in the Prospectus.

CERTIFICATES OFFERED..........   $85,000,000* Mortgage Pass-Through Certificates
                                 Series 1994A-1 will be scheduled to bear
                                 interest at   % per annum and $
                                 Mortgage Pass-Through Certificates Series
                                 1994A-2 will be scheduled to bear interest at
                                   % per annum. Each Certificate represents a
                                 fractional undivided beneficial ownership interest in the related Pass-Through Trust
                                 Property. See "THE CERTIFICATES" in the
                                 Prospectus and herein.

DEPOSITOR.....................   National Tenant Finance Corporation, a limited
                                 purpose financing corporation.

COMPANY.......................   Kmart Corporation. See "KMART" in the
                                 Prospectus.

SUBSIDIARIES..................   Builders Square, Inc. ("Builders"); Borders,
                                 Inc. ("Borders"); OfficeMax, Inc.
                                 ("OfficeMax"); and The Sports Authority, Inc.
                                 ("TSA").

BOOK-ENTRY FORM;
  DENOMINATIONS...............   The Certificates will be issued in fully
                                 registered form in minimum denominations of $1,000 and integral multiples thereof, and will be registered in the name of Cede & Co. as the nominee of The Depository Trust Company. No person acquiring an interest in the Certificates will be entitled to receive a Definitive Certificate representing such person's interest in the related Pass-Through
                                 Trust unless Definitive Certificates are issued, which will only occur under limited circumstances. See "THE CERTIFICATES -- Book
                                 Entry Registration" in the Prospectus.

CLOSING DATE..................   On or about September   , 1994.

REMITTANCE DATES..............   (A) The first Business Day of each October and
                                 April commencing April 1, 1995 and continuing
                                 until the earlier of (i) October 1,      with
                                 respect to Series 1994A-1 and October 1, with respect to Series 1994A-2 or (ii) the payment in full of such Series, or (B) such other date when a distribution is made to the related Certificateholders as a result of a prepayment, purchase or liquidation of a related Mortgage Note.

SCHEDULED PAYMENTS OF
INTEREST......................   Scheduled Payments of interest paid on the
                                 Mortgage Notes held in each Pass-Through Trust will be passed through to the Certificateholders of such Pass-Through Trust on each Remittance Date, until the final scheduled Remittance Date for such Pass-Through
                                 Trust. Distributions on any regularly scheduled
                                 Remittance Date will include interest paid on the outstanding Mortgage Notes from and including the first day of the sixth month immediately preceding such Remittance Date (or from and including the Closing Date with respect to the first Remittance Date) through the end of the calendar month immediately preceding such Remittance Date. See

- ---------------

* Preliminary, subject to change.

                                 "THE CERTIFICATES -- Distributions of Scheduled Payments" herein.

SCHEDULED PAYMENTS OF
PRINCIPAL.....................   Scheduled Payments of principal paid on the
                                 Mortgage Notes held in each Pass-Through Trust
                                 will be passed through to the
                                 Certificateholders of each such Pass-Through
                                 Trust in scheduled amounts on the first
                                 Business Day of each October commencing October
                                 1, 1995 and continuing until October 1,
                                 with respect to Series 1994A-1 and commencing
                                 October 1,     and continuing until October 1,
                                     with respect to Series 1994A-2. See "THE
                                 CERTIFICATES -- Distributions of Scheduled
                                 Payments" herein.

PASS-THROUGH TRUST
AGREEMENTS....................   The Pass-Through Trust Agreements, each dated
                                 as of August   , 1994, between the Depositor
                                 and the Pass-Through Trustee pursuant to each of which the related Pass-Through Trusts will be formed, the related Mortgage Notes will be held and the related Certificates will be issued. See "THE TRUSTS, PASS-THROUGH TRUSTS
                                 AND COLLATERAL TRUSTS -- The Trust Agreements and Pass-Through Trust Agreements" in the Prospectus and "THE PASS-THROUGH TRUSTS AND THE
                                 COLLATERAL TRUST" herein.

PASS-THROUGH TRUSTEE..........   United States Trust Company of New York, a New
                                 York banking corporation. See "THE PASS-THROUGH
                                 TRUSTS AND THE COLLATERAL TRUST -- The
                                 Pass-Through Trustee and Collateral Trustee" herein.

COLLATERAL TRUST AGREEMENT....   The Collateral Trust Agreement dated as of
                                 September   , 1994, between the Depositor and
                                 the Collateral Trustee pursuant to which the Collateral Trustee will hold the Collateral for the benefit, pari passu, of the Pass-Through
                                 Trusts. See "THE TRUSTS, PASS-THROUGH TRUSTS
                                 AND COLLATERAL TRUSTS -- The Collateral Trust
                                 Agreements" in the Prospectus and "THE
                                 PASS-THROUGH TRUSTS AND THE COLLATERAL TRUST" herein.

COLLATERAL TRUSTEE............   United States Trust Company of New York, a New
                                 York banking corporation. See "THE PASS-THROUGH
                                 TRUSTS AND THE COLLATERAL TRUST -- The Pass
                                 Through Trustee and Collateral Trustee" herein.

THE MORTGAGE NOTES............   The aggregate principal amount of the Mortgage
                                 Notes held in the Pass-Through Trust Series
                                 1994A-1 is $       and such Mortgage Notes bear
                                 interest at   % per annum. The aggregate
                                 principal amount of the Mortgage Notes held in
                                 the Pass-Through Trust Series 1994A-2 is
                                 $       and such Mortgage Notes bear interest
                                 at   % per annum. The overdue interest rate
                                 applicable to any late payments is   % per
                                 annum for the Mortgage Notes held in the
                                 Pass-Through Trust Series 1994A-1 and   % per
                                 annum for the Mortgage Notes held in the Pass-Through Trust Series 1994A-2. The interest rate on the Mortgage Notes held in each Pass-
                                 Through Trust will correspond to the interest rate on the Certificates evidencing interests in such Pass-Through Trust. The aggregate principal amount of such Certificates will equal the aggregate principal amount of such Mortgage Notes. See "THE MORTGAGE NOTES, THE
                                 LOAN AGREEMENTS AND

                                 RELATED DOCUMENTS" in the Prospectus and "THE MORTGAGE NOTES" herein.

LEASES........................   Each Borrower will own one of the commercial
                                 properties identified herein and will lease such property to a Subsidiary for use as a retail outlet except as otherwise specified herein. The primary term of each Lease will expire on or after maturity of the related
                                 Mortgage Loan unless earlier terminated due to certain bankruptcy, casualty loss or condemnation events. The Lease Payments under a Lease will be scheduled to be in amounts sufficient to pay Scheduled Payments on the related Mortgage Notes. Payment of the Lease
                                 Payments will be guaranteed by Kmart pursuant to a related Lease Guaranty. See "THE LEASES,
                                 THE LEASE GUARANTIES AND RELATED DOCUMENTS" in the Prospectus and "THE FACILITIES AND THE
                                 LEASES" herein.

RATINGS.......................   It is a condition to their issuance that the
                                 Certificates be rated BBB-or better by Standard
                                 & Poor's Ratings Group ("S&P"). See "RATINGS" herein and "SPECIAL CONSIDERATIONS -- Limited
                                 Nature of Credit Ratings" in the Prospectus.

                                USE OF PROCEEDS

     The proceeds from the sale of the Certificates will be used to make Mortgage Loans to the Borrowers (i) for permanent financing of, or for the acquisition or the acquisition and construction of, the related Facility and
(ii) for the payment of a pro rata portion of the costs of issuance of the Certificates. All or a portion of the amount of each Mortgage Loan, less the respective pro rata share of the issuance costs, will be used to refinance a short-term loan to the related Borrower, the proceeds of which funded the construction (in whole or in part) and/or acquisition of the related Facility. The related Subsidiary and Kmart executed note put agreements in connection with each short-term loan which entitle the holder of the related promissory note to require the Subsidiary or Kmart, as the case may be, to purchase the note if it is not paid at maturity.

                                THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the terms of two separate Pass-Through Trust Agreements, each providing for the issuance of a single class of Certificates designated either Mortgage Pass-Through Certificates Series 1994A-1 or Mortgage Pass-Through Certificates Series 1994A-2. The original principal amount of and interest rate applicable to each Series of Certificates are shown on the front cover page of this Prospectus Supplement. The summary of the terms of the Certificates contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Pass-Through Trust Agreements. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Certificates.

     The Certificates will be issued in fully registered form. All payments of principal and interest will be made by or on behalf of the Pass-Through Trustee to DTC for distribution to Beneficial Owners of the Certificates through DTC Participants or Indirect Participants. See "THE CERTIFICATES -- Book-Entry Registration" in the Prospectus.

DISTRIBUTIONS OF SCHEDULED PAYMENTS

     Scheduled Payments of interest paid on the Mortgage Notes held by each Pass-Through Trust will be passed through to the Certificateholders of such Pass-Through Trust semiannually on each Remittance Date commencing April 1, 1995, and on the first Business Day of each October and April thereafter until
October 1,      with respect to Series 1994A-1 and until October 1,      with
respect to Series 1994A-2.

     Scheduled Payments of principal paid on such Mortgage Notes will be passed through to such Certificateholders on the first Business Day of each October,
commencing October 1, 1995, and continuing until October 1,      , with respect
to Series 1994A-1, and commencing October 1,      , and continuing until October
1,      , with respect to Series 1994A-2.

     The schedule of interest and principal payments on the Certificates is as follows:

                                     SERIES 1994A-1       SERIES 1994A-1      SERIES 1994A-2       SERIES 1994A-2
            SCHEDULED                   SCHEDULED           SCHEDULED            SCHEDULED           SCHEDULED
          PAYMENT DATE              PRINCIPAL PAYMENT    INTEREST PAYMENT    PRINCIPAL PAYMENT    INTEREST PAYMENT
- ---------------------------------   -----------------    ----------------    -----------------    ----------------
April 1, 1995....................
October 1, 1995..................
April 1, 1996....................
October 1, 1996..................
April 1, 1997....................
October 1, 1997..................
April 1, 1998....................
October 1, 1998..................
April 1, 1999....................
October 1, 1999..................
April 1, 2000....................
October 1, 2000..................
April 1, 2001....................
October 1, 2001..................
April 1, 2002....................
October 1, 2002..................
April 1, 2003....................
October 1, 2003..................
April 1, 2004....................
October 1, 2004..................
April 1, 2005....................
October 1, 2005..................
April 1, 2006....................
October 1, 2006..................
April 1, 2007....................
October 1, 2007..................
April 1, 2008....................
October 1, 2008..................
April 1, 2009....................
October 1, 2009..................
April 1, 2010....................
October 1, 2010..................
April 1, 2011....................
October 1, 2011..................
April 1, 2012....................
October 1, 2012..................
April 1, 2013....................
October 1, 2013..................
April 1, 2014....................
October 1, 2014..................              *
April 1, 2015....................
October 1, 2015..................
April 1, 2016....................
October 1, 2016..................
April 1, 2017....................
October 1, 2017..................
April 1, 2018....................
October 1, 2018..................
April 1, 2019....................
October 1, 2019..................                                                       *
                                         -------             -------              -------             -------
     Total.......................
                                    =============        ============        =============        ============

- -------------------------
* Final Scheduled Remittance Date

OTHER DISTRIBUTIONS

     The Certificateholders may receive other distributions in the event that a Mortgage Note is prepaid or purchased. See "THE CERTIFICATES -- Other Distributions" in the Prospectus.

                THE PASS-THROUGH TRUSTS AND THE COLLATERAL TRUST

GENERAL

     The Certificates Series 1994A-1 will be issued pursuant to the Pass-Through Trust Agreement Series 1994A-1, and the Certificates Series 1994A-2 will be issued pursuant to the Pass-Through Trust Agreement Series 1994A-2 (collectively, the "Pass-Through Trust Agreements"). Each Pass-Through Trustee will hold the related Mortgage Notes for the benefit of the Certificateholders of the related Pass-Through Trust. Pursuant to the Collateral Trust Agreement, the Collateral Trustee will hold the Collateral for the benefit, pari passu, of the Pass-Through Trusts. See "THE TRUSTS, PASS-THROUGH TRUSTS AND COLLATERAL TRUSTS" in the Prospectus. The Depositor will provide to any prospective or actual Certificateholder, upon written request, a copy (without exhibits) of the related Pass-Through Trust Agreement and the Collateral Trust Agreement. Requests should be addressed to National Tenant Finance Corporation, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, Attention: Secretary.

THE PASS-THROUGH TRUSTEE AND COLLATERAL TRUSTEE

     United States Trust Company of New York will act as Pass-Through Trustee of each Pass-Through Trust and will act as Collateral Trustee of the Collateral Trust. The mailing address of the corporate trust office of the Pass-Through Trustee and Collateral Trustee is United States Trust Company of New York, c/o U.S. Trust Company of California, N.A., Suite 2700, 555 South Flower Street, Los Angeles, California 90071 Attention: Corporate Trust Division.

                               THE MORTGAGE NOTES

GENERAL

     Each Mortgage Note will be issued pursuant to a Loan Agreement between the Depositor and a Borrower and will be a non-recourse obligation of such Borrower. Each Borrower will be a special purpose corporation, limited partnership, limited liability company or other entity that will not be permitted to have any significant assets or sources of funds other than the related Mortgage Loan and the related Facility which will be leased to a Subsidiary. No Borrower will receive the proceeds of more than one Mortgage Loan or own or lease more than one Facility. A default under one Mortgage Loan will not constitute a default under any other Mortgage Loan.

     The Mortgage Notes Series 1994A-1 will be held by the Pass-Through Trust Series 1994A-1 and the Mortgage Notes Series 1994A-2 will be held by the Pass-Through Trust Series 1994A-2. The maturity date of the Mortgage Notes
Series 1994A-1 is September 30,      , which is one day prior to the final
scheduled Remittance Date for the Certificates Series 1994A-1, and the maturity
date of the Mortgage Notes Series 1994A-2 is September 30,      , which is one
day prior to the final scheduled Remittance Date for the Certificates Series 1994A-2.

     Interest on the Mortgage Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Mortgage Notes Series 1994A-1 will
bear interest at    % per annum and will have an overdue interest rate
applicable to any late payments of    % per annum. The Mortgage Notes Series
1992A-2 will bear interest at    % per annum and will have an overdue interest
rate applicable to any late payments of    % per annum.

SCHEDULED PAYMENTS

     Interest on the Mortgage Notes is payable semiannually on each Due Date commencing March 31, 1995, and on the last Business Day of each September and
March thereafter until September 30,      with respect to Series 1994A-1 and
until September 30,      with respect to Series 1994A-2.

     Payments of principal on the Mortgage Notes will be made on the last Business Day of each September, commencing September 30, 1995, and continuing
until September 30,      with respect to Series 1994A-1 and commencing September
30,      and continuing until September 30,      with respect to Series 1992A-2.

PREPAYMENTS AND PURCHASES

     The Mortgage Notes are subject to being prepaid or purchased under the circumstances described in the Prospectus. The Purchase Price for any Mortgage
Note in the event of a prepayment or purchase is the sum of (i) the principal amount of such Mortgage Note that is to be paid or prepaid ("Called Principal"),
(ii) accrued interest thereon, and (iii) the Make-Whole Premium related thereto, or, in the case of a purchase pursuant to a Note Put Agreement as a result of a Lease Guaranty Termination, the lesser of the Make-Whole Premium or the Termination Premium. See "THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS -- Prepayments" and "THE NOTE PUT AGREEMENTS" in the Prospectus.

     The "Make-Whole Premium" means with respect to any amount of Called Principal of a Mortgage Note, an amount equal to the positive excess, if any, as of the Purchase Date of the Discounted Prepayment Value of the Called Principal of such Mortgage Note over such Called Principal.

     The "Termination Premium" means (a) the product of the unpaid principal balance of the Mortgage Note being purchased multiplied by the applicable factor: (i) prior to the first anniversary of the date of such Mortgage Note --
     , (ii) on or after the first anniversary of such Mortgage Note but before
the second anniversary thereof --      , (iii) on or after the second
anniversary of the date of such Mortgage Note but before the third anniversary
thereof --        , (iv) on or after the third anniversary of the date of
Mortgage Note but before the fourth anniversary thereof --        , or (v) on or
after the fourth anniversary of the date of such Mortgage Note but before the
maturity date --        ; less (b) the unpaid principal balance of such Mortgage
Note.

THE FACILITIES RELATED TO THE MORTGAGE NOTES

     The following table sets forth the Facility location, the Subsidiary that will be leasing such Facility and the principal amount of the related Mortgage Notes.

                    LOCATION                         SUBSIDIARY         PRINCIPAL AMOUNT OF MORTGAGE NOTE
                   OF RELATED                      LEASING RELATED    -------------------------------------
                    FACILITY                          FACILITY        SERIES 1994A-1         SERIES 1994A-2
- ------------------------------------------------   ---------------    --------------         --------------
 1. Aurora, CO..................................     Builders             $                      $
 2. Upper Merion Township, PA...................     Builders
 3. Mission Viejo, CA...........................     Borders
 4. Torrance, CA................................     Borders
 5. Westwood, CA................................     Borders
 6. Dauphin County, PA..........................     Borders
 7. Mesa, AZ....................................    OfficeMax
 8. Orlando, FL.................................    OfficeMax
 9. Miami, FL...................................       TSA
10. North Miami Beach, FL.......................       TSA
11. Gaithersburg, MD............................       TSA
12. Virginia Beach, VA..........................       TSA
                                                                         -------                -------
     Total......................................                          $                      $
                                                                      ===========            ===========

                         THE FACILITIES AND THE LEASES

     Each Borrower will own one of the commercial properties listed below and will lease such property to a Subsidiary for use as a retail outlet except as otherwise specified. The Lease Payments under a Lease will be scheduled to be in amounts sufficient to pay Scheduled Payments under the related Mortgage Notes and will be paid by the Subsidiary directly to the Collateral Trustee. The primary term of the Leases will commence on the Closing Date and expire on or after September 30, 2019, except that the primary term of the Lease of the Facility located in Dauphin County, Pennsylvania will commence on the Closing Date and expire prior to September 30, 2019, in each case unless earlier terminated as provided in the Lease. See "THE LEASES, THE LEASE GUARANTIES AND RELATED DOCUMENTS" in the Prospectus.

     The Facilities consist of two Builders Square store locations operated by Builders Square Group, three Borders Books and Music store locations operated by the Borders-Walden Group, one Borders Books and Music regional distribution warehouse location operated by the Borders-Walden Group, two OfficeMax store locations operated by the OfficeMax Group, and four The Sports Authority store locations operated by the Sports Authority Group.

     Certain information regarding each of the Facilities is set forth below:

                                               APPROXIMATE                    DATE        PURPOSE
                                                FACILITY                      LEASE          OF       CAPITALIZED
                                                  SIZE        LOT SIZE      PAYMENTS      MORTGAGE    DEBT SERVICE
              LOCATION           SUBSIDIARY     (SQ. FT.)     (ACRES)       COMMENCE      LOAN(1)      RESERVE(2)
      ------------------------   -----------   -----------    --------    -------------   --------    ------------
  1.  Aurora, CO..............    Builders       107,500        11.4      Closing Date       P               N/A
  2.  Upper Merion Township,
      PA......................    Builders       109,800        19.6         4/15/95        C,P         $
  3.  Mission Viejo, CA.......     Borders        30,000         2.5      Closing Date      C,P         $ 50,000
  4.  Torrance, CA............     Borders        35,800         3.3      Closing Date      C,P              N/A
  5.  Westwood, CA............     Borders        43,800         0.7      Closing Date      C,P              N/A
  6.  Dauphin County, PA......     Borders       108,000        11.8      Closing Date       P               N/A
  7.  Mesa, AZ................    OfficeMax       23,500         2.2         9/8/94         C,P         $
  8.  Orlando, FL.............    OfficeMax       23,500         2.9      Closing Date      A,P              N/A
  9.  Miami, FL...............       TSA          42,500         3.9      Closing Date       P               N/A
 10.  North Miami Beach, FL...       TSA          42,500         3.1      Closing Date       P               N/A
 11.  Gaithersburg, MD........       TSA          43,200         4.4      Closing Date       P               N/A
 12.  Virginia Beach, VA......       TSA          41,300         3.2      Closing Date       P               N/A

- -------------------------
(1) The related Mortgage Loan will be used to acquire the Facility ("A"), construct the Facility ("C") and/or provide permanent financing for the Facility ("P").

(2) If Lease Payments do not commence on the date of the related Mortgage Notes, the amount indicated will be deducted from the proceeds of the related Mortgage Loan and will be deposited in the related Capitalized Debt Service Reserve Account. Such amount will be equal to Scheduled Payments due or accrued on the related Mortgage Notes prior to the commencement of Lease Payments. In the case of the Facility located in Mission Viejo, California, the Capitalized Debt Service Reserve consists of a real property tax impound as discussed below under "Separate Tax Parcels." See "THE TRUSTS, THE PASS-THROUGH TRUSTS AND THE COLLATERAL TRUSTS -- Accounts -- Capitalized Debt Service Account" in the Prospectus.

FACILITIES AS TO WHICH CONSTRUCTION IS COMPLETE

     The Note Put Agreements related to Facilities with respect to which the Mortgage Loan is being used solely to provide permanent financing include only two Triggering Events. Construction of these Facilities is complete and, consequently, the third Triggering Event, failure to complete construction by the Completion Date, is inapplicable.

MISSION VIEJO, CALIFORNIA DEED RESTRICTIONS AND COVENANTS

     Title to the land in Mission Viejo, California is subject to certain deed restrictions and covenants, including the following: (i) on or before June 29, 1995, the improvements on the land must be completed, the Facility fully stocked and fixtured and opened for business as a Borders Books retail store, and (ii) for a period of six months from the date of the initial opening Borders must continuously operate the Facility as a Borders Books retail store. Borders is not obligated pursuant to the related Lease to open, occupy or operate the store. The deed provides that a breach of the covenants shall not defeat or render the lien of the related Mortgage invalid, however, the covenants will bind any new owner, whether by foreclosure or otherwise, and, therefore, may adversely affect marketability of the property.

SEPARATE TAX PARCELS

     The Mission Viejo, California and Mesa, Arizona properties are each presently taxed along with other property not owned by the respective Borrower and not subject to the lien of the related Mortgage. In each case, failure of the other property owner to pay its share of taxes for the larger tax parcel will result in a lien on the related Borrower's property which is superior to the lien of the related Mortgage. Each Borrower has applied to the appropriate taxing authority for designation of the related Facility as a separate tax parcel. The Capitalized Debt Service Reserve for the Mission Viejo, California property consists of an impound sufficient to pay real property taxes on the larger tax parcel through the May 1, 1995 tax installment. The Mesa, Arizona property is subject to a reciprocal tax agreement pursuant to which each party thereto agrees to pay its respective share of the entire tax bill.

FACILITIES UNDER CONSTRUCTION

     With respect to the three Facilities under construction that are being leased to Borders, there will be no Construction Fund Disbursement Agreements. In each case the related Borrower caused a portion of the proceeds of its short-term loan discussed in "USE OF PROCEEDS" of this Prospectus Supplement to be disbursed to Borders to satisfy such Borrower's obligation under the related Lease to provide a leasehold improvement allowance to Borders. Borders will use such funds to complete construction of the related Facility. Construction Fund Disbursement Agreements were entered into in connection with the related short-term loans discussed in "USE OF PROCEEDS" of this Prospectus Supplement with respect to the other two Facilities under construction. The remaining balances of the existing Construction Fund Disbursement Agreements will be pledged to the Depositor as security for the related Mortgage Loan. The latest date for completion of construction under the Loan Agreement related to each Facility is
July   , 1996. The Escrow Agents under such Construction Fund Disbursement
Agreements are as follows:

                  LOCATION                       SUBSIDIARY                ESCROW AGENT
- --------------------------------------------   ---------------    -------------------------------
1. Upper Merion Township, PA................   Builders Square    Congress Abstract Corporation
2. Mesa, AZ.................................   OfficeMax          Chicago Title Insurance Company

                              PLAN OF DISTRIBUTION

     Sutro & Co. Incorporated (the "Underwriter") has agreed, on the terms and conditions of the Underwriting Agreement, dated the date hereof, between the Underwriter, the Depositor and Kmart (the "Underwriting Agreement") to purchase the entire principal amount of the Certificates offered hereby if any Certificates are purchased. In the event of default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     The Depositor will provide in each Loan Agreement with a Borrower that such Borrower will bear its proportionate share of the costs of issuance of the
Certificates, including (i) the underwriter's discount (i.e.,      % of the
proceeds of sale of the Certificates, or an aggregate of $          ), (ii) a
shelf expense recovery fee (i.e., one-fourth of 1% of the proceeds of sale of
the Certificates or an aggregate of $          ) to reimburse the Underwriter
for a portion of expenses incurred by it in connection with preparing and filing the Registration Statement, the exhibits thereto and the Prospectus and (iii) certain expenses of the offering being made by this Prospectus Supplement (not
to exceed $          in the aggregate); and each Borrower as a condition to
receiving a Mortgage Loan shall authorize the Depositor to apply a portion of the related Mortgage Loan amount to payment of the Borrower's proportionate share of such costs of issuance by agreeing that the Underwriter may withhold from the proceeds of sale of the Certificates, such Borrower's proportionate share of the costs of issuance of the Certificates.

     Kmart and the Depositor have been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the offering price set forth on the cover page of this Prospectus Supplement, and to certain
dealers at such price less concessions not in excess of      % of the principal
amount evidenced thereby. The Underwriter may allow and such dealers may reallow
discounts not in excess of      % of the principal amount evidenced thereby, on
sales to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed.

     The distribution of the Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that Kmart will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

     The legality of the Certificates and certain other legal matters will be passed upon for the Depositor by Squire, Sanders & Dempsey. Certain legal matters will be passed upon for Kmart by its general counsel and Dickinson, Wright, Moon, Van Dusen & Freeman, Detroit, Michigan, and for the Underwriter by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. The material federal income tax consequences of the Certificates will be passed upon by Squire, Sanders & Dempsey.

                                    RATINGS

     It is a condition to the issuance of the Certificates that the Certificates be rated BBB- or better by S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities. See "SPECIAL CONSIDERATIONS" in the Prospectus.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  SUBJECT TO COMPLETION, DATED AUGUST 17, 1994


PROSPECTUS

                                  $250,000,000
                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                           -------------------------


    The Mortgage Pass-Through Certificates (the "Certificates") offered hereby and by the related Prospectus Supplements will be offered from time to time in one or more Series in amounts, at prices and on terms to be determined at the time of the offering. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the glossary set forth on pages 53 through 59 of this Prospectus (the "Glossary").


    Each Certificate of each Series offered hereby will evidence a fractional undivided beneficial ownership interest in the assets of a single separate Trust to be created pursuant to the related Trust Agreement between National Tenant Finance Corporation, a Delaware corporation (the "Depositor"), and the Trustee identified in the related Prospectus Supplement. If more than one Series of Certificates is offered by a related Prospectus Supplement, each such Series will be issued pursuant to a single separate Trust.


    The Trust Property of each Trust will include, but not be limited to, one or more Mortgage Notes (each, a "Mortgage Note," and collectively, the "Mortgage Notes"). Generally, each such Mortgage Note will evidence the non-recourse obligation of a Borrower under a Loan Agreement between such Borrower and the Depositor pursuant to which the Depositor will loan a portion of the proceeds of the offering of the related Series of Certificates to such Borrower (i) to finance the acquisition or the acquisition and construction of, or to provide permanent financing for, a facility described in the Prospectus Supplement (a "Facility") which will be leased for use as a retail store to a tenant ("Tenant") which will be


                               KMART CORPORATION


("Kmart") or a subsidiary (a "Subsidiary") of Kmart identified in the Prospectus Supplement and (ii) to pay a pro rata portion of the costs of issuance of the Certificates.


    The Trust Property will generally also include, with respect to each Facility, the following Collateral for the related Mortgage Note(s): (i) a Mortgage on such Facility securing each such Mortgage Note; (ii) all of the Depositor's rights under the Loan Agreement pursuant to which the related Mortgage Note(s) were issued; (iii) an assignment of the related Lease, Lease Payments and (if the Tenant is a Subsidiary) Lease Guaranty; (iv) a pledge of certain moneys held in certain funds established pursuant to the Trust Agreement, or Collateral Trust Agreement, if applicable; (v) a Note Put Agreement requiring the Tenant and Kmart (if the Tenant is a Subsidiary) to purchase the related Mortgage Note(s) upon the occurrence of a Triggering Event;
(vi) an assignment of the Borrower's right, title and interest in and to any Construction Fund Disbursement Agreement and Construction Fund Disbursement Agreement-Common Area related to such Facility; (vii) a pledge of certain investments of fund balances held in the Trust, or the Collateral Trust if applicable, and income earned thereon; and (viii) any other Loan Documents.

    In some cases a Loan Agreement may provide that a Mortgage Loan will be evidenced by two or more Mortgage Notes having different maturities. In such event, (i) each such Mortgage Note (and, if Mortgage Notes of different maturities are issued pursuant to two or more Loan Agreements, all of such Mortgage Notes having the same maturity) will be held by a separate Pass-Through Trust, and, in the case of Mortgage Notes issued under two or more Loan Agreements, all Mortgage Notes held by each separate Pass-Through Trust will have the same maturity, (ii) each Certificate will evidence a fractional undivided beneficial ownership interest in the assets of the related Pass-Through Trust and will have no rights, benefits or interests in respect of any other Pass-Through Trust or the Pass-Through Trust Property held in any other Pass-Through Trust, and (iii) the Collateral securing such Mortgage Notes will be held by a Collateral Trustee for the benefit, pari passu, of all Pass-Through Trusts holding any of the Mortgage Notes secured by such Collateral.


    Scheduled Payments on the Mortgage Notes will be passed through to the Certificateholders of each Trust on the dates and in the amounts set forth in the related Prospectus Supplement until the final scheduled Remittance Date for such Trust. The maturity date of the Mortgage Notes acquired by each Trust will correspond to the final scheduled Remittance Date applicable to the Certificates evidencing interests in such Trust. Each Trust will acquire Mortgage Notes having an interest rate corresponding to the interest rate on the Certificates evidencing interests in such Trust. The aggregate principal amount of the Certificates evidencing interests in each Trust will be equal to the aggregate principal amount of the Mortgage Notes held in such Trust.


    The Prospectus Supplement relating to a Series of Certificates will set forth, among other things, the following information if applicable to such
Series: (i) the aggregate principal amount, interest rate and authorized denominations of such Certificates, (ii) certain information concerning the Mortgage Notes and the nature of the related Facilities, (iii) the Remittance Dates on which periodic distributions will be made to Certificateholders, and
(iv) additional information with respect to the plan of distribution of such Certificates. The Prospectus Supplement will also set forth whether the Mortgage Note(s) have the same maturity, in which case the Collateral will be held by the related Trust, or whether the Mortgage Notes have different maturities, in which case the Collateral will be held by the related Collateral Trust.

    ALTHOUGH LEASE PAYMENTS IN AMOUNTS NECESSARY TO PERMIT THE TIMELY PAYMENT OF THE REGULARLY SCHEDULED INSTALLMENTS OF PRINCIPAL OF AND INTEREST ON THE MORTGAGE NOTE(S) WILL BE A DIRECT OBLIGATION OF A TENANT, WHICH LEASE PAYMENTS WILL BE GUARANTEED BY KMART IF IT IS NOT THE TENANT, NEITHER THE CERTIFICATES NOR THE MORTGAGE NOTES WILL REPRESENT AN INTEREST IN OR A DIRECT OBLIGATION OF, OR BE GUARANTEED BY, KMART, ANY SUBSIDIARY, ANY TRUSTEE, ANY PASS-THROUGH TRUSTEE, ANY COLLATERAL TRUSTEE, ANY BORROWER OR THE DEPOSITOR.

    THE CERTIFICATES WILL REPRESENT AN INTEREST IN THE RELATED TRUST ONLY, AND WILL NOT BE GUARANTEED BY ANY GOVERNMENTAL AGENCY OR DEPARTMENT, OR BY THE DEPOSITOR, KMART, ANY SUBSIDIARY, THE TRUSTEE, THE COLLATERAL TRUSTEE, THE PASS-THROUGH TRUSTEE, OR BY ANY OF THEIR RESPECTIVE AFFILIATES, OR BY ANY OTHER PERSON OR ENTITY.

    SEE "SPECIAL CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING THE CERTIFICATES OF ANY SERIES.
                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.
                           -------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           -------------------------

    The Certificates are offered when, as and if delivered to and accepted by Sutro & Co. Incorporated and the other underwriters, if any, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                            SUTRO & CO. INCORPORATED

                 THE DATE OF THIS PROSPECTUS IS AUGUST   , 1994

                             AVAILABLE INFORMATION

     Kmart Corporation ("Kmart" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 upon payment of prescribed rates. Kmart's common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. Such reports, proxy statements and other information can also be inspected and copied at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005.

     Kmart has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission upon payment of prescribed rates.

                           -------------------------

                         REPORTS TO CERTIFICATEHOLDERS

     The Trustee will furnish to Certificateholders of each Series periodic statements containing information with respect to principal and interest distributions on the Certificates of that Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "THE TRUSTS, PASS-THROUGH TRUSTS AND COLLATERAL TRUSTS -- The Trust Agreements and Pass-Through Trust Agreements -- Reports to Certificateholders." Unless and until Definitive Certificates are issued, such statements will be sent to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the Certificates. See "THE CERTIFICATES -- Book-Entry Registration."
                           -------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission (File No. 1-327) pursuant to the Exchange Act are incorporated or deemed to be incorporated herein by reference.

          1. The Company's Annual Report on Form 10-K for the fiscal year ended January 26, 1994, its Quarterly Report on Form 10-Q for the quarter ended April 27, 1994, and its Form 8-K filed on June 8, 1994; and

          2. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in any other subsequently filed document which is also, or is deemed to be, incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

     The Company will provide without charge to each person to whom this Prospectus has been delivered, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference into such document(s)) of any or all documents incorporated by reference in this Prospectus. Requests for such copies should be addressed to Kmart Corporation, Corporate Reporting Department, 3100 West Big Beaver Road, Troy, Michigan 48084, telephone number (810) 643-1093.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to detailed information appearing elsewhere in, or incorporated by reference in, this Prospectus and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement and in the Trust Agreement, the Pass-Through Trust Agreement, the Collateral Trust Agreement, if applicable, the Mortgage Note(s) and the Loan Documents with respect to such Series. The forms of the Trust Agreement, the Pass-Through Trust Agreement, the Collateral Trust Agreement and certain of the Loan Documents, each in substantially the form in which it will be used, have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Glossary.

CERTIFICATES OFFERED. . . . . .  Mortgage Pass-Through Certificates (the
                                 "Certificates"), issuable in Series, all as more fully described in the related Prospectus Supplement. The Certificates of each Series will represent fractional undivided beneficial ownership interests in a single separate Trust established for the benefit of the Certificateholders of such Series. If more than one Series is offered by a related Prospectus Supplement, such Series will be issued pursuant to separate Trusts and each Certificate will represent a fractional undivided beneficial ownership interest in one of such separate Trusts. Each Certificate will evidence a fractional undivided beneficial ownership interest in the assets of one Trust and will have no rights, benefits or interests in respect of any other Trust or the Trust Property held in any other Trust. The Certificates will mature on the date specified, and will be subject to prepayment distributions, as described herein, as a consequence of the prepayment, sale or other liquidation of the Mortgage Note(s) held by the related Trust. See "THE CERTIFICATES."

BOOK-ENTRY REGISTRATION . . . .  The Certificates will be issued in fully-registered form only and in denominations of $1,000 or integral multiples thereof unless otherwise specified in the related Prospectus Supplement. Each Series will be represented by one or more global Certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. No person acquiring an interest in the Certificates of such Series will be entitled to receive a Definitive Certificate representing such person's interest in the related Trust, except in the event that Definitive Certificates are issued under the limited circumstances described herein. See "THE CERTIFICATES -- Book-Entry Registration."

DISTRIBUTIONS . . . . . . . . .  Distributions from funds held in the
                                 Certificate Account established pursuant to each Trust Agreement will be made by the Trustee to the Certificateholders to pay Debt Service on the Remittance Dates specified in the related Prospectus Supplement. Interest will be paid on each Certificate at the rate of interest specified in the related Prospectus Supplement and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "THE CERTIFICATES -- Distribution of Scheduled Payments."

THE COMPANY . . . . . . . . . .  Kmart is one of the world's largest mass-merchandise retailers. The Subsidiaries consist of five companies which are subsidiaries of

                                 Kmart: Borders, Inc., which operates large format book superstores; Walden Book Company Inc., which operates mall-based bookstores; Builders Square, Inc., which operates home improvement superstores; OfficeMax Inc., which operates office supply superstores; and The Sports Authority, Inc., which operates large format sporting goods megastores. See "KMART."

DEPOSITOR                        The Depositor is a limited purpose finance
                                 corporation formed solely for the purpose of
                                 facilitating the financing and sale of mortgage
                                 loans. See "THE DEPOSITOR."
THE TRUSTS, PASS-THROUGH
TRUSTS AND COLLATERAL TRUSTS     Each Series of Certificates will be issued
                                 pursuant to a Trust Agreement between the Depositor and the Trustee identified in the related Prospectus Supplement. Each Trust will hold one or more Mortgage Notes, evidencing one or more Mortgage Loans.

                                 Each Mortgage Loan will be made to a separate Borrower, pursuant to a separate Loan Agreement, and with respect to a separate Facility. If the Loan Agreement(s) provide for Mortgage Loan(s) evidenced by Mortgage Note(s) of one maturity, then, pursuant to a single Trust Agreement, the Depositor will convey to the Trustee, without recourse, all of its right, title and interest in and to such Mortgage Loan(s) and the related Mortgage Note(s) and Loan Documents. If the Loan Agreement(s) provide for Mortgage Notes having different maturities, then (i) all of such Mortgage Notes having the same maturity will be conveyed to a separate Trust ("Pass-Through Trust") which will be established pursuant to a form of Trust Agreement sometimes referred to herein as a "Pass-Through Trust Agreement" and
                                 (ii) the Collateral for all of the Mortgage
                                 Notes issued pursuant to such Loan Agreement(s) will be conveyed by the Depositor to a single Collateral Trust pursuant to a Collateral Trust Agreement for the benefit, pari passu, of all Pass-Through Trusts holding any of the Mortgage Notes secured by such Collateral. If the Mortgage Notes are issued pursuant to more than one Loan Agreement, the Mortgage Notes relating to separate Loan Agreements will not be cross-collateralized or subject to cross-default provisions. See "THE TRUSTS, PASS-THROUGH TRUSTS AND COLLATERAL TRUSTS."


                                 The maturity date of the Mortgage Notes
                                 acquired by each Trust will correspond to the final scheduled Remittance Date applicable to the Certificates evidencing interests in such Trust. Each Trust will acquire Mortgage Notes having an interest rate corresponding to the interest rate on the Certificates evidencing interests in such Trust. The aggregate principal amount of the Certificates evidencing interests in each Trust will be equal to the aggregate principal amount of the Mortgage Notes held in such Trust.


                                 The Trust Property held by either the Trust or the Collateral Trust will generally also include, with respect to each Facility, the following Collateral for the related Mortgage Note(s): (i) a Mortgage on such Facility; (ii) all of the Depositor's rights under the Loan Agreement pursuant to which the related Mortgage Note(s) were issued; (iii) an assignment of the related Lease,

                                 Lease Payments and, if the related Tenant is a Subsidiary, Lease Guaranty; (iv) a pledge of certain moneys held in certain funds established pursuant to the Trust Agreement, or Collateral Trust Agreement if applicable, (v) a Note Put Agreement requiring the Tenant and Kmart (if the Tenant is a Subsidiary) to purchase the related Mortgage Note(s) upon the occurrence of a Triggering Event; (vi) an assignment of the Borrower's right, title and interest in and to any Construction Fund Disbursement Agreement and any Construction Fund Disbursement Agreement-Common Area related to such Facility; (vii) a pledge of certain investments of fund balances held in the Trust or the Collateral Trust, if applicable, and income earned thereon; and (viii) any other Loan Documents. See "STRUCTURE OF THE FINANCINGS" and "THE TRUSTS, PASS-THROUGH TRUSTS AND COLLATERAL TRUSTS."


MORTGAGE NOTES                   Each Mortgage Note will evidence the
                                 non-recourse obligation of a Borrower under a Loan Agreement between such Borrower and the Depositor pursuant to which the Depositor will loan a portion of the proceeds of the offering of the related Series of Certificates to such Borrower to (i) finance the acquisition or the acquisition and construction of, or to provide permanent financing for, a Facility which will be leased to a Tenant and (ii) pay a pro rata portion of the costs of issuance of the Certificates. Scheduled Payments on the
                                 Mortgage Notes will be passed through to the Certificateholders of each Trust on the dates set forth in the related Prospectus Supplement until the final scheduled Remittance Date for such Trust. The Mortgage Notes will be subject to prepayment prior to maturity as described herein. Although the Mortgage Note(s) will not be a direct obligation of, or guaranteed by, Kmart or a Subsidiary, Lease Payments payable by the Tenant of the related Facility (the payment of which will be guaranteed by Kmart if a Subsidiary is the Tenant), together with any payments to be made from funds on deposit in any related Capitalized Debt Service Account, will be scheduled to be sufficient to pay the Scheduled Payments on the Mortgage Notes which, in turn, will be scheduled to be sufficient to pay Debt Service on the Certificates. See "THE
                                 MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED
                                 DOCUMENTS."

NOTE PUT AGREEMENT               Kmart, a Subsidiary (if it is the Tenant) and
                                 the Depositor will enter into a Note Put
                                 Agreement with respect to each Mortgage Loan.
                                 Each Note Put Agreement will provide that, in the event (a)(i) a Tenant fails to pay when due any Lease Payment within 10 days (or 30 days if the Tenant is Kmart) after notice to the Tenant of such default and (ii) if the Tenant is a Subsidiary, Kmart fails to pay any such Lease
                                 Payment within 30 days after notice to Kmart of such Subsidiary's failure to do so (which notice may be given concurrently with the corresponding notice to such Subsidiary), (b) completion of construction of the Facility to be leased to the Tenant does not occur prior to the Completion Date, or (c) if the Tenant is a Subsidiary, a Lease Guaranty Termination occurs
                                 (each, a Triggering Event), the Trustee, or the Collateral Trustee if applicable, will have the right to require the Tenant, and in the event of the Tenant's failure to do so when the Tenant is a Subsidiary, to require Kmart to purchase the related Mortgage Note(s) in whole (but not in part) at the Purchase Price (which Purchase
                                 Price will include the Make-Whole Premium or, under certain circumstances, the Termination
                                 Premium). In the event the Trustee, or the Collateral Trustee if applicable, exercises such right, the Purchase Price will be deposited with the Trustee, or initially with the Collateral Trustee if applicable, and on the next Business Day with the Pass-Through
                                 Trustee, and such amount, less any costs and expenses incurred by the Trustee, the Pass-
                                 Through Trustee or the Collateral Trustee in connection with the exercise of their rights under the Note Put Agreement, will be distributed to the related Certificateholders.
                                 If the Trust holds no other Mortgage Notes, such distribution will be the final distribution with respect to that Series of Certificates. If the Trust holds other Mortgage
                                 Notes, subsequent Debt Service on the
                                 Certificates will be adjusted as provided in the Trust Agreement. All of the Depositor's right, title and interest in and to the Note
                                 Put Agreement will be assigned to the Trustee, or to the Collateral Trustee if applicable. See
                                 "THE NOTE PUT AGREEMENTS."

LEASE Each Facility will be leased to a Tenant by the related Borrower. The term of each Lease, excluding renewal or extension terms, will expire on or after maturity of the related Mortgage Loan unless earlier terminated due to certain bankruptcy, casualty loss or condemnation events. Lease Payments will be scheduled to be in amounts sufficient to pay the Scheduled Payments on the related Mortgage Notes, and such Scheduled Payments will be scheduled to be in amounts sufficient to pay Debt Service on the related Certificates. The Lease Payments will be made by the related Tenant directly to the Trustee or, if Mortgage Notes of different maturities are issued by the related Borrower, to the Collateral Trustee. The obligation of the Tenant to make Lease Payments will commence on the date the related Mortgage Loan is made, if no construction of the Facility is required, or, if construction of the Facility is required, on the date specified in the Lease regardless of whether construction has been completed. All of the Borrower's right, title and interest in and to the Lease will be assigned to the Trustee, or the Collateral Trustee if applicable. See "THE LEASES, LEASE GUARANTIES AND RELATED DOCUMENTS" and "THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS -- The Assignments of Leases and Rents."

LEASE GUARANTY                   Kmart will enter into a Lease Guaranty with
                                 respect to each Facility leased by a Borrower to a Subsidiary. Pursuant to such Lease
                                 Guaranty, Kmart will guarantee to the Borrower the full and punctual payment, performance and observance by the related Subsidiary of all of the terms, conditions, covenants and obligations to be performed and observed by the Subsidiary under the related Lease. Except for Kmart's or the Subsidiary's right to terminate the Lease Guaranty in certain specific circumstances stated in the Lease Guaranty, the liability of Kmart under the Lease Guaranty will be irrevocable so long as the Lease is not terminated as permitted in the Lease. All of the Borrower's right, title and interest in and to the Lease Guaranty will be assigned to the Trustee, or the Collateral
                                 Trustee if applicable. See "THE LEASES, THE
                                 LEASE GUARANTIES AND RELATED DOCUMENTS -- The
                                 Lease Guaranty Agreements" and "THE MORTGAGE
                                 NOTES, THE LOAN AGREEMENTS AND RELATED
                                 DOCUMENTS -- The Assignments of Leases and
                                 Rents."

FEDERAL INCOME TAX
CONSEQUENCES                     A Trust should be classified as a grantor trust
                                 and not as an association taxable as a
                                 corporation for federal income tax purposes.
                                 Each Beneficial Owner will be treated as the
                                 owner of a fractional undivided interest in the
                                 Trust Property and, as such, will be required
                                 to report a pro rata share of the income of
                                 such Trust on its federal income tax return in
                                 accordance with such Beneficial Owner's method
                                 of accounting. See "CERTAIN FEDERAL INCOME TAX
                                 CONSEQUENCES."
ERISA CONSIDERATIONS             A fiduciary of any employee benefit plan
                                 subject to the Employee Retirement Income
                                 Security Act of 1974, as amended ("ERISA"), or
                                 the Internal Revenue Code of 1986, as amended
                                 (the "Code"), should review carefully with its
                                 legal counsel whether the purchase or holding
                                 of the Certificates could give rise to a
                                 transaction prohibited or otherwise not
                                 permissible under ERISA or the Code. See "ERISA
                                 CONSIDERATIONS."
LEGAL INVESTMENT                 Institutions whose investment authority is
                                 subject to review by federal or state
                                 regulatory authorities should consult with their counsel or the applicable authorities to determine whether and to what extent the Certificates constitute legal investments for them. The Certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "LEGAL INVESTMENT
                                 CONSIDERATIONS."

USE OF PROCEEDS                  The proceeds from the sale of each Series of
                                 Certificates will be used by the Depositor to make Mortgage Loans to Borrowers to (i) finance the acquisition or acquisition and construction of, or to provide permanent financing for, Facilities and (ii) pay a pro rata portion of the costs of issuance of the Certificates. In the case of Mortgage Loans made to finance the construction of Facilities, a portion of the Mortgage Loan proceeds will be deposited in a Capitalized Debt Service Account maintained in a Trust or Collateral Trust, if applicable. See
                                 "USE OF PROCEEDS."

RATING Unless otherwise specified in the related Prospectus Supplement, each Series of Certificates offered by means of this Prospectus and the related Prospectus Supplement will have an Investment Grade Rating from the rating agency or rating agencies identified in such Prospectus Supplement. See "SPECIAL CONSIDERATIONS -- Limited Nature of Credit Ratings."

                             SPECIAL CONSIDERATIONS

     Investors should consider, among other things, the following factors in connection with the purchase of Certificates.

NON-RECOURSE OBLIGATIONS OF SPECIAL PURPOSE BORROWER; RELIANCE ON LEASE PAYMENTS

     Each Borrower will be a special purpose entity without assets other than the related Facility and its interest as landlord under the related Lease, and the related Mortgage Note(s) will be non-recourse obligation(s) of such Borrower. Accordingly, the only source of payments under, or with respect to, any Mortgage Note will be the related Lease Payments (which will be guaranteed by Kmart if the Tenant is a Subsidiary), the proceeds of any foreclosure of the related Facility, the right, under certain circumstances, to sell such Mortgage Note to the related Tenant or to Kmart (if the Tenant is a Subsidiary) pursuant to the related Note Put Agreement, and, under certain other circumstances, Insurance Proceeds or Condemnation Proceeds payable in respect of such Facility. Although the Lease Payments under each Lease, together with amounts in the related Capitalized Debt Service Account, if any, will be scheduled to be in amounts sufficient to pay the Scheduled Payments under the related Mortgage Note(s), there can be no assurance, in the event of a default under such Lease and the related Lease Guaranty and Note Put Agreement, or a termination of such Lease in connection with a casualty, condemnation or Borrower bankruptcy, that the value of the related Facility, and, if applicable, the amount of Insurance Proceeds or Condemnation Proceeds, will be sufficient to permit the payment in full of all amounts due under the Mortgage Note(s), or that Insurance Proceeds or Condemnation Proceeds will be received in time to make Scheduled Payments on the dates when due.

OPTION OF TENANT TO TERMINATE LEASE UNDER CERTAIN CIRCUMSTANCES

     Each Lease will provide that in the event that all of the related Facility is permanently expropriated, the Lease will automatically terminate. If (i) the points of ingress and egress to the public roadways are materially impaired by a permanent expropriation by a public or quasi-public authority (with no reasonable replacement points of ingress and egress provided) so as to render such Facility unsuitable for its intended use, (ii) less than the whole, but more than 10% or such other higher percentage specified in the Prospectus Supplement, of the square footage of the building or land constituting the Facility is permanently expropriated by public or quasi-public authority, or
(iii) damage or destruction to the Facility takes place within two years prior to the expiration date of the initial term of the Lease and the cost of restoration exceeds 50% of the fair market value of the Facility immediately prior to the time such damage or destruction took place, the Tenant will have the right to terminate the Lease. If the Lease automatically terminates or the Tenant exercises its right to terminate the Lease, the Tenant will have no further obligation to make Lease Payments, the related Lease Guaranty (if the Tenant is a Subsidiary) will be terminated, and the related Mortgage Note(s) will automatically become due and payable, together with accrued but unpaid interest and the Make-Whole Premium. Such termination of the Lease and Lease Guaranty (if the Tenant is a Subsidiary) and the acceleration of the maturity of the related Mortgage Note(s) will not give the Trustee or Collateral Trustee, if applicable, the right to sell such Mortgage Note(s) under the related Note Put Agreement. Accordingly, the only source from which to pay the amounts due under such Mortgage Note(s) will be any Condemnation Proceeds or Insurance Proceeds and the proceeds of foreclosure or other sale. There can be no assurance that such proceeds will be sufficient to pay all amounts then due under the Mortgage Note(s), although, in the case of a termination resulting from damage or destruction during the last two years of the term of the Lease, the resulting Insurance Proceeds may, in light of the fact that each Mortgage Note fully amortizes during its term, be sufficient to pay all amounts due under such Mortgage Note, except in the case of extraordinary devaluation of the Facility during the term of such Mortgage Note.

OPTION OF SUBSIDIARY OR KMART TO TERMINATE LEASE GUARANTY UNDER CERTAIN CIRCUMSTANCES

     Each Lease Guaranty will provide that at the option of the related Subsidiary or Kmart, the obligations of Kmart under the Lease Guaranty may be terminated upon the occurrence of any of the following events: (a) the related Subsidiary achieves Investment Grade Status without regard to Kmart's credit rating, (b) the related Lease is assigned to a third party and such third party, or an affiliate of such third party which has guaranteed such third party's obligations under the related Lease, has achieved or subsequently achieves Investment Grade Status, or (c) more than 50% of the issued and outstanding capital stock of the related Subsidiary is acquired by a third party and such third party, or affiliate thereof, which has guaranteed the Subsidiary's obligations under the related Lease, has achieved or subsequently achieves Investment Grade Status. Termination of the Lease Guaranty as a result of either (a), (b) or (c) above constitutes a Triggering Event pursuant to the related Note Put Agreement and unless the holders of Certificates evidencing not less than a 66 2/3% Percentage Interest in the related Mortgage Note(s) direct the Trustee not to exercise its rights under the Note Put Agreement, the related Subsidiary, or upon the failure of the Subsidiary to do so, Kmart must purchase the related Mortgage Note(s). In the event the Trustee is directed by the required percentage of holders of Certificates not to exercise its rights under the Note Put Agreement, and the long-term unsecured debt rating of the (i) Tenant or (ii) Assignee (in the event of a Qualified Assignment) and the New Guarantor is lower than the long-term unsecured debt rating of Kmart, the Investment Grade Rating of the Certificates will be downgraded to the greater of the Investment Grade Rating of such Tenant or Assignee or of the New Guarantor. A Termination Premium or, if less, a Make-Whole Premium is payable in connection with any such purchase. The Note Put Agreement will terminate in the event of a termination of the related Lease Guaranty if the related Mortgage Note(s) are not required to be purchased in accordance with such Note Put Agreement as a consequence of such Lease Guaranty Termination. Kmart has announced plans to sell majority interests in Borders/Walden, OfficeMax and The Sports Authority through initial public offerings of stock. Investors in the Certificates may wish to consider whether the sale of such interests by Kmart will increase the likelihood that the obligations of Kmart under the related Lease Guarantees will be terminated. See "THE LEASES, THE LEASE GUARANTIES AND RELATED DOCUMENTS -- The Lease Guaranty Agreements" and "THE NOTE PUT AGREEMENTS."


BANKRUPTCY

     In the event that a bankruptcy petition should be filed by or against a Borrower under the Bankruptcy Code, the rights of Certificateholders may be adversely affected as a result of the Borrower's exercise of certain rights and remedies available to a debtor-in-possession under the Bankruptcy Code. If a Borrower is in bankruptcy and rejects the related Lease, the related Consent and Agreement will require the related Tenant to elect under Section 365(h) of the Bankruptcy Code to remain in possession of the Facility, and to continue making Lease Payments, for the remaining term of the Lease. However, if notwithstanding such election, the Tenant is deprived of possession of the Facility as a result of the Lease having been rejected by such Borrower in the bankruptcy proceeding, such Tenant and Kmart (if the Tenant is a Subsidiary) will have no further obligation to make Lease Payments or any further obligations under such Lease, the related Lease Guaranty or the related Note Put Agreement.

     In the event that a Tenant should become the subject of a bankruptcy proceeding, such Tenant as a debtor-in-possession, or its bankruptcy trustee, may reject the related Lease, thereby leaving the Borrower with an unsecured claim for damages limited to an amount equal to the rent reserved under such Lease, without acceleration, for the greater of one year or 15 percent (not to exceed three years) of the remaining term of such Lease (plus rent already due but unpaid). Alternatively, such Lease may be recharacterized by the bankruptcy court as a secured loan to such Tenant, thereby subjecting the Borrower (and, indirectly, the Trustee or Collateral Trustee) to certain risks associated with being a secured creditor of such Tenant. In the event of bankruptcy proceedings instituted by or against a Subsidiary which is a Tenant, Kmart would continue to be obligated under the related Lease Guaranty for the payment of the Subsidiary's obligations under the Lease, and Kmart would remain obligated under the Note Put Agreement to purchase the related Mortgage Note(s) upon the occurrence of a Triggering Event. See "CONSEQUENCES OF BANKRUPTCY OF A TENANT OR A BORROWER."

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of their investment or will continue for the life of the Certificates. In addition, the market value of Certificates of each Series will fluctuate with changes in prevailing interest rates. Consequently, sale of the Certificates in any secondary market which may develop may be at a discount from par value or from their purchase price. Certificateholders have no optional redemption rights.

LIMITED NATURE OF CREDIT RATINGS

     Any rating assigned to the Certificates by a rating agency will reflect only such rating agency's assessment of the likelihood that timely distributions will be made with respect to such Certificates. Such rating will not constitute an assessment of the risk that the Leases will be terminated, or of the likelihood that principal prepayments on the Mortgage Notes comprising part of the Trust Property will be made by Borrowers, or address the effect of any Make-Whole Premium or Termination Premium on the anticipated yield for any Series. As a result, such rating will not address the possibility that a prepayment of a Mortgage Loan may cause such investor to experience a lower than anticipated yield.

     Kmart will be either the Tenant under, or (unless the guaranty is terminated as described above) the guarantor of, all of the Leases, and, as such, may become the ultimate source of payment on the Mortgage Loans and, therefore, the ultimate source of payments on the Certificates. Because of this dependence upon Kmart for the ultimate payment of the Certificates, the ratings on the Certificates are directly related to the credit of Kmart. It should, therefore, be expected that a reduction or withdrawal of the debt ratings of Kmart will adversely affect the ratings on the Certificates. The long-term unsecured debt obligations of Kmart are currently rated "BBB+" by S&P, "A3" by Moody's and "A-" by Duff & Phelps Credit Rating Co.

                                     KMART

BACKGROUND

     Kmart Corporation ("Kmart" or "Company") is one of the world's largest mass merchandise retailers. The dominant portion of Kmart's business consists of the Kmart Group which as of January 26, 1994 operated a chain of 2,323 Kmart discount stores with locations in each of the 50 United States and Puerto Rico. The Kmart Group's international operations consisted primarily of 127 Kmart stores in Canada and 13 department stores located in the Czech Republic and Slovakia as of January 26, 1994. The Central European stores were acquired in mid-1992 and represent Kmart's entry into that market. Kmart is developing advanced distribution methods and merchandising skills to modernize, refurbish and streamline operations in the two Central European countries. As part of its international expansion strategy, the Kmart Group has formed joint ventures in Mexico and Singapore and expects to open stores in those countries in 1994. Kmart also holds significant equity interest in Coles Myer Ltd., Australia's largest retailer, and substantially all of the Meldisco subsidiaries of Melville Corporation, which operate the footwear departments in domestic Kmart stores. The Kmart Group also includes the operations of PayLess Drug Stores Northwest, Inc., which was sold in the first quarter of 1994, and PACE Membership Warehouse, Inc., substantially all of the assets of which were sold in January 1994, each of which has been presented as a discontinued operation in the Company's consolidated financial statements.

     Kmart's Specialty Retail Groups consist of the Borders-Walden Group, the Builders Square Group, the OfficeMax Group and The Sports Authority Group. The Borders-Walden Group is a leading book retailer in the United States, and is comprised of the Company's Borders, Inc. ("Borders") and Walden Book Company, Inc. ("Walden") subsidiaries. As of January 23, 1994, Borders operated 44 large format superstores in 22 states and the District of Columbia, each of which is designed to be the premier book retailer in its market, and Walden, which is the largest operator of mall-based bookstores in the United States, operated 1,159 book stores in 50 states and the District of Columbia. Although Borders and Walden will continue to operate independently, Borders and Walden recently have been combined under common executive leadership in order to realize synergies in certain areas, including in the development of inventory control systems and in merchandise distribution. The Builders Square Group, comprised of the Company's Builders Square, Inc. subsidiary operated 177 home improvement stores in 26 states and Puerto Rico at January 23, 1994, of which 130 were Builders Square I Stores and 47 were Builders Square II Stores. The business strategy of Builders Square is to phase out its self-service warehouse-style home improvement stores and operate large format superstores that emphasize customer service and provide an extensive selection of quality products and services to repair, remodel, redecorate and maintain both home and garden. The OfficeMax Group is one of the largest operators of high-volume, deep discount office products superstores in the United States, and is comprised of the Company's OfficeMax, Inc. subsidiary. It operated 328 superstores in 38 states as of January 22, 1994. The Sports Authority Group is the largest operator of large format sporting goods stores in the United States in terms of both sales and number of stores and is also the largest full-line sporting goods retailer in the United States in terms of sales. It is comprised of the Company's The Sports Authority, Inc. subsidiary which operated 80 sporting goods megastores at January 23, 1994.

     Kmart was incorporated under the laws of the State of Michigan on March 9, 1916. The principal executive offices of Kmart are located at 3100 West Big Beaver Road, Troy, Michigan 48084, and its telephone number is (810) 643-1000.


RECENT DEVELOPMENTS



     On January 5, 1994, the Board of Directors approved a restructuring plan involving the Kmart Group (including Kmart Canada), the Builders Square Group and the Borders-Walden Group. As a result, in the fourth quarter of 1993, Kmart recorded a charge (Store Restructuring and Other Charges) to earnings of $1,348 million before taxes. Net of taxes, the charge was $862 million. The provision included anticipated costs associated with Kmart stores which will be closed and relocated, enlarged or refurbished in the United States and Canada, the closing and relocation of certain Builders Square stores and the closing of underperforming Walden stores. These costs, which represent approximately 85% of the total, include lease obligations for store closings as well as fixed asset writedowns, primarily furniture and fixtures, and inventory dispositions for all affected stores. The remainder of the charge is for costs related to certain changes to Walden's accounting policies in connection with its combination with Borders, re-engineering programs (principally severance) and non-routine legal contingency accrual.



     The Store Restructuring and Other Charges related to the U.S. General Merchandise Operations were principally for specifically-identified relocations which will result in replacing smaller, less productive stores with larger stores in better locations. These new stores are expected to generate improved sales and gross margin which will be partially offset by increased store occupancy and depreciation expense. The Kmart Group also expects that there will be continued sales and profitability improvement at the stores modernized to date. In 1993, modernized stores (including new stores, relocations, expansions and refurbishments) outperformed non-modernized stores by 17% in sales, 12% in customer count, 16% in units sold and 6% in transaction amounts, and the Super Kmart Center stores open the full year averaged in excess of $55 million in sales. These larger-format stores are a key part of the Kmart Group's strategy to compete effectively in the marketplace. The Kmart Group will integrate these larger-format stores and the Super Kmart Center program into the remaining U.S. Kmart store modernization program. The Kmart Group anticipates that the store modernization program will be substantially complete by the end of fiscal 1996.



     In January 1994, PACE Membership Warehouse, Inc. ("PACE") sold the assets and lease obligations of 93 of its warehouses and virtually all of the inventory and membership files in the 34 warehouses not included in the transaction to Sam's Club, a division of Wal-Mart, Stores, Inc. for $774 million. The book value of the assets sold to Wal-Mart was $624 million. Operations of the 34 remaining PACE sites not included in the transaction were discontinued and PACE is in the process of evaluating and marketing these leased sites as well as leased premises for unopened warehouses and corporate facilities. Included in the loss on the disposition of PACE was unamortized goodwill of $395 million, expected remaining lease obligations in the warehouses not sold, other PACE liabilities and a provision for additional costs anticipated during the wind-down of PACE operations. The Company has accounted for PACE as a discontinued operation in its financial statements.


     In addition, Kmart sold its PayLess Drug Stores Northwest, Inc. ("PayLess") subsidiary to Thrifty PayLess Holdings, Inc. ("TPH") and its subsidiary Thrifty PayLess, Inc. for approximately $595 million in cash, $100 million in senior notes of TPH and approximately 46% of the common equity of TPH. The book value of PayLess' net assets sold was $1,186 million at January 26, 1994. The structure of the sale was designed to maximize value received for PayLess. It is Kmart's intention to divest substantially all of its interest in TPH within one year. Management expects the disposition to be achieved either through a private offering or other alternative means. Accordingly, Kmart has reported PayLess as a discontinued operation in its financial statements and has recorded its investment in TPH at anticipated net realizable value.

     Kmart has called for early redemption $300 million of its 8 3/8% debentures due January 15, 2017, using the proceeds of the sale of PayLess to redeem the issue. The resulting redemption premium and associated cost of $18 million, net of applicable income taxes, was recorded in 1993 as part of the loss on disposal of the discontinued operations. The $300 million principal amount has been included in the current portion of long-term debt. Kmart believes the effect of recognizing the charge in 1993 rather than in the first quarter of 1994 would not have a material effect on the results of operations for its 1993 or 1994 fiscal years.


     On July 21, 1994, Kmart announced that it accepted an offer from Coles Myer which provides for the purchase of Kmart's 21.5 percent equity interest in the Australian retailer. The transaction is conditional upon the approval of Coles Myer shareholders and is subject to Coles Myer obtaining any necessary approval by the Australian regulatory authorities. Under the terms of the agreement, Kmart will receive the equivalent of A$4.55 per share for its Coles Myer shares, which represented a premium over the then-current market price for the shares. The closing price per share on July 20, 1994 was A$4.31. The total proceeds will amount to approximately A$1,259 million (equivalent to U.S. $924 million.)



     Following its meeting on August 16, 1994, the Company's Board of Directors announced plans for public offerings of shares in three of the Company's specialty retail businesses. A sale of a majority interest in Borders/Walden, OfficeMax and The Sports Authority will be made through Initial Public Offerings (IPO's). An IPO of shares in OfficeMax is expected to be filed within a few weeks of the date of the meeting. Others will follow in an orderly manner dependent upon market conditions. The Board of Directors and management continue to review alternatives with respect to Builders Square and initiatives related to the Company's core business. See "SPECIAL CONSIDERATIONS -- Option of Subsidiary or Kmart to Terminate Lease Guaranty under Certain Circumstances."



FINANCIAL INFORMATION



     Net income (loss) from continuing retail operations in 1993 was $(328) million, as compared to $882 million and $789 million in 1992 and 1991, respectively. Excluding the net of tax $862 million store restructuring and other charges, 1993 net income from continuing retail operations was $534 million. The decrease in net income from continuing retail operations in 1993, exclusive of the store restructuring and other charges, resulted primarily from the inventory reduction program and gross margin pressure in U.S. Kmart stores.


     Net income (loss) from discontinued operations in 1993 was $(81) million, as compared to $59 million and $70 million in 1992 and 1991, respectively. Discontinued operations include the results of PayLess and PACE, which have been reclassified to reflect their respective dispositions announced in the fourth quarter of 1993. The $81 million after-tax loss from the operation of discontinued businesses in 1993 was the result of a significant net operating loss at PACE which more than offset net income from PayLess. Additionally, in 1993, an after-tax loss of $521 million was realized from the disposal of discontinued businesses.

     Sales in 1993 were $34.16 billion, an increase of 10.1% from the $31.03 billion in the preceding year, as restated to exclude the PACE and PayLess businesses.


     Net income from continuing retail operations for the 13 weeks ended April 27, 1994 declined to $18 million from $58 million for the 13 weeks ended April 28, 1993 as restated to exclude the discontinued PACE and PayLess businesses and before an extraordinary item and accounting changes. First-quarter sales reached $7.81 billion, an increase of 6.2% from $7.35 billion for the same period of 1993.

                               KMART CORPORATION
                         SELECTED FINANCIAL INFORMATION
                             (DOLLARS IN MILLIONS)


                                                                                            13 WEEKS ENDED
                                                                                        ----------------------
                                                                                        APRIL 27,    APRIL 28,
                                 1989(1)     1990       1991       1992      1993(2)      1994         1993
                                 -------    -------    -------    -------    -------    ---------    ---------
                                                                                             (UNAUDITED)
Summary of Operations
  Sales........................  $27,670    $28,133    $29,042    $31,031    $34,156     $  7,810     $  7,352
  Cost of merchandise sold.....   20,310     20,614     21,243     22,800     25,646        5,840        5,466
  Selling, general and
     administrative expenses...    6,277      6,435      6,603      6,875      7,636        1,886        1,744
  Interest expense -- net......      353        384        384        414        477          124          122
  Income (loss) from continuing
     retail operations before
     income taxes..............      444      1,070      1,189      1,327       (550)          28           83
  Net income (loss) from
     continuing retail
     operations before an
     extraordinary item and the
     effect of accounting
     changes...................      282        712        789        882       (328)          18           58
  Ratio of earnings from
     continuing retail
     operations to fixed
     charges...................      1.8        2.9        3.0        3.0         (3)          (4)          (4)
Balance Sheet (at end of
  period):
  Working capital..............  $ 3,685    $ 3,519    $ 4,682    $ 5,014    $ 4,123     $  4,042     $  4,593
  Merchandise inventories......    6,933      6,891      7,546      8,752      7,252        7,815        9,747
  Total assets.................   13,145     13,899     15,999     18,931     17,504       17,963       20,090
  Long-term debt...............    1,480      1,701      2,287      3,237      2,227        2,224        3,041
  Capital leases...............    1,549      1,598      1,638      1,698      1,720        1,764        1,762
  Shareholders' equity.........    4,972      5,384      6,891      7,536      6,093        6,010        7,464


- -------------------------
(1) Results of operations for 1989 include a pre-tax provision of $640 million ($422 million net of tax) for store restructuring and other charges.

(2) Results of operations for 1993 include a pre-tax provision of $1,348 million ($862 million net of tax) for store restructuring and other charges.

(3) Fixed charges represent total interest charges, a portion of operating rentals representative of the interest factor and amortization of debt discount and expense. The deficiency of income from continuing retail operations versus fixed charges was $581 million for the fiscal year ended January 26, 1994.

(4) Due to the seasonality of Kmart's business, the ratio of earnings from continuing retail operations to fixed charges for the interim period computed as described in (3) above using 52 weeks ended April 28, 1993 was
     2.8. The deficiency of income from continuing retail operations versus fixed charges was $663 million for the 52 weeks ended April 27, 1994.


SECOND QUARTER 1994 FINANCIAL RESULTS



     Net income from continuing retail operations for the 13 weeks ended July 27, 1994 declined to $94 million from $125 million for the 13 weeks ended July 28, 1993 as restated to exclude the discontinued PACE and divested PayLess businesses. Second-quarter sales reached $8.83 billion, an increase of 4.6% from $8.44 billion for the same period in 1993.



     Net income for the 26 weeks of 1994 declined to $112 million from $183 million for the same period of 1993 as restated to exclude the discontinued and divested businesses and before an extraordinary item and accounting changes. Sales rose 5.4% to $16.64 billion from $15.79 billion for the same 26-week period of 1993.

                               KMART CORPORATION


                           SALES AND OPERATING INCOME


                 26 WEEKS ENDED JULY 27, 1994 AND JULY 28, 1993


                                   (MILLIONS)



                                                                                26 WEEKS ENDED
                                                                             --------------------
                                                                             JULY 27,    JULY 28,
                                                                               1994        1993
                                                                             --------    --------
Sales.....................................................................     16,638      15,791
Cost of merchandise sold..................................................     12,477      11,775
Selling, general and administrative expenses..............................      3,916       3,669
Interest expense -- net...................................................        240         247
Income from continuing retail operations before income taxes..............        171         263
Net income from continuing retail operations..............................        112         183


                                 THE DEPOSITOR

     National Tenant Finance Corporation will be a Delaware corporation to be formed prior to the initial issuance of Certificates. The Depositor will be a limited purpose financing corporation formed solely for the purpose of facilitating the origination and sale of Mortgage Loans. The Depositor's certificate of incorporation will limit its business to the foregoing and will place certain other restrictions on its activities.

     The Depositor's principal executive office will be located in Phoenix, Arizona.

                                USE OF PROCEEDS


     The proceeds from the sale of each Series of Certificates will be used by the Depositor to make Mortgage Loans to Borrowers (i) for permanent financing of, or for the acquisition or acquisition and construction of, Facilities and
(ii) for the payment of a pro rata share of the costs of issuance of the Certificates.

                        DIAGRAM OF TRANSACTION STRUCTURE
                  INVOLVING A MORTGAGE NOTE WITH ONE MATURITY





CERTIFICATE HOLDERS
    /\       /\
    |        |
    |        |
(13)|    (1) |
    |        |
    |        |
    |        |
    \/       \/
      TRUST
    /\       | \
    |        |    \
    |        |       \
(9) |        | (2)      \
    |        |             \
    |        \/     (7)       \
    DEPOSITOR <-------------          <---------
   /\  |     /\  \            TENNANT -----    |
   |(4)|     | (4)   \           |(10)    |    |
   |   |     |          \        |        |    |
   |   |   ESCROW           \    \/       |    |
(3)|   |    AGENT           /  KMART      |    |
   |   |     |  (11)     /                |    |
   |   |     |        /                   |    |
   |   \/    \/    /         (5)          |    |
    BORROWER <----------------------------|    |
            -----------------------------------|
                             (10)

FOOTNOTES TO DIAGRAM WITH SINGLE MATURITY:

 (1) On the Closing Date, the Certificates will be issued to the Certificateholders by the Trust in exchange for the proceeds thereof.

 (2) On the Closing Date, the Trust will provide funds to the Depositor to make a Mortgage Loan to a Borrower.

 (3) On the Closing Date, the Depositor will enter into a Loan Agreement with a Borrower pursuant to which such Borrower will deliver to the Depositor a Mortgage Note equal to the amount of the Mortgage Loan, a Mortgage on the Facility to be leased to the Tenant, and an assignment of the Lease and Lease Guaranty, if applicable.


 (4) Unless otherwise specified in the related Prospectus Supplement, on the Closing Date, if construction of the Facility is complete, the net proceeds of the Mortgage Loan after payment of a pro rata share of the costs of issuance of the Certificates will be disbursed to the Borrower. If the Facility will be constructed with such proceeds, then such proceeds (net of land costs and the amount placed in the Capitalized Debt Service Account) will be disbursed to the Escrow Agent pursuant to a Construction Fund Disbursement Agreement among the Borrower, the Depositor, the Tenant, Kmart (if the Tenant is a Subsidiary), the Escrow Agent, and, if applicable, the Construction Monitor.


 (5) On the Closing Date, the Borrower will enter into a Lease with the Tenant pursuant to which the Tenant will lease the Facility for use as a retail store.

 (6) On the Closing Date, if the Tenant is a Subsidiary, the Borrower will enter into a Lease Guaranty with Kmart pursuant to which Kmart will guaranty the payment and performance of the Subsidiary's obligations under the Lease.

 (7) On the Closing Date, the Depositor, the Tenant and Kmart (if the Tenant is a Subsidiary) will enter into a Note Put Agreement pursuant to which the Depositor, upon the occurrence of a Triggering Event, will be entitled to require the Tenant and, if the Tenant is a Subsidiary and fails to perform, to require Kmart to purchase the related Mortgage Note(s) at the Purchase Price.

 (8) On the Closing Date, if the Tenant is a Subsidiary, the Depositor and Kmart will enter into an Indemnity Agreement pursuant to which Kmart will indemnify the Depositor in the event any Lease Payments under the Lease or Lease Guaranty are asserted to be voidable in any bankruptcy proceeding filed by or against the Subsidiary.

 (9) On the Closing Date, the Depositor will assign to the Trust for the benefit of the Certificateholders the Depositor's interest in the Mortgage Note and the related Loan Documents including the Loan Agreement, the Mortgage, the Lease, the Lease Guaranty, if applicable, the Note Put Agreement, the Construction Fund Disbursement Agreement, if applicable, and the Indemnity Agreement, if applicable.

(10) On the Closing Date, if the Facility will be constructed with the proceeds of a Mortgage Loan, the Borrower will grant the Tenant a second mortgage on the Facility to secure the Borrower's obligation to construct the Facility and also will grant the Tenant an option to purchase the Facility in the event Borrower does not complete such construction on or before the Completion Date. If the Tenant is a Subsidiary, it will assign its rights under the second mortgage and the option to purchase to Kmart to secure the performance by the Subsidiary of its reimbursement obligations to Kmart with respect to payments made by Kmart under the Lease Guaranty and the Note Put Agreement.


(11) Unless otherwise stated in the related Prospectus Supplement, as construction of the Facility continues, the Borrower will receive drawdowns from the Escrow Agent pursuant to the Construction Fund Disbursement Agreement. Each drawdown will require the approval of the Tenant.


(12) The Tenant will make Lease Payments directly to the Trust.


(13) On each Due Date, the Trustee will use such Lease Payments to pay Scheduled Payments on the Mortgage Note and, on each Remittance Date, will use such Scheduled Payments on the Mortgage Note to pay Debt Service on the Certificates. As long as no Event of Default exists under any of the related Loan Documents (other than a non-monetary default by the Tenant under the Lease), on the second scheduled Remittance Date after the Closing Date and on each anniversary thereafter of such Remittance Date, Lease Payments received by the Trustee in excess of amounts needed to pay Scheduled Payments on the Mortgage Note and certain other expenses will be remitted to the Borrower.


NOTE: If the proceeds of the sale of Certificates are used to finance more than one Facility, then each Facility will be owned and, if applicable, constructed by a different Borrower, each Loan Agreement, the Mortgage Note issued thereunder, and related Loan Documents will relate to only one Facility, the Facilities may be leased by the same Tenant or by different Tenants, and the foregoing structure will apply to each Mortgage Loan except that only a portion of the proceeds of the sale of Certificates will be used to finance such Mortgage Loan.

     See "STRUCTURE OF THE FINANCINGS" herein for a more detailed description of the transaction set forth in the foregoing diagram.

                  INVOLVING MORTGAGE NOTES WITH TWO MATURITIES



                          |--------------------------------------------------|
                          |                               (14)               |
                          |                |------------------------------   |
              (15)        \/               \/        (15)                |   |
CERTIFICATE<-------- PASS THROUGH      PASS THROUGH -----> CERTIFICATE   |   |
  HOLDERS   (1)         TRUST             TRUST       (1)    HOLDERS     |   |
  Series B ----------> Series B          Series A <--------- Series A    |   |
                              /\|      /\ |                              |   |
                              | |      |  |                              |   |
                           (9)| |  (9) |  |                              |   |
                              | |      |  |           COLLATERAL---------|   |
                              | |(2)   |  | (2)    /    TRUST ----------------
                              | |      |  | (10)/        /\
                              | |      |  |  /           |  (13)
                              | \/     | \/  (7)         |     <-------------
                               DEPOSITOR <------------ TENNANT -----------  |
                               /\|    |    \             | (11)          |  |
                               | |(4) \/ (4)   \         |               |  |
                               | |    ESCROW    (7)      \/              |  |
                           (3) | |    AGENT     (8) \   KMART            |  |
                               | |    |             /                    |  |
                               | |    |        /                         |  |
                               | \/   \/  /  (6)      (5)                |  |
                               BORROWER <--------------------------------   |
                                       -------------------------------------|
                                                      (11)

FOOTNOTES TO DIAGRAM WITH TWO MATURITIES:

 (1) On the Closing Date, the Certificates Series A will be issued to the Certificateholders Series A by the Pass-Through Trust Series A in exchange for the proceeds thereof, and the Certificates Series B will be issued to the Certificateholders Series B by the Pass-Through Trust Series B in exchange for the proceeds thereof. The Certificates Series A and the Certificates Series B will have different maturities.

 (2) On the Closing Date, the Pass-Through Trust Series A and the Pass-Through Trust Series B will provide funds to the Depositor to make a Mortgage Loan to a Borrower.

 (3) On the Closing Date, the Depositor will enter into a Loan Agreement with the Borrower pursuant to which the Borrower will deliver to the Depositor the Mortgage Note Series A and the Mortgage Note Series B, the aggregate principal amount of which will equal the principal amount of the Mortgage Loan, a Mortgage on the Facility to be leased to the Tenant, and an assignment of the Lease and Lease Guaranty, if applicable.


 (4) Unless otherwise specified in the related Prospectus Supplement, on the Closing Date, if construction of the Facility is complete, the net proceeds of the Mortgage Loan after payment of a pro rata share of the costs of issuance of the Certificates will be disbursed to the Borrower. If the Facility will be constructed with such proceeds, then such proceeds (net of land costs and the amount placed in the Capitalized Debt Service Account) will be disbursed to the Escrow Agent pursuant to a Construction Fund Disbursement Agreement among the Borrower, the Depositor, the Tenant, Kmart (if the Tenant is a Subsidiary), the Escrow Agent, and, if applicable, the Construction Monitor.


 (5) On the Closing Date, the Borrower will enter into a Lease with the Tenant pursuant to which the Tenant will lease the Facility for use as a retail store.

 (6) On the Closing Date, if the Tenant is a Subsidiary, the Borrower will enter into a Lease Guaranty with Kmart pursuant to which Kmart will guaranty the payment and performance of the Subsidiary's obligations under the Lease.

 (7) On the Closing Date, the Depositor, the Tenant and Kmart (if the Tenant is a Subsidiary) will enter into a Note Put Agreement pursuant to which the Depositor, upon the occurrence of a Triggering Event, will be entitled to require the Tenant and, if the Tenant is a Subsidiary and fails to perform, to require Kmart to purchase the Mortgage Note Series A and the Mortgage Note Series B at the Purchase Price for each Mortgage Note.

 (8) On the Closing Date, if the Tenant is a Subsidiary, the Depositor and Kmart will enter into an Indemnity Agreement pursuant to which Kmart will indemnify the Depositor in the event any Lease Payments under the Lease or Lease Guaranty are asserted to be voidable in any bankruptcy proceeding filed by or against the Subsidiary.

 (9) On the Closing Date, the Depositor will assign to the Pass-Through Trust Series A for the benefit of Certificateholders Series A the Mortgage Note Series A and will assign to the Pass-Through Trust Series B for the benefit of Certificateholders Series B the Mortgage Note Series B. The Mortgage Note Series A and the Mortgage Note Series B will have different maturities that correspond, respectively, to the maturities of the Certificates Series A and of the Certificates Series B.

(10) On the Closing Date, the Depositor will assign to the Collateral Trustee for the benefit of the Pass-Through Trust Series A and the Pass-Through Trust Series B the Depositor's interest in the Loan Documents including the Loan Agreement, the Mortgage, the Lease, the Lease Guaranty, if applicable, the Note Put Agreement, the Construction Fund Disbursement Agreement, if applicable, and the Indemnity Agreement, if applicable.

(11) On the Closing Date, if the Facility will be constructed with the proceeds of a Mortgage Loan, the Borrower will grant the Tenant a second mortgage on the Facility to secure the Borrower's obligation to construct the Facility and also will grant the Tenant an option to purchase the Facility in the event Borrower does not complete such construction on or before the Completion Date. If the Tenant is a Subsidiary, it will assign its rights under the second mortgage and the option to purchase to Kmart to secure the performance by the Subsidiary of its reimbursement obligations to Kmart with respect to payments made by Kmart pursuant to the Lease Guaranty and the Note Put Agreement.


(12) Unless otherwise stated in the related Prospectus Supplement, as construction of the Facility continues, the Borrower will receive drawdowns from the Escrow Agent pursuant to the Construction Fund Disbursement Agreement. Each drawdown will require the approval of the Tenant.


(13) The Tenant will make Lease Payments directly to the Collateral Trust.


(14) On each Due Date, the Collateral Trustee will use such Lease Payments to pay to the Pass-Through Trust Series A Scheduled Payments due on the Mortgage Note Series A and to the Pass-Through Trust Series B Scheduled Payments due on the Mortgage Note Series B. As long as no Event of Default exists under any of the related Loan Documents (other than a non-monetary default by the Tenant under the Lease), on the second scheduled Remittance Date after the Closing Date and on each anniversary thereafter of such Remittance Date, Lease Payments received by the Collateral Trustee in excess of amounts needed to pay Scheduled Payments on the Mortgage Note Series A and on the Mortgage Note Series B and certain other expenses will be remitted to the Borrower.


(15) On each Remittance Date, the Pass-Through Trustee Series A will use such Scheduled Payments on the Mortgage Note Series A to pay Debt Service on the Certificates Series A, and the Pass-Through Trustee Series B will use such Scheduled Payments on the Mortgage Note Series B to pay Debt Service on the Certificates Series B.

NOTE: If the proceeds of the sale of Certificates are used to finance more than one Facility, then each Facility will be owned and, if applicable, constructed by a different Borrower, each Loan Agreement, the Mortgage Notes issued thereunder and related Loan Documents will relate to only one Facility, the Facilities may be leased by the same Tenant or by different Tenants and the foregoing structure will apply to each Mortgage Loan except that only a portion of the proceeds of the sale of Certificates will be used to finance such Mortgage Loan. If a Mortgage Loan is evidenced by Mortgage Notes of more than two maturities, there will be a different Pass-Through Trust and a different series of Certificates for each maturity. In all other respects, the foregoing structure will apply.
     See "STRUCTURE OF THE FINANCINGS" herein for a more detailed description of the transaction set forth in the foregoing diagram.

                          STRUCTURE OF THE FINANCINGS


     Concurrently with the issuance of each Series of Certificates, the Depositor will make a Mortgage Loan to a Borrower or multiple Mortgage Loans, each to a different Borrower, with the proceeds from the sale of the Certificates to be used as permanent financing for, or for the financing of the acquisition or the acquisition and construction of, one or more Facilities and to pay a pro rata share of the costs of issuance of the Certificates. Each Facility will be owned or owned and constructed by a different Borrower (provided that in certain cases the Borrower may have a ground leasehold interest in, and not fee simple title to, the Demised Premises) and will be a retail or warehouse facility to be leased to a Tenant pursuant to a Lease between such Borrower and such Tenant. Lease Payments will be guaranteed by Kmart pursuant to a Lease Guaranty (if the Tenant is a Subsidiary). Lease Payments will be made by the Tenant directly to the Trustee or to the Collateral Trustee, if applicable, and will be scheduled to be sufficient to pay Scheduled Payments on the related Mortgage Note(s) for the period from and after the commencement of such Lease Payments. If the Facility is constructed when the Mortgage Loan is made, Lease Payments will commence immediately. If the Facility is to be constructed with the proceeds of the Mortgage Loan, Lease Payments will commence on a date specified in the Lease even if construction of the Facility is not complete. With respect to each Mortgage Loan when Lease Payments do not commence immediately, a portion of such Mortgage Loan will be deposited in a related Capitalized Debt Service Account, and such amount will be sufficient to pay Scheduled Payments that become due or accrue prior to the commencement of Lease Payments. In connection with each Mortgage Loan, the related Borrower will execute and deliver, or cause to be executed and delivered, to the Depositor (i) a Mortgage Note or Mortgage Notes and Mortgage (ii) an assignment of the Lease, Lease Payments and, if the Tenant is a Subsidiary, the Lease Guaranty and (iii) other Loan Documents.


     With respect to each Mortgage Loan, the related Tenant and Kmart (if the Tenant is a Subsidiary) will enter into a Note Put Agreement with the Depositor giving the Depositor the right to require such Tenant and Kmart, if applicable, to purchase the related Mortgage Note(s) at the Purchase Price upon the occurrence of (i) a default in the payment of Lease Payments by such Tenant after 10 days notice (or 30 days notice if the Tenant is Kmart) of such default and, if the Tenant is a Subsidiary, by Kmart after 30 days notice of such default (which notice may be given concurrently with the corresponding notice to such Subsidiary), (ii) a failure to complete construction of the related Facility by the Completion Date or (iii) if the Tenant is a Subsidiary, the occurrence of a Lease Guaranty Termination of the related Lease Guaranty (each, a Triggering Event).

     In consideration for the proceeds of the sale of the Certificates, and if the related Loan Agreements provide for Mortgage Notes of a single maturity, the Depositor will convey to the Trustee, without recourse, such Mortgage Notes and all of the Depositor's right, title and interest in and to the related Loan Documents, including the related Lease, Lease Guaranty, if applicable, Indemnity Agreement, if applicable, Loan Agreement, Mortgage and Note Put Agreement. When the Loan Agreements provide for Mortgage Notes of different maturities, the Depositor will convey the Mortgage Notes to different Pass-Through Trustees such that each Pass-Through Trustee will hold only Mortgage Notes having the same maturity. All of the Depositor's right, title and interest in and to the related Loan Documents, including the related Lease, Lease Guaranty, if applicable, Indemnity Agreement, if applicable, Loan Agreement, Mortgage and Note Put Agreement, will be conveyed by the Depositor to the Collateral Trustee which will hold such property in trust for the benefit, pari passu, of the Pass-Through Trustees as holders of the related Mortgage Notes. In no case will Mortgage Notes issued under different Loan Agreements be cross-collateralized or subject to cross-default provisions.


     If the proceeds of a Mortgage Loan will be used to construct a Facility, unless otherwise stated in the related Prospectus Supplement, the Depositor, the related Borrower, the related Tenant, Kmart (if the Tenant is a Subsidiary), an Escrow Agent and, in some cases, a Construction Monitor engaged at the request of such Tenant will enter into a Construction Fund Disbursement Agreement, which will provide that the Borrower will deposit the net proceeds of the Mortgage Loan (less amounts used to pay a pro rata share of the costs of issuance of the Certificates, amounts used to acquire land or ground leasehold interest, amounts used to fund the related Capitalized Debt Service Account and amounts deposited in the related Escrow Account-Common Area, if any) into the Escrow Account created pursuant to such Construction Fund

Disbursement Agreement. Amounts deposited in each Escrow Account will be disbursed to a Borrower in connection with the acquisition and construction of a Facility upon approval by the related Tenant and the Construction Monitor, if one is appointed, of draw requests submitted by such Borrower. In certain instances, Borrowers may own or acquire, or may lease, contiguous but separate parcels of land for the purpose of constructing a shopping center to be occupied by more than one Tenant. If the Common Area of such a shopping center is to be built using a portion of the proceeds of the Mortgage Loans related to such Facilities, then, in addition to the Construction Fund Disbursement Agreement, there will be a Construction Fund Disbursement Agreement -- Common Area among the same parties together with each additional Borrower and each additional Tenant that is leasing a Facility that will be utilizing such Common Area. The portion of the related Mortgage Loans that will be used to construct such Common Area will be deposited in an Escrow Account -- Common Area established pursuant to such Construction Fund Disbursement Agreement -- Common Area, and will be disbursed upon approval of such Tenants and the Construction Monitor, if one is appointed, of draw requests submitted by the Borrowers constructing such Common Area. All of each Borrower's right, title and interest in and to any Construction Fund Disbursement Agreement and any Construction Fund Disbursement Agreement -- Common Area will be pledged, subject to the rights of the Tenants and Kmart under such Agreements, to the Trustee, or to the Collateral Trustee, if applicable.


     Each Trust Agreement will provide for the establishment of a Certificate Account and, if there is no Collateral Trust, a Rental Payment Account. Each Collateral Trust Agreement will provide for the establishment of a Rental Payment Account and a Mortgage Note Account. The Lease Payments related to the Mortgage Notes held by the Trustee, or Pass-Through Trustees, if applicable, will be paid directly by the related Tenants to such Trustee, or the Collateral Trustee if applicable, and, unless an Event of Default has occurred under any of the Loan Documents (other than a non-monetary default by the related Tenant under the related Lease), deposited in the related Rental Payment Account. Such Lease Payments will be scheduled to be in amounts sufficient to pay Scheduled Payments on such Mortgage Notes. On the Business Day immediately preceding each Remittance Date, amounts on deposit in the Rental Payment Account(s) equal to Scheduled Payments due under the related Mortgage Note or Mortgage Notes will be deposited in the Certificate Account(s) in the related Trust or Pass-Through Trust, as applicable, and will be applied to pay Debt Service on the Certificates as set forth in the related Prospectus Supplement. The Scheduled Payments on the Mortgage Note(s) will be scheduled to be sufficient to pay the interest applicable to the related Series of the Certificates and over the term of such Mortgage Notes to pay the principal of such Series of Certificates. The maturity date of each Mortgage Note acquired by a Trust or Pass-Through Trust will correspond to the final Remittance Date applicable to the related Series of the Certificates.


                                THE CERTIFICATES

     The Certificates described herein and in the related Prospectus Supplements will be issued from time to time in Series pursuant to one or more Trust Agreements or Pass-Through Trust Agreements. Each Pass-Through Trust Agreement (used when there are Mortgage Notes of different maturities) will contain substantially the same terms as each other such Pass-Through Trust Agreement, except that interest rates, scheduled payments of principal, aggregate principal amount and final distribution dates applicable to each Series of Certificates may differ. When there are Mortgage Notes of different maturities, the Collateral for all such Mortgage Notes will be held in a Collateral Trust for the benefit, pari passu, of all Pass-Through Trusts holding any of the Mortgage Notes secured by such Collateral. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Trust Agreement or Pass-Through Trust Agreement relating to each such Series of Certificates, the forms of which have been filed as exhibits to the Registration Statement of which (in substantially the form in which they will be used) this Prospectus is a part.

GENERAL

     The Certificates will be issued in fully registered form only. Each Certificate will represent a fractional undivided beneficial ownership interest in the assets conveyed to the Trust or Pass-Through Trust pursuant to which such Series of Certificates was issued. Each Certificate will correspond to a pro rata share of the outstanding principal amount of the Mortgage Notes held in the related Trust or Pass-Through Trust and will be issued in minimum denominations of $1,000 initial principal amount and integral multiples of $1,000 in excess thereof unless otherwise specified in the related Prospectus Supplement. The Certificates will be registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Certificates (a "Beneficial Owner") will be entitled to receive a Certificate representing such person's interest in the Certificates, except as set forth below under "Book-Entry Registration -- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants (as defined below) and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, or to DTC Participants for distribution to Beneficial Owners in accordance with DTC procedures. See "Book-Entry Registration."



     Scheduled Payments made on the Mortgage Notes held in a Trust or a Pass-Through Trust will be passed through to Certificateholders of such Trust or Pass-Through Trust on the dates and in the amounts set forth in the related Prospectus Supplement until the final scheduled Remittance Date for such Trust.


     Each Certificate will represent a fractional undivided beneficial ownership interest in the related Trust or Pass-Through Trust and will not have any rights, benefits or interest in respect of any other Trust or Pass-Through Trust or in the property held by any other Trust or Pass-Through Trust. All payments and distributions on each Series of Certificates will be made only from the Trust Property in which such Series of Certificates evidences an interest. Although Lease Payments in amounts necessary to permit the timely payment of Scheduled Payments on the Mortgage Notes, and consequently Debt Service on the Certificates, will be direct obligations of one or more Tenants, which Lease Payments will be guaranteed by Kmart if the related Tenant is a Subsidiary, the Certificates themselves will not represent an interest in or obligation of Kmart, any Subsidiary, any Trustee, any Pass-Through Trustee, any Collateral Trustee, any Borrower or the Depositor. Each purchaser of a Certificate will look solely to the income and proceeds from the Trust Property to the extent available for distribution as provided in the Trust Agreement or Pass-Through Trust Agreement.

     No Trust Agreement, Pass-Through Trust Agreement, Collateral Trust Agreement, Lease, Lease Guaranty, if applicable, Note Put Agreement or other Loan Document will include financial covenants or other provisions that would afford Certificateholders protection in the event of highly leveraged or other transactions involving Kmart. The Certificateholders will have the benefit solely of the Collateral securing the Mortgage Loan held in the related Trust Agreement or Collateral Trust, as applicable. See "THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS."

BOOK-ENTRY REGISTRATION

  General

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant either directly or indirectly ("Indirect Participants").

     Beneficial Owners that are not DTC Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants and Indirect Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Trustee through DTC Participants or Indirect Participants, as the case may be. Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to DTC Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners, as the case may be, in accordance with customary industry practices. The forwarding of such distributions to the Beneficial Owners will be the responsibility of such DTC Participants and Indirect Participants. When book-entry registration is used, the only "Certificateholder" of a Trust will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Trust Agreement or Pass-Through Trust Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and DTC Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of, premium, if any, and interest on, the Certificates to DTC Participants. DTC Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess Certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a Beneficial Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of a physical certificate for such Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to any percentage of Certificateholders of each Trust only at the direction of and on behalf of DTC Participants whose holdings include fractional undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other fractional undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such fractional undivided interests. All notices to Certificateholders under a Trust Agreement or Pass-Through Trust Agreement will be sent to Cede so long as the Series of Certificates issued pursuant to such Trust Agreement or Pass-Through Trust Agreement is represented by a single Certificate registered in the name of Cede.

     None of the Company, the Depositor, the Trustee or the Pass-Through Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the Depositor believe to be reliable, but neither the Company nor the Depositor takes any responsibility for the accuracy thereof.

  Definitive Certificates

     The Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee or Pass-Through Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Depositor is unable to appoint a qualified successor or
(ii) the Depositor, at its option and only with the prior written consent of Kmart, elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee or Pass-Through Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the global certificates representing the

Certificates and receipt of instructions for re-registration, the Trustee or Pass-Through Trustee will reissue the Certificates as Definitive Certificates to Beneficial Owners.

     Definitive Certificates will be freely transferable and exchangeable at the office of the Trustee or Pass-Through Trustee upon compliance with the requirements set forth in the Trust Agreement or Pass-Through Trust Agreement. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge will be required.

  Settlement and Payment

     So long as the Certificates are registered in the name of Cede, as nominee of DTC, all payments of distributions pursuant to the Trust Agreement or Pass-Through Trust Agreement will be paid to DTC in immediately available funds.

     Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Certificates will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Certificates.

DISTRIBUTIONS OF SCHEDULED PAYMENTS

     The Prospectus Supplement for a Series will specify the Due Dates on which payments of interest and principal on each Mortgage Note ("Scheduled Payments") held by a related Trust or Pass-Through Trust are due and the Remittance Dates on which the Trustee or Pass-Through Trustee will distribute to each Certificateholder its pro rata share of the Available Distribution Amount for the payment of Debt Service. Each such distribution will be made by the Trustee to holders of record of the Certificates on the close of business of the fifteenth day preceding the related Remittance Date, except with respect to Scheduled Payments received after the Due Date (the "Record Date"). Lease Payments related to any Mortgage Note will be paid directly to the Trustee, or the Collateral Trustee if applicable. On each Due Date, the Trustee will use such Lease Payments to pay the Scheduled Payments on the related Mortgage Note or the Collateral Trustee will transfer to the Pass-Through Trustee amounts sufficient to pay the Scheduled Payments on the related Mortgage Notes. Such Scheduled Payments will then be used by the Trustee, or Pass-Through Trustee, if applicable, to pay Debt Service to the Certificateholders on the related Remittance Date. See "THE TRUSTS, PASS-THROUGH TRUSTS AND COLLATERAL TRUSTS."

     Each Mortgage Note will provide for interest at an overdue rate as specified in the related Prospectus Supplement on any Scheduled Payments, or portions thereof, that are not paid when due. The related Lease will provide for a late payment rate applicable to any Lease Payments, or portions thereof, that are not paid when due (including any grace period). The late payment rate in the Lease is scheduled to be sufficient to pay the overdue rate on the related Mortgage Note(s). Any portion of Scheduled Payments and overdue interest thereon received by the Trustee or Pass-Through Trustee after the related Due Date will be distributed to the Certificateholders, based upon their Percentage Interests, within 10 Business Days of receipt of the corresponding late Lease Payments by the Trustee or Collateral Trustee. The Record Date with respect to such distributions will be the close of business on the fifteenth day prior to the Remittance Date on which the related Scheduled Payment would have been distributable to Certificateholders had such Scheduled Payment been timely paid in full. See "THE MORTGAGE NOTES AND THE LOAN AGREEMENTS -- Scheduled Payments."

OTHER DISTRIBUTIONS

     Certificateholders may receive other distributions on the Certificates due to the optional prepayment of a Mortgage Note by the related Borrower, the sale of a Mortgage Note as a result of the occurrence of a Triggering Event under the related Note Put Agreement, the termination of a Lease due to certain casualty or condemnation events, a condemnation that does not result in a termination of the related Lease, or the liquidation of a Mortgage Note. The Trustee or Pass-Through Trustee will send notice of any such distribution to the Certificateholders at the address shown on the Certificate Register not less than 10 days prior to the date fixed for such distribution. The reasonable costs of such notices incurred by the Trustee or Pass-Through Trustee will be deducted from the amount of any such distribution.

  Optional Prepayment Distribution

     Unless otherwise specified in the related Prospectus Supplement, any Mortgage Note may be prepaid at any time, in whole or in part (but if in part, then in units of $1,000,000 or an integral multiple of $100,000 in excess thereof), at the option of the related Borrower at a price equal to the Purchase Price. See "THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS -- Prepayments -- Optional Prepayments." Any such prepayment will be deposited with the Trustee, or, if applicable, the Collateral Trustee, which will transfer it to the related Pass-Through Trustees on the next Business Day. Any such prepayment will be distributed to the Certificateholders, based on their Percentage Interests, within 30 days of receipt by the Trustee or Collateral Trustee. Subsequent distributions to Certificateholders of Debt Service will be proportionately reduced as a consequence of the reduction of the aggregate outstanding principal balance of the Mortgage Note(s) and the corresponding reduction of Scheduled Payments.

  Distribution from Proceeds of Purchase of Mortgage Note

     A distribution will be made with respect to the Certificates of any Series in the event that a Tenant or Kmart (if the Tenant is a Subsidiary) purchases a Mortgage Note pursuant to the related Note Put Agreement. Each Note Put Agreement will provide that, in the event (a)(i) a Tenant fails to pay when due any Lease Payment within 10 days (or 30 days if the Tenant is Kmart) after notice to the Tenant of such default and (ii) if the Tenant is a Subsidiary, Kmart fails to pay any such Lease Payment within 30 days after notice to Kmart of such Subsidiary's failure to do so (which notice may be given concurrently with the corresponding notice to such Subsidiary), (b) completion of construction of the Facility to be leased to the Tenant does not occur prior to the Completion Date, or (c) if the Tenant is a Subsidiary, a Lease Guaranty Termination occurs (each, a Triggering Event), the Trustee, or Collateral Trustee, if applicable, will have the right to require the Tenant, and in the event of the Tenant's failure to do so when the Tenant is a Subsidiary, to require Kmart to purchase the related Mortgage Note(s) in whole (but not in part) at the Purchase Price. In the event the Trustee or Collateral Trustee exercises such right, the Purchase Price will be deposited with the Trustee, or, if applicable, the Collateral Trustee which will transfer it to the related Pass-Through Trustees on the next Business Day. Upon receipt of the Purchase Price with respect to such Mortgage Note(s), the Trustee, or the Pass-Through Trustee if applicable, will endorse the related Mortgage Notes(s), and the Trustee, or the Collateral Trustee if applicable, will assign the related Loan Documents to the purchaser of the Mortgage Note(s), whereupon the Trust, or the Pass-Through Trust and the Collateral Trust if applicable, will terminate as to such Mortgage Note(s) and the related Collateral. Any Purchase Price received by the Trustee or Pass-Through Trustee as a result of its exercise of its rights under a Note Put Agreement, less any expense incurred by the Trustee, or the Pass-Through Trustee and Collateral Trustee, will be distributed to the related Certificateholders within 30 days of the receipt of such Purchase Price by the Trustee, or Collateral Trustee if applicable. If the Trust or Pass-Through Trust holds any other Mortgage Note(s), Debt Service distributable to the Certificateholders will be proportionately reduced to reflect the reduction in the aggregate Scheduled Payments payable to the Trust or Pass-Through Trust after the sale of the Mortgage Note(s) pursuant to the Note Put Agreement. See "THE NOTE PUT AGREEMENTS."

  Distribution Due to Casualty or Condemnation

     If a Lease is terminated pursuant to the terms thereof by the related Tenant as a result of casualty loss or condemnation, the Borrower will be required to prepay the related Mortgage Note(s) at the Purchase Price. Any related Condemnation Proceeds or Insurance Proceeds will be used to make such prepayment, but there can be no assurance that such amounts will be sufficient for that purpose. Unless the Borrower prepays the related Mortgage Note(s) at the Purchase Price, the only additional sources of funds to make such prepayment will be any amounts recoverable through foreclosure or other disposition of any remaining part of the Mortgaged Property. Any such Borrower prepayment, Insurance Proceeds or Condemnation Proceeds will be deposited with the Trustee, or the Collateral Trustee if applicable which on the next Business Day will transfer a proportionate amount of such prepayment (based upon the respective Purchase Prices of the related Mortgage Notes) to the related Pass-Through Trustees. Any such prepayments will be distributed by the Trustee, or Pass-Through Trustee if applicable, to the Certificateholders within 30 days of receipt of such amounts by the Trustee, or Collateral Trustee if applicable. If the Trust or Pass-Through Trust holds Mortgage Notes relating to other Facilities, subsequent distributions to the Certificateholders of Debt Service will be proportionately reduced to reflect the deduction from aggregate Scheduled Payments of principal and interest payable under the Mortgage Note(s) required to be prepaid. In the event that Condemnation Proceeds or Insurance Proceeds deposited with the Trustee exceed the Purchase Price for the related Mortgage Note(s), such excess amount will be distributed to the related Borrower.

     If Lease Payments under a Lease are abated due to a condemnation which does not result in a termination of the related Lease, Scheduled Payments on the related Mortgage Note(s) will be reduced in proportion to the reduced Lease Payments, and Debt Service will be correspondingly reduced. Any Condemnation Proceeds resulting from such condemnation will be applied first by the related Tenant toward restoration of the related Facility. In the unlikely event that such Condemnation Proceeds exceed the amount necessary to restore the Facility, such excess will be used to prepay a portion of the related Mortgage Note(s) (including the Make-Whole Premium with respect to such portion). Unless such excess Condemnation Proceeds are sufficient to prepay the portion of the related Mortgage Note(s) that is proportionate to the reduction of Scheduled Payments as a consequence of such Lease Payment abatement, Scheduled Payments following such condemnation will be less than the amounts necessary to amortize the remaining principal balance of the related Mortgage Note and to pay the interest thereon. In that event: (i) subsequent Scheduled Payments will be applied first to pay accrued interest on the related Mortgage Note(s) and then to reduce the principal of such Mortgage Note(s); (ii) if any such Scheduled Payments are insufficient to pay accrued interest on a related Mortgage Note, such unpaid interest will, to the extent permitted under applicable law, be added to principal; and (iii) the unpaid principal balance of the related Mortgage Note(s), together with all accrued and unpaid interest thereon, will, if not already paid, be due and payable at the maturity date of the Mortgage Note with the longest term issued pursuant to the related Loan Agreement. At such maturity date, if such amounts are not paid by the related Borrower, the only source of payment will be the proceeds recovered from a foreclosure on the related Facility, which depends upon the fair market value of the Facility, and there can be no assurance that such proceeds will be sufficient to make such payments. Such modification of the Lease Payments, the related Scheduled Payments and the amortization of the related Mortgage Note(s) will not constitute an Event of Default under such Mortgage Note(s) or any of the related Loan Documents or give rise to any rights under the related Note Put Agreement. See "THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS -- Prepayments -- Mandatory Prepayments and -- Purchase Price" and "THE LEASES, THE LEASE GUARANTIES AND RELATED DOCUMENTS -- The Leases -- Condemnation and Casualty."

  Distribution Due to Liquidation

     If any Mortgage Note is liquidated as a result of foreclosure or other disposition pursuant to the terms of the related Loan Documents, any amounts received with respect to such liquidation, net of expenses incurred in connection with such liquidation, will be distributed to the related Certificateholders within 30 days of receipt by the Trustee, or Collateral Trustee if applicable. There can be no assurance that the amounts realized from a foreclosure or other disposition of a Mortgage Note will be sufficient to pay the principal of, interest on and Make-Whole Premium with respect thereto. If the Trust or Pass-Through Trust holds other Mortgage Notes, subsequent distributions to the Certificateholders of Debt Service will be proportionately reduced to reflect the deduction from aggregate Scheduled Payments of principal and interest payable under the liquidated Mortgage Note. See "THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS -- Prepayments -- Liquidation."

             THE TRUSTS, PASS-THROUGH TRUSTS AND COLLATERAL TRUSTS

     The following summaries describe certain provisions of the Trust Agreements, the Pass-Through Trust Agreements and the Collateral Trust Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of such documents, the forms of which (each in substantially the form in which it will be used) have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Pass-Through Trust Agreement and the Collateral Trust Agreement will be used when there are Mortgage Notes of more than one maturity issued pursuant to one or more Loan Agreements. A Pass-Through Trust Agreement will provide for the Pass-Through Trustee to hold one or more Mortgage Notes, but Collateral securing such Mortgage Note(s), including, with respect to each such Mortgage Note, the related Loan Agreement, Mortgage, Note Put Agreement, Lease, Lease Guaranty, if applicable, and all other Loan Documents, will be held by the related Collateral Trustee. For purposes of the following summaries, unless otherwise indicated, the Trust Agreements and Pass-Through Trust Agreements are each referred to as a "Trust Agreement," the Trust and Pass-Through Trust are each referred to as a "Trust" and the Trustee and Pass-Through Trustee are each referred to as a "Trustee."

GENERAL

     The Depositor will sell, transfer, assign, set over and convey the Mortgage Note(s) to the Trustee without recourse for the benefit of the Certificateholders of each Series. If the related Loan Agreements provide for Mortgage Notes of a single maturity, then the Trust Property of the Trust will also include, but not be limited to, the following Collateral with respect to each Mortgage Loan: (i) a Mortgage on the Facility securing the related Mortgage Note(s), (ii) all of the Depositor's rights under the Loan Agreement pursuant to which the related Mortgage Note(s) were issued, (iii) an assignment of the related Lease, Lease Payments and Lease Guaranty, if applicable, (iv) a pledge of certain moneys held in certain funds established pursuant to the Trust Agreement, (v) a Note Put Agreement, (vi) an assignment of the Borrower's right, title and interest in and to any Construction Fund Disbursement Agreement and any Construction Fund Disbursement Agreement -- Common Area, (vii) a pledge of certain investments of fund balances held under the Trust Agreement and income earned thereon, and (viii) any other Loan Documents.

     In some cases a Loan Agreement may provide that a Mortgage Loan will be evidenced by two or more Mortgage Notes having different maturities. In such case, the Depositor will sell, transfer, assign, set over and convey each such Mortgage Note to a different Pass-Through Trust. In the event Mortgage Notes are issued pursuant to more than one Loan Agreement, all Mortgage Notes having the same maturity will be conveyed to a different Pass-Through Trust such that each Pass-Through Trust will hold only Mortgage Notes having the same maturity. Each Certificate will evidence a fractional undivided beneficial ownership interest in the assets of the related Pass-Through Trust and will have no rights, benefits or interests in respect of any other Pass-Through Trust or the Trust Property held in any other Pass-Through Trust. When Mortgage Notes having different maturities are issued, the Collateral with respect to such Mortgage Notes will be held by the Collateral Trustee in a separate Collateral Trust for the benefit, pari passu, of the separate Pass-Through Trusts holding the Mortgage Notes.

ACCOUNTS

  Rental Payment Account

     Lease Payments (including Lease Payments made after any Due Date), payments pursuant to any Lease Guaranty and payments pursuant to any Indemnity Agreement with respect to each Facility will be deposited in a Rental Payment Account created and maintained pursuant to the Trust Agreement, or, if applicable, pursuant to the Collateral Trust Agreement, for the related Series of Certificates to secure the obligations of the Borrower under the related Loan Documents and Mortgage Note(s). Each Rental Payment Account will be maintained as a fund separate and distinct from other accounts created under the Trust Agreement or Collateral Trust Agreement and will remain the property of the related Borrower subject to the rights of the Trustee, or the Collateral Trustee, as the case may be, under the related Loan Documents, the related Trust Agreement or Collateral Trust Agreement and the pledge of the Rental Payment Account by such Borrower to secure the related Mortgage Loan. On each Due Date, amounts on deposit in such Rental Payment Account equal to Scheduled Payments due under the related Mortgage Note will be deposited in the Certificate Account maintained pursuant to the Trust Agreement, or, if such Rental Payment Account is maintained in a Collateral Trust pursuant to a Collateral Trust Agreement, transferred to the Certificate Accounts maintained pursuant to the related Pass-Through Trust Agreements and will be applied on the related Remittance Date to pay Debt Service on the Certificates. On the second scheduled Remittance Date after the Closing Date and on each anniversary thereafter of such Remittance Date, amounts remaining in such Rental Payment Account after such deposit in or transfer to the Certificate Account will be distributed to the related Borrower. If the Trustee, or the Collateral Trustee if applicable, becomes aware of an Event of Default under any of the related Loan Documents (other than a non-monetary default by the related Tenant under the related Lease), amounts in the Rental Payment Account will be transferred to the Certificate Account in the Trust or, if applicable, to the related Mortgage Note Account in the Collateral Trust and will continue to be held as Collateral by the Trustee or, if applicable, the Collateral Trustee.

     On the next Business Day after receipt, any Lease Payments made after the applicable Due Date will be deposited in the Certificate Account maintained pursuant to the Trust Agreement, or if the Rental Payment Account into which such Lease Payments were initially deposited is maintained in a Collateral Trust pursuant to a Collateral Trust Agreement, transferred to the Certificate Account maintained pursuant to the related Pass-Through Trust Agreements and will be distributed to Certificateholders within ten Business Days of receipt.

  Certificate Account

     All Scheduled Payments required to be made by a Borrower pursuant to the terms of the related Mortgage Note(s) and Loan Documents will be paid from the Lease Payments deposited in the related Rental Payment Account and will be transferred to a Certificate Account maintained pursuant to the Trust Agreement or, in the case of Mortgage Notes with different maturities, will be transferred from the Rental Payment Account or Mortgage Note Account, if applicable, maintained in the Collateral Trust to the Certificate Accounts maintained pursuant to the Pass-Through Trust Agreements. On each Remittance Date, the Trustee or Pass-Through Trustee will distribute to each Certificateholder its pro rata share of the Available Distribution Amount for the payment of Debt Service due on such Remittance Date. See "THE CERTIFICATES -- Distribution of Scheduled Payments." In addition, any prepayments on the related Mortgage Note(s), Insurance Proceeds or Condemnation Proceeds (to the extent required for mandatory prepayment of the related Mortgage Note(s) pursuant to the related Loan Agreement), net proceeds from the liquidation of the related Mortgage and the Purchase Price under the Note Put Agreement will be deposited in the Certificate Account, or, if there is a Collateral Trust, deposited in the Mortgage Note Account and the next Business Day deposited in the Certificate Accounts of the related Pass-Through Trusts, for distribution in accordance with the Trust Agreement or Pass-Through Trust Agreements. See "THE CERTIFICATES -- Other Distributions." If an Event of Default occurs and is continuing with respect to any Mortgage Loan (other than a non-monetary default by the related Tenant under the related Lease), all amounts in the related Rental Payment Account will be transferred to the Certificate Account established by such Trust or to the Mortgage Note Account in the Collateral Trust, if applicable. All related Lease Payments subsequently received by the Trustee will be deposited in such Certificate Account, and all related Lease Payments subsequently received by the Collateral Trustee will be deposited in the Mortgage Note Account. All such amounts deposited into the Certificate Account or the Mortgage Note Account after the occurrence of, and during the continuation of, an Event of Default will continue to be held as Collateral by the Trustee or Collateral Trustee.

  Capitalized Debt Service Account

     In cases where proceeds of the Certificates are to be used to finance construction of a Facility, Lease Payments will not commence until a date specified in the related Prospectus Supplement. In such event, the Depositor will establish, out of the proceeds of the related Mortgage Loan, a Capitalized Debt Service Account in an amount sufficient to pay Scheduled Payments on the related Mortgage Note(s) before Lease

Payments commence. Each Capitalized Debt Service Account will be maintained as a fund separate and distinct from other accounts created under the Trust Agreement, or under the Collateral Trust Agreement, if applicable, and will remain the property of the Borrower on whose behalf it was established, subject to the rights of the Trustee, or the Collateral Trustee, as the case may be, under the Loan Documents, the Trust Agreement or the Collateral Trust Agreement, and the pledge of the Capitalized Debt Service Account by such Borrower to secure the related Mortgage Loan. Amounts in the Capitalized Debt Service Account will be transferred to the related Certificate Account(s) on the Due Dates and in the amounts specified in the related Trust Agreement, or Collateral Trust Agreement if applicable, to pay, in whole or in part, the Scheduled Payments on the Mortgage Note(s). After all amounts required to be transferred from a Capitalized Debt Service Account to the related Certificate Account have been so transferred, any amounts remaining in such Capitalized Debt Service Account will be transferred to the related Tenant. If an Event of Default occurs under any of the related Loan Documents (other than a non-monetary default by the related Tenant under the related Lease), all amounts in the related Capitalized Debt Service Account will be transferred to the Certificate Account or, if applicable, the related Mortgage Note Account and will continue to be held as Collateral by the Trustee or, if applicable, the Collateral Trustee.

  Mortgage Note Account

     With respect to each Mortgage Loan evidenced by Mortgage Notes of different maturities, the Collateral Trustee will establish a separate Mortgage Note Account. Each Mortgage Note Account will be maintained as a fund separate and distinct from other accounts created under the Collateral Trust Agreement. The Collateral Trustee will deposit in the Mortgage Note Account any prepayments on the related Mortgage Notes, including any Condemnation Proceeds or Insurance Proceeds (to the extent required for mandatory prepayments of the related Mortgage Notes pursuant to the related Loan Agreement), any Purchase Price received pursuant to any Note Put Agreement, and any net proceeds from the liquidation of the related Mortgage. All amounts in the Mortgage Note Account used to pay Scheduled Payments on the Mortgage Notes will be transferred to the Certificate Accounts of the related Pass-Through Trusts on the Due Dates. All other amounts in the Mortgage Note Account will be transferred to the related Pass-Through Trusts the next Business Day after receipt thereof. If an Event of Default occurs and is continuing with respect to any Mortgage Loan or any related Loan Document (other than a non-monetary default by the related Tenant under the related Lease), all amounts in the related Rental Payment Account and any Capitalized Debt Service Account will be transferred to such Mortgage Note Account, and all related Lease Payments subsequently received will be deposited in such Mortgage Note Account. All such amounts transferred or deposited into the Mortgage Note Account will continue to be held as Collateral by the Collateral Trustee.

THE TRUST AGREEMENTS AND PASS-THROUGH TRUST AGREEMENTS

  The Trustee

     The Trustee under each Trust Agreement will be named in the related Prospectus Supplement. The Trustee must be a corporation or national banking association organized under the laws of the United States of America or of any State, must be authorized to exercise corporate trust powers, must have a combined capital and surplus of at least $50,000,000 in the case of United States Trust Company of New York and of at least $100,000,000 in the case of any other trustee and must be subject to regulation and examination by state or federal regulatory authorities.

     The Trustee may resign at any time by giving written notice to the Depositor and the Certificateholders. If a Trustee (i) fails to comply with certain requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") after written request for such compliance by any Certificateholder who has been a bona fide Certificateholder for at least six months, or (ii) ceases to be eligible to continue as Trustee under a Trust Agreement and fails to resign after written request therefor by the Depositor or any such bona fide Certificateholder, or (iii) becomes incapable of acting as Trustee or becomes insolvent, then, in any such case, (i) the Depositor may remove the Trustee and appoint a successor trustee, or (ii) subject to certain provisions of the Trust Agreement, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. A Trustee may also be removed at any time by the holders of Certificates evidencing not less than a 66 2/3 Percentage Interest. Any resignation or removal of a Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     Each Trust Agreement will provide that the Trustee's Fees will be paid by the Tenants pursuant to the Consent and Agreements. See "THE LEASES, LEASE GUARANTIES AND RELATED DOCUMENTS -- The Consent and Agreements."

  Modification of the Trust Agreements

     Each Trust Agreement will contain provisions permitting the Depositor and the Trustee to enter into a supplement to the Trust Agreement with the consent of Kmart (except that no consent will be required with respect to (vii) below) but without the consent of the Certificateholders, (i) to evidence the succession of another Person to the Depositor and the assumption by such Person of the Depositor's obligations under such Trust Agreement; (ii) to add to the covenants of the Depositor for the benefit of the Certificateholders; (iii) to cure any ambiguity, to correct or supplement any defective or inconsistent provisions of such Trust Agreement or any supplement, or to make any other provisions with respect to matters or questions arising under such Trust Agreement or any supplement, provided such action will not materially adversely affect the interests of the Certificateholders; (iv) to correct or amplify the description of any property constituting property of the Trust or to acknowledge any change relating to title to a Mortgaged Property that does not materially adversely affect the rights of the Certificateholders; (v) to surrender any rights or powers conferred upon the Depositor or add to the rights of the Certificateholders; (vi) to evidence or provide for the appointment of a successor trustee or to add or change any provision of such Trust Agreement as may be necessary to provide for or facilitate the administration of the Trust created thereby by more than one Trustee; or (vii) to add, eliminate or change any provision under such Trust Agreement to the extent necessary to continue the qualification of the Trust Agreement under the Trust Indenture Act; provided, that in each case such supplement does not cause the Trust to fail to be characterized as a trust for federal income tax purposes or the Collateral Trust, if applicable, to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2.

     Each Trust Agreement will also contain provisions permitting the Depositor and the Trustee, with the consent of the Certificateholders evidencing fractional undivided beneficial ownership interests aggregating not less than a 66 2/3 Percentage Interest of the Trust, to execute supplements adding any provisions to or changing or eliminating any of the provisions of the Trust Agreement or modifying the rights of the Certificateholders, except that no such supplement may, without the consent of each affected Certificateholder and, with respect to (ii) and (unless there is a monetary default under the related Lease)
(iii), Kmart, (i) modify the provision of the Trust Agreement that concerns notifying Certificateholders and Kmart of the occurrence of an Event of Default, modify the provision of the Trust Agreement concerning approval by Certificateholders of supplements to the Trust Agreement, or modify the definition of "Certificateholder" in the Trust Agreement; (ii) modify the definition of "Percentage Interest" in the Trust Agreement or reduce the Percentage Interests, the consent of the Holders of Certificates of which is required for any such supplement to the Trust Agreement, or the consent of the Holders of Certificates of which is required for any waiver provided for in the Trust Agreement; (iii) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Note(s) or distributions to be made on any Certificate; (iv) impair the right of any Certificateholder to commence legal proceedings to enforce a right to receive payment under such Certificate or under the Trust Agreement; or (v) create or permit the creation of any lien on the Trust Property or any part thereof, or deprive any Certificateholder of the benefit of the Trust Agreement, whether by disposition of such Trust Property or otherwise; provided however, in each case such supplement does not cause the Trust to fail to be characterized as a trust for federal income tax purposes or the Collateral Trust, if applicable, to become taxable as an association within the meaning of Treasury Regulations Section 301.7701-2.

  Events of Default

     Events of Default under a Trust Agreement in respect of a Series of Certificates will consist of the occurrence of any event constituting an Event of Default under any of the Loan Documents or Mortgage

Note(s) held by the Trustee, or Collateral Trustee if applicable. The Trustee will be obligated to notify the Certificateholders and Kmart of any Event of Default within the later of 90 days from the occurrence thereof or 30 days after obtaining knowledge thereof, unless such Event of Default has been cured or waived before the giving of such notice. Except in the case of a default in the payment of principal of, or interest on, the Mortgage Note(s), the Trustee may withhold such notice so long as its board of directors, the executive committee or a committee of its directors and/or responsible officers in good faith determines that the withholding of such notice is in the interests of the Certificateholders.

  Rights Upon Event of Default

     So long as an Event of Default has not been remedied, the Trustee, at the written direction of the holders of Certificates evidencing not less than a 66 2/3 Percentage Interest, will exercise any rights and remedies that it may have against a Borrower, a Tenant or Kmart (if the Tenant is a Subsidiary) pursuant to the related Loan Documents, Mortgage Note(s), Lease or Lease Guaranty, if applicable, or at law or in equity, including injunctive relief and specific performance, subject to the rights of the related Tenant and Kmart (if the Tenant is a Subsidiary) under the related Lease, the related Consent and Agreement, the related Construction Fund Disbursement Agreement, if any, and the related Construction Fund Disbursement Agreement -- Common Area, if any; provided that, if as a result of the occurrence of an Event of Default, the Trustee acquires any property other than cash, whether pursuant to foreclosure or otherwise, the Trustee will be required to sell such property as promptly as is reasonably possible. In addition, the Trustee will not be required to take title to a Facility in a foreclosure or similar proceeding if the Trustee has actual knowledge or reasonably believes that all or any part of such Facility is affected by hazardous or toxic wastes or substances. In the case of an Event of Default which also constitutes a Triggering Event, the Trustee's rights will include the right to require the related Tenant or Kmart (if the Tenant is a Subsidiary) to purchase the related Mortgage Note(s) pursuant to the Note Put Agreement. See "THE NOTE PUT AGREEMENTS."

     Where there is both a Collateral Trust and a Pass-Through Trust, the Pass-Through Trustee will hold a Mortgage Note but not the related Loan Documents. Consequently, upon an occurrence of an Event of Default under the Pass-Through Trust Agreement with respect to a Mortgage Note, the Pass-Through Trustee's principal right and remedy will be to vote the principal balance of such Mortgage Note, as directed by the Certificateholders of such Pass-Through Trust, in favor of the exercise by the Collateral Trustee of its rights and remedies under the related Loan Documents, and accordingly to direct the related Collateral Trustee to exercise such rights and remedies. The Collateral Trustee will be required to exercise such rights and remedies if such Collateral Trustee receives written directions in favor of such exercise from the related Pass-Through Trustees voting not less than 66 2/3% of the outstanding principal balance of all Mortgage Note(s) affected by such Event of Default.

     The occurrence of an Event of Default pursuant to the Loan Documents relating to any Mortgage Loan, the related Mortgage Note(s), the related Lease or the related Lease Guaranty, if applicable, will not give rise to an election to terminate the Trust. The occurrence of such an Event of Default will not constitute a cross default with respect to any other Mortgage Loan and will have no effect on any Loan Documents, Mortgage Note, Lease or Lease Guaranty with respect to any such other Mortgage Loan. Consequently, remedies may be exercised only with respect to the related Mortgage Note and Loan Documents. Any amounts realized upon the exercise of such remedies may be less than the Purchase Price for such Mortgage Note. No person or entity, including the related Tenant, Kmart (if the Tenant is a Subsidiary), the related Borrower or the Depositor has any liability for any deficiency which may result from a sale of a Facility upon foreclosure of the related Mortgage.

     Each Trust Agreement will contain a provision entitling the Trustee, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the Certificateholders before exercising any right or power under such Trust Agreement or the related Loan Documents.

  Rights Upon Triggering Event

     If a Triggering Event other than a Lease Guaranty Termination occurs, the Trustee, at the written direction of the holders of Certificates evidencing not less than a 66 2/3 Percentage Interest (which direction must be given within 90 days after the giving by the Trustee to the Certificateholders of a notice stating that such Triggering Event has occurred), will exercise its rights under the Note Put Agreement. If the Triggering Event is a Lease Guaranty Termination, the Trustee will exercise its rights under the Note Put Agreement unless, within 30 days after notice by the Trustee to the Certificateholders of the occurrence of such Lease Guaranty Termination, holders of Certificates evidencing not less than a 66 2/3 Percentage Interest elect not to exercise such rights. In cases where the Note Put Agreement is held in a Collateral Trust, the 66 2/3 Percentage Interest required for the exercise of such rights (or, in the case of a Lease Guaranty Termination, the election not to exercise such rights) will be computed by reference to the outstanding principal amount of all Mortgage Notes issued pursuant to the applicable Loan Agreement. See "THE NOTE PUT AGREEMENTS."

  Termination

     Each Trust Agreement and the obligations of the Depositor and the Trustee created thereby will terminate as to any Mortgage Note and the related Loan Documents upon the final payment, prepayment in full or other liquidation of such Mortgage Note, including the disposition of all property acquired upon foreclosure of such Mortgage Note and the remittance of all funds due thereunder with respect to such Mortgage Note. In no event, however, will any Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons described in such Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Certificateholder and the final payment on the Certificates will be made only upon surrender and cancellation of the Certificates at the corporate trust office of the Trustee.

  Reports to Certificateholders

     The Trustee will furnish to Certificateholders on each Remittance Date a statement setting forth the following information (per $1,000 aggregate principal amount, as to (i) and (ii) below):

          (i) that portion of the distribution paid on such Remittance Date which is allocable to principal on the related Mortgage Note(s);

          (ii) that portion of such distribution which is allocable to interest on the related Mortgage Note(s);

          (iii) any amounts expended by the Trustee or the Collateral Trustee, if applicable, following an Event of Default under any of the Loan Documents in connection with enforcing the Trustee's or the Collateral Trustee's rights and remedies thereunder for the benefit of the Certificateholders; and

          (iv) whether any Mortgage Note is delinquent.

     So long as the Certificates of any Series are registered in the name of Cede, as nominee for DTC, on the Record Date prior to each Remittance Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding positions in such Certificates on such Record Date. On each Remittance Date, the Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to the related Beneficial Owners.

     In addition, within 90 days after the end of each calendar year, the Trustee will prepare for each Certificateholder a report setting forth the interest paid on the related Mortgage Note(s) during the year with respect to the Certificates held by such Certificateholder. Such report will be prepared by the Trustee and will be delivered by the Trustee to such DTC Participants to be available for forwarding by DTC Participants to Beneficial Owners in the manner described in the immediately preceding paragraph for so long as the Certificates of any Series are registered in the name of Cede, as nominee for DTC. If the Certificates of any Series are issued as Definitive Certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record as the name of such Certificateholder appears on the records of the Trustee.

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

THE COLLATERAL TRUST AGREEMENTS

  The Collateral Trustee

     The Collateral Trustee under each Collateral Trust Agreement, if any, will be named in the related Prospectus Supplement. The Collateral Trustee must be a corporation or national banking association organized under the laws of the United States of America or of any State, authorized to exercise corporate trust powers, must have a combined capital and surplus of at least $50,000,000 in the case of United States Trust Company of New York and of at least $100,000,000 in the case of any other trustee and must be subject to regulation and examination by state or federal regulatory authorities. The same entity may serve as Trustee, Pass-Through Trustee and Collateral Trustee.

     The Collateral Trustee may resign at any time by giving written notice to the related Pass-Through Trustees for distribution to their Certificateholders. If a Collateral Trustee (i) ceases to be eligible to continue as Collateral Trustee under the Collateral Trust Agreement, and fails to resign after written request therefor by the Depositor or a related Pass-Through Trustee at the direction of a bona fide Certificateholder who has been a bona fide Certificateholder for at least six months or (ii) becomes incapable of acting as Collateral Trustee or becomes insolvent, then, in any such case, the Depositor or the related Pass-Through Trustees may remove the Collateral Trustee and appoint a successor collateral trustee. A Collateral Trustee may also be removed at any time by the related Pass-Through Trustees, at the direction of holders of Certificates evidencing not less than a 66 2/3 Percentage Interest. Any resignation or removal of a Collateral Trustee will not become effective until acceptance of the appointment by the successor Collateral Trustee.

     Each Collateral Trust Agreement will provide that the Collateral Trustee's Fees will be paid by the related Tenants pursuant to the Consent and Agreements. See "THE LEASE, THE LEASE GUARANTIES AND RELATED DOCUMENTS -- The Consent and Agreements."

  Modification of the Collateral Trust Agreements

     Each Collateral Trust Agreement will contain provisions permitting the Depositor and the Collateral Trustee to enter into a supplement to the Collateral Trust Agreement with the consent of Kmart but without the consent of the Pass-Through Trustees or the Certificateholders, (i) to evidence the succession of another Person to the Depositor and the assumption by such Person of the Depositor's obligations under such Collateral Trust Agreement; (ii) to add to the covenants of the Depositor for the benefit of the Pass-Through Trustees and the Certificateholders; (iii) to cure any ambiguity, to correct or supplement any defective or inconsistent provisions of such Collateral Trust Agreement or any supplement, or to make any other provisions with respect to matters or questions arising under such Collateral Trust Agreement or any supplement, provided such action will not materially adversely affect the interests of the Pass-Through Trustees or the Certificateholders; (iv) to correct or amplify the description of any property constituting property of the Collateral Trust or to acknowledge any change relating to title to the Mortgaged Property that does not materially adversely affect the rights of the Certificateholders; (v) to surrender any rights or powers conferred upon the Depositor or add to the rights of the Pass-Through Trustees for the benefit of the Certificateholders; or (vi) to evidence or provide for a successor Collateral Trustee or to add or change any provision of such Collateral Trust Agreement as may be necessary to provide for or facilitate the administration of the Collateral Trust created thereby by more than one Collateral Trustee; provided, that in each case such supplement does not cause the Collateral Trust to become taxable as an association within the meaning of Treasury Regulation
Section 301.7701-2 or cause any Trust to fail to be characterized as a trust for federal income tax purposes.

     Each Collateral Trust Agreement will also contain provisions permitting the Depositor and the Collateral Trustee, with the consent of the Pass-Through Trustees at the direction of holders of Certificates evidencing pass-through ownership of not less than 66 2/3% of the aggregate outstanding principal balance of all Mortgage Notes, to execute supplements adding any provisions to or changing or eliminating any of the provisions of the Collateral Trust Agreement or modifying the rights of the Pass-Through Trustees or the Certificateholders, except that no such supplement may, without the consent of each affected Certificateholder and, with respect to (ii) and (unless there is a monetary default under the related Lease) (iii), Kmart, (i) modify the provision of the Collateral Trust Agreement that concerns notifying the related Pass-Through Trustees and Kmart of the occurrence of an Event of Default, modify the provision of the Collateral Trust Agreement concerning approval by the related Pass-Through Trustees and Certificateholders of supplements to the Collateral Trust Agreement, or modify the definitions of "Pass-Through Trust," "Pass-Through Trustee" or "Certificateholder" in the Collateral Trust Agreement, (ii) modify the definition of "Percentage Interest" in the Collateral Trust Agreement or reduce the Percentage Interest vote that is required for any such supplement to the Collateral Trust Agreement, or the consent required from the related Pass-Through Trustees for any waiver provided for in the Collateral Trust Agreement; (iii) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Note(s); (iv) impair the right of any related Pass-Through Trustee or Certificateholder to commence legal proceedings to enforce a right to receive payment on a related Mortgage Note; or (v) create or permit the creation of any lien on the Collateral Trust Property or any part thereof, or deprive any Certificateholder of the benefit of the Collateral Trust Agreement, whether by disposition of such Collateral Trust Property or otherwise; provided, that in each such case such supplement does not cause the Collateral Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-2 or cause any Pass-Through Trust to fail to be characterized as a trust for federal income tax purposes.

  Events of Default

     Events of Default under a Collateral Trust Agreement will consist of the occurrence of any event constituting an Event of Default under any of the Loan Documents held by the Collateral Trustee or the Mortgage Notes held by the related Pass-Through Trustees. The Collateral Trustee will be obligated to notify the Pass-Through Trustees of such Event of Default within five Business Days after the Collateral Trustee obtains knowledge thereof, unless such Event of Default has been cured or waived before the giving of such notice.

  Rights Upon Event of Default

     So long as an Event of Default has not been remedied, the Collateral Trustee, at the written direction of Pass-Through Trustees voting not less than 66 2/3% of the outstanding principal balance of the Mortgage Notes affected by such Event of Default, will exercise any rights and remedies that it may have against a Borrower, a Tenant or, if the Tenant is a Subsidiary, Kmart pursuant to the related Loan Documents, Mortgage Notes, Lease or Lease Guaranty, if applicable, or at law or in equity, including injunctive relief and specific performance, subject to the rights of the Tenant and, if the Tenant is a Subsidiary, Kmart under the related Lease, the related Consent and Agreement, the related Construction Fund Disbursement Agreement, if any, and the related Construction Fund Disbursement Agreement -- Common Area, if any; provided that, if as a result of the occurrence of an Event of Default, the Collateral Trustee acquires any property other than cash, whether pursuant to foreclosure or otherwise, the Collateral Trustee will sell such property as promptly as is reasonably possible. In addition, the Collateral Trustee will not be required to take title to a Facility in a foreclosure or similar proceeding if the Collateral Trustee has actual knowledge or reasonably believes that all or any part of such Facility is affected by hazardous or toxic wastes or substances. In the case of an Event of Default which also constitutes a Triggering Event, the rights of the Collateral Trustee will include the right to require the related Tenant or Kmart (if the Tenant is a Subsidiary) to purchase the related Mortgage Note(s) pursuant to the Note Put Agreement. See "THE NOTE PUT AGREEMENTS."

     The occurrence of an Event of Default pursuant to any of the Loan Documents relating to any Mortgage Loan, the related Mortgage Notes, the related Lease or the related Lease Guaranty, if applicable, will not give rise to an election to terminate the Collateral Trust as to such Mortgage Loan. The occurrence of such an Event of Default will not constitute a cross default with respect to any other Mortgage Loan held by the Collateral Trust and will have no effect on any Loan Documents, Mortgage Note, Lease or Lease Guaranty, if applicable, with respect to any such other Mortgage Loan. Consequently, remedies may only be exercised with respect to the related Mortgage Note and Loan Documents. Any amounts realized upon the exercise of such remedies may be less than the Purchase Price for such Mortgage Note.

     Each Collateral Trust Agreement will contain a provision entitling the Collateral Trustee, subject to the duty of the Collateral Trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the holders of Certificates evidencing pass-through ownership of not less than 66 2/3% of the aggregate outstanding principal balance of the Mortgage Notes before exercising any right or power under such Collateral Trust Agreement.

  Termination

     Each Collateral Trust Agreement and the obligations of the Depositor and the Collateral Trustee created thereby will terminate with respect to any Mortgage Loan and related Loan Documents upon the final payment, prepayment in full or other liquidation of the Mortgage Notes held by the related Pass-Through Trusts, including the disposition of all property acquired upon foreclosure of such Mortgage Notes, and the remittance to the Pass-Through Trustee of all funds due with respect thereto under the Collateral Trust Agreement. In no event, however, will any Collateral Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons described in such Collateral Trust Agreement.

         THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS

     The following summaries describe certain provisions of the Mortgage Notes, the Loan Agreements, the Mortgages and the Assignments of Leases and Rents. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of such documents, the forms of which (each in substantially the form in which it will be used) have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL


     Concurrently with the issuance of each Series of Certificates, the Depositor will make one or more Mortgage Loans from the proceeds of such issuance to one or more Borrowers. Each Mortgage Loan will be made to a different Borrower, which will enter into a Loan Agreement with the Depositor. The Loan Agreements will require the Borrowers to execute and deliver to the Depositor Mortgage Notes evidencing the Mortgage Loans together with the other Loan Documents securing the Mortgage Loans. The Depositor in turn will assign all of its right, title and interest in, under and to the Loan Documents and the Mortgage Notes to the Trustee under the related Trust Agreement for such Series if all Mortgage Notes have the same maturity. If the Mortgage Notes have different maturities, the Depositor will assign all of its right, title and interest in, under and to the Mortgage Notes to different Pass-Through Trusts such that all the Mortgage Notes in any Pass-Through Trust will have the same maturity, and the Depositor will assign all of its right, title and interest in, under and to the other Loan Documents to the Collateral Trustee under the related Collateral Trust Agreement.


SCHEDULED PAYMENTS

     Each Mortgage Note will be a promissory note obligating a Borrower to make Scheduled Payments which will be passed through to the Trust or Pass-Through Trust to pay Debt Service on the related Series of Certificates. The Lease Payments due pursuant to a Lease will be scheduled to be sufficient to pay Scheduled Payments on the related Mortgage Notes(s). The maturity date of the Mortgage Notes acquired by each Trust will correspond to the final scheduled Remittance Date applicable to the Certificates evidencing interests in such Trust. Each Mortgage Note will provide for an increased interest rate applicable to any overdue principal or interest payments with respect to such Mortgage Note. The related Lease will provide for a late payment rate on any Lease Payments or portions thereof that are not paid when due (including any grace period). The late payment rate in a Lease is scheduled to be sufficient to pay the overdue rate on the related Mortgage Note(s). See "THE CERTIFICATES -- Distributions of Scheduled Payments."


     Each Trust will acquire Mortgage Notes having an interest rate corresponding to the interest rate on the Certificates evidencing interests in such Trust. The aggregate principal amount of the Certificates evidencing interests in each Trust will be equal to the aggregate principal amount of the Mortgage Notes held in such Trust.


PREPAYMENTS

  Optional Prepayment

     Unless otherwise specified in the related Prospectus Supplement, each Borrower will have the option at any time and from time to time to prepay a Mortgage Note in whole or in part (but if in part, then in units of $1,000,000 or an integral multiple of $100,000 in excess thereof) by payment of the Purchase Price. Any optional prepayment of a Mortgage Note will be distributed by the Trustee or Pass-Through Trustee to the related Certificateholders based upon their Percentage Interests. See "THE CERTIFICATES -- Other Distributions -- Optional Prepayment Distribution."

  Mandatory Prepayments

     A Borrower will be required to prepay a Mortgage Note at the Purchase Price in the event the related Lease is terminated in connection with a taking by condemnation of all or any part of, or a casualty affecting, the related Facility. See "THE LEASES, LEASE GUARANTIES AND RELATED DOCUMENTS -- The Leases -- Condemnation and Casualty." In the event of any such required prepayment, any Insurance Proceeds or Condemnation Proceeds will be used to pay the Purchase Price of the related Mortgage Loan. There can be no assurance that such Insurance Proceeds or Condemnation Proceeds will be sufficient to pay such Purchase Price in full, although, in the case of a termination resulting from damage or destruction during the last two years of the term of the Leases, the resulting Insurance Proceeds may, in light of the fact that the Mortgage Note fully amortizes during its term, be sufficient to pay all amounts due under the Mortgage Note, except in the case of extraordinary devaluation of the Facility during the term of the Mortgage Note. If the Insurance Proceeds or Condemnation Proceeds are insufficient to pay the Purchase Price in full, the Borrower will in all likelihood not have sufficient funds to pay the deficiency, and there can be no assurance that such deficiency will be satisfied out of the proceeds of any subsequent foreclosure of the related Facility.

     In the event of any condemnation of a Facility which does not result in the termination of the related Lease, the Lease Payments under such Lease may be abated (see "THE LEASES, LEASE GUARANTIES AND RELATED DOCUMENTS -- The Leases -- Condemnation and Casualty") and, in such event, Scheduled Payments under the related Mortgage Note(s) will be reduced in the same proportion as Lease Payments have been abated under such Lease. Any Condemnation Proceeds resulting from such condemnation will be applied by the related Tenant to restore the related Facility. In the unlikely event that such Condemnation Proceeds exceed the amount necessary to restore the Facility, such excess will be used to prepay a portion of the related Mortgage Note(s) (including the Make-Whole Premium with respect to such portion). Subsequent Scheduled Payments will be applied first to pay accrued interest on the related Mortgage Note(s) and then to reduce the principal of such Mortgage Note(s), and any unpaid interest will, to the extent permitted under applicable law, be capitalized. The unpaid principal amount of such Mortgage Note(s), together with all accrued and unpaid interest, will be due and payable at the maturity date of Mortgage Note with the longest term issued pursuant to the related Loan Agreement. See "THE CERTIFICATES -- Other Distributions -- Distribution Due to Casualty or Condemnation."

     Any prepayment of any Mortgage Loan in connection with a casualty or condemnation will be distributed by the Trustee or Pass-Through Trustee to the related Certificateholders based upon their Percentage Interests.

  Liquidation

     If an Event of Default under a Loan Document occurs (other than a non-monetary default by a Tenant under a Lease) and if the Trustee, or Collateral Trustee if applicable, accelerates the related Mortgage Note, the related Borrower will be required to pay the Purchase Price to the Trustee or Collateral Trustee. All proceeds of any foreclosure or any other liquidation of the related Mortgage Note under the related Loan Documents, net of expenses incurred in connection therewith, from such liquidation will be applied toward payment of such Purchase Price. All of such net proceeds will be distributed by the Trustee, or the Pass-Through Trustee if applicable, to the Certificateholders based upon their Percentage Interests. There can be no assurance that the proceeds of any such liquidation will be sufficient to pay the Purchase Price of the related Mortgage Note(s). See "THE CERTIFICATES -- Other Distributions -- Distribution Due to Liquidation."

  Purchase Price

     The Purchase Price for a Mortgage Note in case of an optional prepayment, mandatory prepayment or liquidation will be equal to the outstanding principal balance of such Mortgage Note, accrued interest thereon and the Make-Whole Premium related thereto. Under the laws of certain states the enforceability of the obligation to pay amounts similar to the Make-Whole Premium is unclear, and there can be no assurance that the obligation to pay the Make-Whole Premium will be enforceable in the event of a prepayment or acceleration of a Mortgage Note.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a Series, Events of Default under each Loan Agreement and Mortgage Note will include the following (after the expiration of any applicable cure periods):

          (i) a default in the payment or prepayment of the principal of, Make-Whole Premium, if any, or interest on, a Mortgage Note when due;

          (ii) if applicable, the construction of a Facility ceases for a period longer than that specified in the Loan Agreement or is abandoned or is not completed in compliance with the Loan Agreement on or before the date specified in the Loan Agreement;

          (iii) the occurrence of a default under a Lease, a Lease Guaranty, if applicable, or an Indemnity Agreement, if applicable; and

          (iv) the occurrence of any default by Kmart in the performance of its obligations under a Note Put Agreement.

     Each Loan Agreement also will provide for other Events of Default that are customary in mortgage loan transactions. An event or condition giving rise to an Event of Default under a Loan Agreement will not necessarily give rise to an Event of Default under the related Lease or permit the Trustee, or the Collateral Trustee if applicable, to exercise any remedy against the Tenant or, if the Tenant is a Subsidiary, Kmart under the related Lease, Lease Guaranty, if applicable, or Note Put Agreement. An Event of Default with respect to one Mortgage Loan will not constitute an Event of Default under any other Mortgage Loan or the Loan Documents related thereto or permit the Trustee, or Collateral Trustee if applicable, to exercise any remedies with respect to any other Mortgage Loan or the Loan Documents related thereto.

REMEDIES UPON EVENT OF DEFAULT

     If any Event of Default occurs and is continuing following any applicable cure period, the Trustee, or the Collateral Trustee if applicable, as assignee of the Depositor will upon the direction of 66 2/3 Percentage Interests of the Certificateholders, declare the entire unpaid principal amount of such Mortgage Note, interest accrued thereon and the Make-Whole Premium immediately due and payable and the Trustee, or the Collateral Trustee if applicable, will be entitled to commence proceedings for immediate foreclosure of the Mortgage and may avail itself of any other relief to which the Trustee, or the Collateral Trustee if applicable, may be legally or equitably entitled under the other Loan Documents, the Mortgage Notes, or otherwise. The Trustee, or the Collateral Trustee if applicable, will, upon becoming the owner of the Facility pursuant to any such foreclosure, take title subject to the related Lease, provided that, if a monetary Event of Default exists under such Lease and, if the Tenant is a Subsidiary, any Lease Guaranty, the Trustee, or the Collateral Trustee if applicable, will have the right, after completion of such foreclosure (possibly including the expiration of any redemption period) or prior to such completion if permitted under the laws of the state in which the Facility is located, to exercise the right of the Borrower as lessor to terminate such Lease. In the case of an Event of Default which also constitutes a Triggering Event, the rights of the Trustee, or Collateral Trustee if applicable, will include the right to require the related Tenant or Kmart (if the Tenant is a Subsidiary) to purchase the related Mortgage Note(s) pursuant to the Note Put Agreement. See "THE NOTE PUT AGREEMENTS."

LIMITATION OF A BORROWER'S LIABILITY

     Each Loan Agreement will provide that the recourse of the Trustee, or the Collateral Trustee if applicable, will be limited to foreclosure and other remedies set forth in the Loan Documents. Generally, neither a Borrower nor any of its affiliates will be personally liable for payment of principal, interest or other amounts which may become due and payable under any of the Loan Documents, the holder of a Mortgage Note will be entitled to look solely to the security provided for in the Loan Documents, and no deficiency judgment for amounts unsatisfied after the application of such security and the proceeds thereof may be obtained against a Borrower or its affiliates. The general limitation on the personal liability of the Borrower and its affiliates will not prejudice the rights of the Trustee, or the Collateral Trustee if applicable, to recover

(i) for fraud, intentional misrepresentation or breach of any representation or warranty or willful misconduct by or on behalf of a Borrower, (ii) certain funds, deposits, advances and other amounts which may be held by or for a Borrower at the time of an Event of Default under a Mortgage Note or any other Loan Documents, and (iii) amounts recoverable for certain environmental hazards. However, because each Borrower is expected to be an entity without any assets (other than the related Facility) the recourse of the Trustee or the Collateral Trustee will be limited even in those instances where personal liability may be established against a Borrower.

THE MORTGAGES

  General

     The Mortgage Note(s) issued under a Loan Agreement, and the payment and performance of all of the obligations of the Borrower under such Loan Agreement, will be secured by a first mortgage and security interest in (i) a Facility and all improvements thereon; (ii) all leases, rents, profits, royalties and income and other benefits derived from the Facility; (iii) all right, title and interest of a Borrower in and to all tangible personal property, whenever acquired by the Borrower, which is located on or at the Facility and used solely in connection therewith; (iv) all of the Borrower's interest in intangible property related to the acquisition, ownership, leasing, construction, operation, servicing or management of the Facility; and (v) all of the Borrower's interest in claims or demands including those with respect to Insurance Proceeds and Condemnation Proceeds of the whole or any part of the Facility. Each Mortgage will be subordinate to the related Lease.

     Each Mortgage will provide that the Borrower may transfer its interest in the Facility prior to the completion of construction only with the consent of the Trustee, or Collateral Trustee if applicable, as assignee of the Depositor. Thereafter, if no default under the Mortgage has occurred and is continuing, and subject to satisfying certain conditions set forth in the Mortgage, the Borrower may transfer its interest in the Facility without the consent of the Trustee or the Collateral Trustee.

  Events of Default

     An Event of Default under a Loan Agreement will also be an Event of Default under the related Mortgage. In addition, any failure on the part of a Borrower to perform any covenants or agreements contained in the related Mortgage which are not cured within 30 days after notice thereof will constitute an Event of Default under such Mortgage.

  Remedies Upon Event of Default

     Upon the occurrence of an Event of Default, the Trustee, or the Collateral Trustee if applicable, may declare all obligations secured by a Mortgage to be due and payable and thereafter, subject to the provisions of applicable state law, the Trustee, or Collateral Trustee if applicable, may (i) enter upon and take possession of the related Facility; (ii) commence an action to foreclose the Mortgage; (iii) exercise any and all of the remedies available to a secured party under applicable law; and (iv) apply to any court having jurisdiction to appoint a receiver of the Facility or to specifically enforce any of the covenants set forth in the Mortgage.

     If the Trustee, or the Collateral Trustee if applicable, forecloses by reason of the occurrence of an Event of Default prior to the completion of construction of a Facility, the Tenant will, prior to the occurrence of a Triggering Event, retain its right under the related Construction Fund Disbursement Agreement and any Construction Fund Disbursement Agreement -- Common Area to complete construction of the Facility and Common Area. See "THE LEASES, THE LEASE GUARANTIES AND RELATED DOCUMENTS -- Construction Fund Disbursement Agreements."

     If the Trustee, or Collateral Trustee if applicable, forecloses on a Facility, it may not be able subsequently to exercise its rights under the related Note Put Agreement if the Mortgage Note is deemed to have been extinguished in or satisfied by the foreclosure proceeding. However, a foreclosure will not affect the continuing rights and obligations of the Tenant under the Lease or of Kmart (if the Tenant is a Subsidiary) under the Lease Guaranty.

THE ASSIGNMENTS OF LEASES AND RENTS

     Pursuant to an Assignment of Leases and Rents, all Lease Payments due under a related Lease will be assigned to the Trustee or Collateral Trustee, if applicable. The Assignment of Leases and Rents will also give the Trustee or Collateral Trustee the right, upon the occurrence of an Event of Default under the related Loan Agreement, to exercise the rights and remedies of the related Borrower as lessor under the Lease. Although each Assignment of Leases and Rents will, by its terms, be a present assignment of the related Lease and Lease Payments, it may, under the laws of certain states in which Facilities are located, be deemed a collateral assignment. In such event, the rights of the Trustee or Collateral Trustees thereunder may be exercisable only upon completion of a foreclosure of the related Mortgage (possibly including the expiration of any redemption period) or otherwise as permitted or required under the laws of the applicable state.

                            THE NOTE PUT AGREEMENTS

     The following summary describes certain provisions of the Note Put Agreements to be entered into by and among Kmart, a Subsidiary (if it is a Tenant) and the Depositor. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Note Put Agreement, the form of which (in substantially the form in which it will be used) has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Each Note Put Agreement will provide that, in the event (a) (i) a Tenant fails to pay when due any Lease Payment within 10 days (or 30 days if the Tenant is Kmart) after notice to the Tenant of such default and (ii) if the Tenant is a Subsidiary, Kmart fails to pay any such Lease Payment within 30 days after notice to Kmart of such Subsidiary's failure to do so (which notice may be given concurrently with the corresponding notice to such Subsidiary), (b) completion of construction of the Facility to be leased to the Tenant does not occur prior to the Completion Date, or (c) if the Tenant is a Subsidiary, a Lease Guaranty Termination occurs (each, a Triggering Event), the Trustee, or Collateral Trustee if applicable, will have the right to require the Tenant, and in the event of the Tenant's failure to do so when the Tenant is a Subsidiary, to require Kmart to purchase the related Mortgage Note(s) in whole (but not in part) at the Purchase Price. If a Triggering Event other than a Lease Guaranty Termination occurs, the Trustee, at the written direction of the holders of Certificates evidencing not less than a 66 2/3 Percentage Interest (which direction must be given within 90 days after the giving by the Trustee to the Certificateholders of a notice stating that such Triggering Event has occurred), will exercise its rights under the Note Put Agreement. If the Triggering Event is a Lease Guaranty Termination, the Trustee will exercise its rights under the Note Put Agreement unless, within 30 days after notice by the Trustee to the Certificateholders of the occurrence of such Lease Guaranty Termination, holders of Certificates evidencing not less than a 66 2/3 Percentage Interest elect not to exercise such rights. In cases where the Note Put Agreement is held in a Collateral Trust, the 66 2/3 Percentage Interest required for the exercise of such rights (or, in the case of a Lease Guaranty Termination, the election not to exercise such rights) will be computed by reference to the outstanding principal amount of all Mortgage Notes issued pursuant to the applicable Loan Agreement.

     The Purchase Price for a Mortgage Note pursuant to the Note Put Agreement will be equal to (i) the outstanding principal balance of such Mortgage Note,
(ii) accrued interest thereon and (iii) the Make-Whole Premium related thereto, or, in the case of a purchase of a Mortgage Note as a result of a Lease Guaranty Termination, the lesser of the Make-Whole Premium and the Termination Premium. Under the laws of certain states the enforceability of the obligation to pay amounts similar to the Make-Whole Premium or the Termination Premium is unclear, and there can be no assurance that the obligation to pay the Make-Whole Premium or the Termination Premium will be enforceable upon the occurrence of a Triggering Event.

     In the event the Trustee, or the Collateral Trustee, if applicable, exercises its rights under the related Note Put Agreement, the date of sale of the Mortgage Note(s) will be not more than 35 Business Days after the Trustee, or Collateral Trustee, receives direction to sell such Mortgage Note(s). The Purchase Price will be deposited with the Trustee, or, if applicable, with the Collateral Trustee which will transfer it to the related Pass-Through Trustees on the next Business Day. Any Purchase Price received by a Trustee, or Collateral Trustee, pursuant to the exercise of rights under a Note Put Agreement, less any expense incurred by the

Trustee, or Pass-Through Trustees and Collateral Trustee, if applicable, will be distributed to Certificateholders within 30 days of receipt. See "THE CERTIFICATES -- Other Distributions -- Distribution from Proceeds of Purchase of Mortgage Note."


     The Note Put Agreement will terminate if the related Mortgage Note(s) are not required to be purchased in accordance with such Note Put Agreement as a consequence of a Lease Guaranty Termination. See "THE LEASES, THE LEASE GUARANTIES AND RELATED DOCUMENTS -- The Lease Guaranty Agreements -- Termination."


             THE LEASES, THE LEASE GUARANTIES AND RELATED DOCUMENTS

     The following summaries describe certain provisions of the Leases, the Lease Guaranties, the Consent and Agreements, the Indemnity Agreements and the Construction Fund Disbursement Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to the provisions of, such documents, the forms of which (each in substantially the form in which it will be used) have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

THE LEASES

  General

     Each Facility will be leased to a Tenant which will be either Kmart or a Subsidiary. The obligations of a Subsidiary under a Lease will be guaranteed by Kmart pursuant to a Lease Guaranty. The Leases will be assigned by the Borrower to the Depositor pursuant to an Assignment of Leases and Rents and the Mortgage, and the Depositor's rights under those documents will then be assigned to the Trustee, or to the Collateral Trustee if applicable.

  Term and Rental

     Each Lease will have a primary term that, excluding renewal or extension terms, will expire on or after the scheduled maturity of the related Mortgage Note(s) unless terminated due to certain casualty, condemnation or bankruptcy events. Lease Payments will be payable monthly and will be scheduled to be in amounts sufficient to pay Scheduled Payments on the related Mortgage Note(s). The term of each Lease and the obligation of the Tenant to make Lease Payments will commence on the date specified in each Lease whether or not construction of the Facility has been completed, the Tenant takes occupancy or accepts the Facility as constructed.

  Net Lease

     The obligation of the Tenant under each Lease will, except with respect to the cost of construction and certain environmental costs and liabilities, be that of a lessee under a "net lease." The Tenant's obligation to pay rent under each Lease will be absolute and unconditional and amounts payable by the Tenant under each Lease will be paid as absolute net sums, without diminution for any reason except for a permitted termination by the Tenant by reason of certain casualty or condemnation events as described below (see "Condemnation and Casualty"), a rejection of the Lease by a Borrower as lessor in a bankruptcy proceeding if the Tenant is deprived of possession of the Facility by reason of such rejection, certain Tenant bankruptcy events (see "CONSEQUENCES OF BANKRUPTCY OF A TENANT OR A BORROWER") or an abatement of Lease Payments following a condemnation which does not result in a Lease termination. The Tenant will be obligated to pay all costs, including without limitation real estate taxes and utilities, associated with the Facility, except for the costs of construction and acquisition and certain environmental costs and liabilities.

  Maintenance and Alterations

     Each Lease will require the Tenant to make and pay for all maintenance, replacement and repair necessary to keep the related Facility in a good state of repair and tenantable condition. The Tenant may, at its own expense, from time to time, make such additions or changes, structural or otherwise in and to the Facility as it may deem necessary or suitable, which additions or changes (other than a Tenant's trade fixtures) will become the property of the related Borrower. The Tenant may also, at its own expense, at any time, erect or construct additional buildings, structures or improvements, which will become a part of the Facility and subject to all obligations under the Lease. Any alterations, additions or improvements will be required to be made in a good and workmanlike manner and in compliance with applicable law.

  Use, Assignment and Subletting

     Except as otherwise specified in the related Prospectus Supplement, each Lease will generally provide that the related Facility may be used for any lawful purpose. Each Lease will permit the Tenant to assign the Lease or sublet the whole or any part of the related Facility without the consent of the Borrower or the related Trustee, or Collateral Trustee if applicable, but in any such case, the Tenant will remain primarily liable under the Lease, and Kmart, if the Tenant is a Subsidiary, will remain liable under the Lease Guaranty. The Tenant will not be required continuously to operate or occupy the Facility.

  Insurance

     Provided that the net worth of the Tenant or Kmart (if the Tenant is a Subsidiary) exceeds $100,000,000, as determined in accordance with generally accepted accounting principles consistently applied, the Tenant will be permitted under each Lease to self-insure. If the Tenant elects not to, or is not entitled to, self-insure, the Tenant will be required, at its own cost and expense, to obtain and maintain insurance in the amounts and upon the terms and conditions set forth in the Lease. All property insurance maintained by the Tenant must be for 100% of the replacement value of the Facility, exclusive of excavation costs.

  Condemnation and Casualty

     In the event that at any time during the term of a Lease the related Facility is damaged or destroyed (partially or totally) by fire or other casualty, the Lease will require that the Tenant, at its own expense, promptly repair, rebuild and restore the Facility to the condition existing just prior to such damage or destruction, or for the same use and purpose but in accordance with such plans and specifications as are then generally in use by the Tenant for the construction of the Tenant's stores and related structures; provided, however, the repaired, rebuilt or replaced building has a value not less than its fair market value immediately prior to such loss. Notwithstanding the foregoing, each Lease will provide that if such damage or destruction takes place within two years prior to the expiration date of the current term of the Lease and if the cost of restoration exceeds 50% of the fair market value of the Facility at the time such damage or destruction took place, the Tenant will have the option to terminate the Lease as of the date such damage or destruction took place by giving written notice to the Borrower within 30 days thereafter. After such termination, the Tenant will have an additional 60 days, rent free, within which to remove its property from the Facility. If the Tenant so terminates the Lease and is carrying property insurance, all Insurance Proceeds will be paid to the Trustee, or the Collateral Trustee if applicable. If the Facility is self-insured and the Tenant terminates the Lease, the Tenant will pay the Trustee, or the Collateral Trustee if applicable, an amount sufficient to rebuild the Facility whether or not rebuilt.

     In the event that all of a Facility is permanently expropriated, the related Lease will automatically terminate. If (i) the points of ingress and egress to public roadways are materially impaired by a permanent expropriation by a public or quasi-public authority (with no reasonable replacement points of ingress and egress) so as to render the Facility unsuitable for its intended use, or (ii) less than the whole, but more than 10%, or such other greater percentage as may be specified in the Prospectus Supplement, of the square footage of the building or land constituting the Facility is permanently expropriated by public or quasi-public authority, the Tenant will have the option to terminate the related Lease as of the date of such permanent expropriation.

     In the event a Lease is terminated because of casualty loss or condemnation, the only source of funds to prepay the related Mortgage Note(s) is likely to be the Insurance Proceeds or Condemnation Proceeds, respectively, and any amounts that could be realized from the liquidation of the related Mortgaged Property.

There can be no assurance that such amounts would be sufficient to pay the Purchase Price of the related Mortgage Note(s).

     In the event of an expropriation of a portion of a Facility under circumstances where the Lease is not terminated, the Lease will continue as to the portion of the Facility which has not been expropriated or taken. If the floor area of the Facility is reduced as a result of such expropriation, Lease Payments will be proportionately reduced to reflect such reduction. The Tenant will be required, at its sole cost and expense, promptly to restore the Facility as nearly as practicable to the condition existing prior to such expropriation, or for the same use and purpose but in accordance with such plans and specifications as are then generally in use by the Tenant for the construction of the Tenant's stores and related structures. All Condemnation Proceeds will be paid over to the Tenant for restoration, and restoration costs in excess of the Condemnation Proceeds will be paid by the Tenant. Any Condemnation Proceeds in excess of restoration costs will be paid to the Trustee, or the Collateral Trustee if applicable, as assignee of the Depositor and will be applied against amounts outstanding under the related Mortgage Note(s). See "THE CERTIFICATES -- Other Distributions -- Distribution Due to Casualty or Condemnation" and "THE MORTGAGE NOTES AND THE LOAN AGREEMENTS -- Prepayments -- Mandatory Prepayments."

  Borrower Bankruptcy

     If a Borrower is in bankruptcy and rejects the related Lease, the related Consent and Agreement will require the related Tenant to elect under Section 365(h) of the Bankruptcy Code to remain in possession of the Facility for the remaining term of such Lease. However, if, notwithstanding such election, the Tenant is deprived of possession of the Facility as a result of such Borrower's rejection of the Lease in the bankruptcy proceeding, the Lease will terminate and such Tenant and Kmart (if the Tenant is a Subsidiary) will have no further obligations under such Lease, the related Lease Guaranty or the related Note Put Agreement.

  Remedies Upon Event of Default

     Each Lease will provide that in the case of nonpayment of rent, if the Tenant is in default for a period of 10 days after notice to the Tenant, and (if the Tenant is a Subsidiary) Kmart is in default under the related Lease Guaranty for 30 days after written notice to Kmart, then the Borrower, as lessor under the Lease, with the consent of the Trustee, or Collateral Trustee if applicable, may by giving notice to the Tenant at any time thereafter during the continuance of such default either terminate the Lease, or reenter the related Facility by summary proceedings or otherwise, and, in either case, expel the Tenant and remove all property therefrom, relet the Facility at the best possible rent readily attainable and receive the rent from the Facility; provided, however that the Tenant and, if the Tenant is a Subsidiary, Kmart, as guarantor under the Lease Guaranty, will remain liable for any and all deficiencies in Lease Payments. The Lease by its terms gives neither the Borrower, as lessor under the Lease, nor the Trustee (or Collateral Trustee, if applicable) as assignee of the Borrower's rights under the Lease, any right to collect such deficiencies on an accelerated basis. The Borrower (or the Trustee or Collateral Trustee) must instead proceed against the Tenant for such deficiencies as and when they become due. However, in the event of a payment default under the Lease and a default under the related Lease Guaranty, the Trustee or Collateral Trustee, if applicable, will be entitled, if such defaults are not cured within the period specified in the Note Put Agreement, to exercise its rights under the Note Put Agreement. See "THE NOTE PUT AGREEMENTS." Neither the Borrower nor the Trustee (or Collateral Trustee, if applicable) have the right to terminate the Lease by reason of non-monetary defaults by the Tenant; however, the Borrower will, in the event of any such default, be entitled to bring an action against the Tenant for damages or injunctive relief.

  Indemnification

     Each Lease will contain provisions obligating the Tenant to indemnify the related Borrower and the Trustee, or the Collateral Trustee if applicable, as assignee of the Depositor against any liability for damage to property or injuries sustained by any person within the Facility prior to or during the term of the Lease, except for liabilities arising from the Borrower's negligence. Each Lease and the related Consent and Agreement will further contain provisions obligating the Tenant to indemnify the Borrower, the Depositor and the Trustee, or the Collateral Trustee if applicable, and to provide insurance, against liabilities caused by the Tenant, its employees or agents during the Tenant's occupancy of the Facility (although not during any construction at the Facility by the Tenant prior to its taking occupancy) and arising out of the release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened release of hazardous materials or related violations of environmental laws.

     The Borrower will be required under the Lease to indemnify the Tenant against environmental liabilities which are not caused by the Tenant, its employees or agents. If the Borrower incurs any liability under its indemnity in favor of the Tenant, or any liability to a third party by reason of any environmental condition as to which the Tenant has not given its indemnity, the Borrower will in all likelihood not have any assets (other than the Facility) in order to satisfy such liability (although, under the Lease, the Tenant will have no recourse against the Borrower until the earlier of the expiration of the initial term of the Lease or the payment in full of the related Mortgage Note(s)). In addition, if the Trustee or Collateral Trustee, if applicable, becomes the owner of a Borrower's interest in a Facility as the result of a foreclosure, it may become subject to liability for environmental costs and liabilities as to which it has not been indemnified by the Tenant or, if the Tenant is a Subsidiary, by Kmart pursuant to the related Lease Guaranty. It will be a condition to the making of each Mortgage Loan that the Depositor obtain or cause to be obtained a phase I environmental audit of the related Facility satisfactory to the Depositor and such further information or studies as the Depositor deems necessary. In addition, the Loan Documents will require the maintenance of insurance against environmental liabilities, although there can be no assurance that such insurance will cover all environmental risks or that such insurance will remain available at all times. The Tenant will pay premiums for such environmental liability insurance pursuant to the Consent and Agreement.

THE LEASE GUARANTY AGREEMENTS

  General

     If the Tenant is a Subsidiary, Kmart will enter into a Lease Guaranty Agreement ("Lease Guaranty") with a Borrower with respect to the related Facility. The Lease Guaranty will be assigned by the Borrower to the Depositor pursuant to an Assignment of Leases and Rents and the Mortgage, and the Depositor's rights under those documents then will be assigned to the Trustee, or to the Collateral Trustee if applicable.

  The Lease Guaranty

     Pursuant to the terms of each Lease Guaranty, Kmart will absolutely and unconditionally guarantee to a Borrower the full and punctual payment, performance and observance by the related Subsidiary of all of the terms, conditions, covenants and obligations to be performed and observed by the Subsidiary under the related Lease. Except for the right of Kmart and the Subsidiary to terminate the Lease Guaranty in certain circumstances described below, the liability of Kmart under the Lease Guaranty will be irrevocable, continuing, absolute, independent and unconditional except that Kmart will be relieved of any liability under the Lease Guaranty if the Lease is rejected and terminated by a trustee or debtor-in-possession in the Borrower's bankruptcy proceeding and, as a result, the Subsidiary has been deprived of its possessory rights pursuant to the Lease. Kmart will also be relieved of liability under the Lease Guaranty if the Lease is terminated by the Subsidiary in the event of a condemnation or casualty.

  Termination


     Kmart or a Subsidiary may terminate Kmart's obligations under a Lease Guaranty if (i) the related Subsidiary achieves Investment Grade Status without regard to Kmart's credit rating, (ii) the related Lease is assigned to a third party (a) which has achieved or achieves Investment Grade Status or (b) an affiliate of which has achieved or achieves Investment Grade Status and such affiliate delivers to the Trustee, or the Collateral Trustee if applicable, a new lease guaranty agreement with substantially the same terms as the Lease Guaranty and an indemnity agreement with substantially the same terms as the Indemnity Agreement, or (iii) more than 50% of the issued and outstanding stock of the Subsidiary is acquired by a third party and such third party or an affiliate of such third party has achieved or achieves Investment Grade Status and delivers to the Trustee, or the Collateral Trustee if applicable, a new lease guaranty agreement with substantially the same terms as the Lease Guaranty and an indemnity agreement with substantially the same terms as the Indemnity Agreement. The Lease Guaranty provides that any new lease guaranty agreement will not contain a Lease Guaranty Termination provision. In the case of a termination of a Lease Guaranty in connection with an assignment of the Lease or the delivery of a new lease guaranty and indemnity agreement, the third party assignee or the new guarantor will also be required to deliver to the Trustee, or the Collateral Trustee if applicable, a new note put agreement with substantially the same terms as the Note Put Agreement and such Note Put Agreement will terminate if the related Mortgage Note(s) is not required to be purchased in accordance with such Note Put Agreement as a consequence of such Lease Guaranty Termination. For purposes of the Lease Guaranty, an entity will have achieved "Investment Grade Status" if the senior debt of such entity will have been rated at least Standard & Poor's rating of BBB- or Moody's rating of Baa3 for the immediately preceding twelve month period. The exercise by Kmart or a Subsidiary of the right to terminate a Lease Guaranty is a Triggering Event under the related Note Put Agreement. See "THE NOTE PUT AGREEMENTS."


THE CONSENT AND AGREEMENTS

     Each Consent and Agreement will provide that Kmart, the related Tenant if it is a Subsidiary and the related Borrower consent to the Depositor's sale, conveyance, transfer and absolute assignment of all of its right, title and interest in the related Loan Documents and Lease to the Trustee, or the Collateral Trustee if applicable. Each Consent and Agreement will further provide that all Lease Payments will be paid directly to the Trustee, or the Collateral Trustee if applicable, for the benefit of the Borrower and that such payment will constitute payment to the Borrower in accordance with the Lease. Each Consent and Agreement will also provide that the Tenant will pay the annual Trustee's Fee and the Collateral Trustee's Fee, if applicable, and premiums for environmental liability insurance. Kmart, the Tenant (if it is a Subsidiary), the Borrower and the Depositor will acknowledge and agree that the Trustee, or the Collateral Trustee if applicable, will have the sole right to pursue any claim for Lease Payments and, subject to the rights of the Tenant and Kmart (if the Tenant is a Subsidiary) under the related Construction Fund Disbursement Agreement and any Construction Fund Disbursement Agreement -- Common Area, to perform all other necessary and appropriate acts to protect and preserve any right, title and interest of the Trustee, or the Collateral Trustee if applicable, Borrower and Depositor in and to the Loan Documents. Each Consent and Agreement will provide that without the prior consent of the Trustee or Collateral Trustee, if applicable, the Borrower will not modify the Lease, except with respect to modifications that do not reduce Lease Payments, alter the initial term of the Lease, add to the Borrower's covenants under the Lease or limit the obligations of the Tenant under the Lease. Each Consent and Agreement will also provide that no amendment to the Loan Agreement, the Mortgage Notes or the Loan Documents may be made without the prior consent of the Tenant and, if the Tenant is a Subsidiary, Kmart, unless a monetary default exists under the related Lease.

THE INDEMNITY AGREEMENTS

     If the Tenant is a Subsidiary, Kmart will enter into an Indemnity Agreement pursuant to which Kmart will indemnify the Trustee, or the Collateral Trustee if applicable, in the event any Lease Payments made to such Trustee or Collateral Trustee by such Subsidiary pursuant to the related Lease or by Kmart pursuant to the related Lease Guaranty are asserted to be voidable under the Bankruptcy Code, whether by preference or otherwise, in a proceeding in a bankruptcy case filed by or against such Subsidiary.


     The Indemnity Agreement will terminate if the related Mortgage Note(s) are not required to be purchased in accordance with the related Note Put Agreement as a consequence of a Lease Guaranty Termination. See "The Lease Guaranty Agreements -- Termination" and "THE NOTE PUT AGREEMENTS."

THE CONSTRUCTION FUND DISBURSEMENT AGREEMENTS

  General


     In those cases where Mortgage Loan proceeds are being used in whole or in part to construct a Facility, the related Borrower will be obligated under its Lease with the related Tenant to construct the Facility in accordance with the provisions of the Lease. The obligation of such Tenant to make Lease Payments will commence on the date specified in the Lease whether or not the Facility is completed, the Tenant takes occupancy, or the Tenant accepts the improvements as constructed. In addition, the Tenant and, if the Tenant is a Subsidiary, Kmart will be obligated under the related Note Put Agreement to purchase the related Mortgage Note(s) in the event construction of the Facility is not completed on or before the Completion Date. In an effort to provide assurance to the Tenant that each such Facility will be developed and constructed in a timely manner in accordance with the plans and specifications referred to in the related Loan Agreement, unless otherwise specified in the Prospectus Supplement, the Depositor, the related Tenant, the related Borrower, Kmart (if the Tenant is a Subsidiary), an Escrow Agent and, in some cases, a Construction Monitor engaged at the request of the Tenant will enter into a Construction Fund Disbursement Agreement which will provide that the proceeds of the Mortgage Loan being used for the construction of the Facility will be deposited in an Escrow Account and disbursed to the Borrower upon approval by the Tenant. It will also provide for certain remedies in favor of the Tenant and Kmart, including the right to foreclose on a second mortgage on the Facility given by the Borrower to the Tenant and the right to acquire the Facility pursuant to an option granted by the Borrower to the Tenant, in the event of a default by the Borrower in the performance of its obligations under the related Lease to construct the Facility in accordance with such Lease and the Construction Fund Disbursement Agreement.


     If a portion of the proceeds from more than one Mortgage Loan will be used to construct a Common Area to be used by the Tenants leasing the Facilities to be constructed with the balance of such Mortgage Loans, then, in addition to the previously described Construction Fund Disbursement Agreement, there will be a Construction Fund Disbursement Agreement -- Common Area among the Depositor, the related Borrowers, an Escrow Agent, such Tenants, Kmart (if any of the Tenants are Subsidiaries) and a Construction Monitor, if applicable. Such Construction Fund Disbursement Agreement -- Common Area will provide that the proceeds from such Mortgage Loans which will be used for the construction of such Common Area will be deposited in an Escrow Account -- Common Area and disbursed upon approval by the applicable Tenants. It will also provide for certain remedies in favor of such Tenants and Kmart (if any of the Tenants are Subsidiaries) in the event of the default by the related Borrowers in the performance of their obligations to construct such Common Area.

     Prior to a Triggering Event under the related Note Put Agreement, neither the Depositor, the Trustee, nor the Collateral Trustee, if applicable, will have any rights with respect to the disbursement of Mortgage Loan proceeds used in the construction of the related Facility and, if applicable, the related Common Area. In addition, in the event the Trustee or Collateral Trustee forecloses on a related Facility, it will do so subject to the right of the related Tenant or Tenants to control disbursements from the Escrow Account and, if applicable, the Escrow Account -- Common Area and to complete construction of the Facility and the Common Area, if any.

  Remedies Upon Default Under Lease

     Upon the occurrence of a default by a Borrower in the performance of its obligation in favor of the related Tenant under the Lease and prior to the occurrence of a Triggering Event, such Tenant may, in addition to any remedies it may have at law or in equity, (i) within the first three (3) years of the term of the Mortgage Loan, foreclose on the second mortgage on the Facility given by the Borrower to the Tenant or, at any time prior to completion of construction acquire the Facility pursuant to the option granted by the Borrower to the Tenant, and (ii) if Borrower's default is related to construction of the Facility, (x) cease approving disbursements to a Borrower from the Escrow Account, (y) exercise its rights under the license granted to the Tenant under the Construction Fund Disbursement Agreement to complete the construction of the Facility if the Borrower fails to do so, or (z) specifically enforce the Borrower's obligations to complete the work. However, the Tenant will not have the right, prior to the earlier of the payment in full of the related Mortgage Note(s) or the expiration of the initial term of the Lease, to withhold Lease Payments, terminate the Lease, or recover monetary damages by reason of the Borrower's default under the Lease, including Borrower's failure to complete the Facility.

                                 THE BORROWERS

     Each Borrower will be a special purpose corporation, limited partnership, limited liability company or other entity that will not be permitted to have any significant assets or sources of funds other than the Mortgage Loan made to such Borrower and the Facility owned or leased by such Borrower and leased or subleased to a Tenant. No Borrower will receive the proceeds of or be a party to more than one Loan Agreement, and no Borrower will own or lease more than one Facility. No Borrower will be an affiliate of Kmart, any Subsidiary, the Depositor, the Trustee or the Collateral Trustee.

                     CONSEQUENCES OF BANKRUPTCY OF A TENANT
                                 OR A BORROWER

     In the event a bankruptcy case is commenced by or against a Tenant, such Tenant, as a debtor-in-possession, or its trustee in bankruptcy would have the right, subject to bankruptcy court approval, to assume or reject any Lease. If such Tenant were to reject a Lease its payments thereunder would terminate, thereby leaving the related Borrower without cash flow to make payments on the related Mortgage Note(s). In addition, under Section 502(b)(6) of the Bankruptcy Code, any unsecured claim of the Trustee or the Collateral Trustee, as the case may be, for termination damages would be limited to an amount equal to the rent reserved under such Lease, without acceleration, for the greater of one year or 15 percent (not to exceed three years) of the remaining term of such Lease (plus rent already due but unpaid as of the commencement date of the bankruptcy proceeding). Therefore, if such Tenant were to reject the Lease, the damages that could be claimed for rejection, even assuming full recovery on such claims (which may not occur), would, in all likelihood, not be sufficient to repay the related Mortgage Note(s). Subject to bankruptcy court approval, such Tenant, as a debtor-in-possession, or its trustee, would also have the right, in lieu of rejecting the Lease, to assume and to assign all of its rights and obligations under the Lease provided, among other requirements, adequate assurance of future performance by the assignee were provided.

     It is possible that a bankruptcy court could characterize the transactions described herein not as a lease that may be rejected, but instead as a secured loan to the bankrupt Tenant. In such event, the Borrower, as a secured creditor, would be prohibited by operation of the automatic stay contained in Section 362(a) of the Bankruptcy Code from taking any action against the Tenant or its property without bankruptcy court approval. In addition, the Tenant may be permitted to use or, under certain circumstances, sell the related Facility, together with any other property securing the Tenant's obligations to the Borrower, over the objection of the Trustee or the Collateral Trustee. Finally, as a secured creditor of the Tenant, the Borrower may be required to accept restructured payments under a Chapter 11 plan filed by the Tenant provided that it satisfies certain plan confirmation requirements set forth in the Bankruptcy Code. The occurrence of any of these events would have a material adverse effect on the Certificateholders.

     In the event of bankruptcy proceedings instituted by or against a Subsidiary that is a Tenant, Kmart would continue to be obligated under the Lease Guaranty for the payment of the Subsidiary's obligations under the Lease, even if the Lease were rejected in bankruptcy, and would continue to be obligated under the Note Put Agreement to purchase the related Mortgage Note(s) if a Triggering Event occurred. See "THE LEASES, THE LEASE GUARANTIES AND RELATED DOCUMENTS" and "THE NOTE PUT AGREEMENTS."

     Although Lease Payments under each Lease will be scheduled to be sufficient to pay Scheduled Payments under the related Mortgage Notes, and although the Tenant under each Lease will be required to pay substantially all of the expenses relating to the Facility, each Borrower will incur certain obligations which will not be passed on to the Tenant under the Lease. The most significant of these obligations will consist of agreements to compensate contractors, architects and other third parties in connection with the construction of the Facility, to pay certain environmental liabilities for which the Tenant is not responsible under the Lease, and to pay any Make-Whole Premium in connection with the prepayment of the related Mortgage Note(s). It is also possible that the Borrower will, in violation of the Loan Documents, incur obligations which are unrelated to the Facility. If the cost of completing the Facility exceeds the amount of Mortgage Loan proceeds available to the Borrower, or if the Borrower otherwise lacks the funds to pay obligations which are not required to be paid by the Tenant under the Lease, it is possible that a bankruptcy petition may be filed by or against the Borrower even in the absence of a default by the Tenant in its obligations under the Lease. In such event, the Borrower may benefit from various powers and remedies available to debtors-in-possession under the Bankruptcy Code. Although the outcome of a bankruptcy case involving the Borrower is difficult to predict, events may transpire in the case that may adversely affect the interests of the Certificateholders. For example, upon the filing of its bankruptcy petition, the Borrower would enjoy the protection of the automatic stay that would prohibit the Trustee or the Collateral Trustee, as the case may be, from taking any action against the Borrower or its property, including foreclosing upon the related Facility and collecting the Lease Payments directly. In order to take such action, the Trustee or the Collateral Trustee, as the case may be, would be required to obtain permission from the bankruptcy court by satisfying certain requirements set forth in Section 362(d) of the Bankruptcy Code for obtaining relief from the stay. In addition, the Borrower may be able to use the Collateral, including the funds in the Capitalized Debt Service Account, the Rental Payment Account, the Certificate Account and the Mortgage Note Account, without the consent of the Trustee or the Collateral Trustee, if the Borrower obtains bankruptcy court approval and provides such parties with adequate protection (which adequate protection may take the form of a replacement lien, substitute collateral or periodic cash payments). The Borrower may also have access to the funds in the Escrow Account established under the Construction Fund Disbursement Agreement or in the Escrow Account -- Common Area established under the Construction Fund Disbursement Agreement -- Common Area. So long as Lease Payments are made in accordance with the terms of the Lease or, if applicable, the related Lease Guaranty or as otherwise ordered by the bankruptcy court, the Trustee, or Collateral Trustee if applicable, would in no event have any right to proceed against the Tenant or (if the Tenant is a Subsidiary) Kmart under such Lease, such Lease Guaranty or the related Note Put Agreement.

     It is also possible that the secured claims of the Trustee or the Collateral Trustee, as the case may be, may receive economically unfavorable treatment under the Borrower's Chapter 11 plan. For example, in the event that it is determined that the value of the Collateral is less than the indebtedness evidenced by the Mortgage Note(s), there may be no entitlement to receive interest that accrued on the Mortgage Note(s) after the filing of the Borrower's petition. In addition, if the Borrower were unable to satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code to confirm a consensual Chapter 11 plan, the Borrower might attempt to restructure the secured claims of the Trustee or the Collateral Trustee over its objections by invoking the "cramdown" provisions of Section 1129(b). In such event Certificateholders may be required, for example, to accept deferred payments in respect to the Certificates over a longer period of time than the original term of the Mortgage Notes.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Certificates. The summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change or possibly differing interpretations. The discussion below does not purport to deal with federal income tax consequences applicable to all categories of investors, such as foreign persons or tax exempt entities, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

     Unless otherwise specified in the Prospectus Supplement for a Series of Certificates, it is intended that each Trust will be classified for federal income tax purposes as a grantor trust and that each Trust and any

Collateral Trust will not be classified as an association taxable as a corporation. For each Series, Squire, Sanders & Dempsey, counsel to the Depositor, will deliver a separate opinion to that general effect.

     In rendering its opinion for each Series that each Trust will be classified as a grantor trust, counsel will have considered whether two or more Trusts holding separate Mortgage Notes from (i) the same obligor with respect to the same Facility or (ii) different obligors with respect to different Facilities, to the extent those facts are present, could be recharacterized as a "taxable mortgage pool" or as a single grantor trust with impermissible multiple classes of ownership, each of which is treated as a corporation for federal income tax purposes. Generally, an entity is classified as a "taxable mortgage pool" only if, among other requirements, the entity is the obligor on debt obligations (or equity interests treated as debt obligations) with two or more maturities. Similarly, if certificates in a single grantor trust have different maturities, it would have multiple classes of ownership. However, under Treasury Regulations, such multiple classes are permissible if the trust was formed to facilitate direct investment in the assets of the trust, and the existence of multiple classes of ownership interests is incidental to that purpose. Because each Trust will generally issue only one class of beneficial ownership interest having only one maturity date, such Trust could be treated as a "taxable mortgage pool" or as a single grantor trust with potentially impermissible multiple classes of ownership only if such Trust is integrated with one or more other Trusts, or if the Trusts serve to recast the manner in which principal and interest on the debt obligations held therein are paid to Certificateholders. While there is no authority directly on point, each Trust should be respected as a separate entity because (i) each Trust will own separate assets in the form of 100 percent interests in separate Mortgage Notes issued directly by the obligors thereof to such Trusts, which Mortgage Notes will not be secured by other debt obligations, (ii) each Trust will issue a separate Series of Certificates to a substantially separate set of Beneficial Owners, and (iii) each Trust will have independent economic substance, in that the Trusts serve primarily to facilitate the offering of fractional undivided participation interests in one or more separate Mortgage Notes without recasting the interest and principal payments thereon. Moreover, even if two or more Trusts were integrated (e.g., Trusts holding Mortgage Notes with different maturities issued by the same obligor with respect to the same Facility were treated as a single Trust), the integrated single Trust will not alter the payment terms of the Mortgage Notes held; rather, Beneficial Owners will have a fractional undivided interest in all of the principal and interest payments received by the Trusts with respect to only one or the other Mortgage Note (or groups of Mortgage Notes having the same maturity). Accordingly, because the integrated single Trust would serve merely to facilitate investment in assets that might have been separately invested in, it should not be treated as having impermissible multiple classes of ownership. Finally, pursuant to proposed regulations under the taxable mortgage pool provisions, an ownership interest in an entity that is classified as an investment trust will not be treated as a debt obligation of the trust. Accordingly, if such proposed regulations are ultimately adopted, assuming that the Trusts qualify as trusts under the analysis set forth above, they should not be subject to taxable mortgage pool treatment.

     Each Beneficial Owner will be treated as the owner of a pro rata fractional undivided interest in the related Trust Property. Each Beneficial Owner, in accordance with its method of accounting, will be required to report on its federal income tax return its pro rata share of the interest and other income from any Mortgage Note or other property held in the related Trust and may deduct its pro rata share of the deductible expenses of the related Trust, at the same time and to the same extent as if it held directly a pro rata interest in the Trust Property and received and paid directly the amounts received by the Trust. A Beneficial Owner who is an individual, trust or estate will be allowed a deduction for certain itemized deductions subject to certain limitations in the Code.

     Collateral Trusts will be viewed as mere security arrangements and not as separate entities for federal income tax purposes.

  Market Discount

     A purchaser of a Certificate of any Series will be treated as purchasing an interest in any Mortgage Note and other Trust Property in the related Trust at a price determined by allocating the purchase price paid for the Certificate among such Mortgage Note and other Trust Property in proportion to their respective fair market values at the time of purchase of the Certificate. To the extent that the portion of the purchase price of a Certificate allocated to a Mortgage Note is less than the portion of the principal balance of the Mortgage Note allocable to the Certificate by more than a prescribed de minimis amount, that interest in the Mortgage Note will be deemed to have been acquired with original issue discount. It is not anticipated that the Mortgage Notes will have "original issue discount" because the purchase price of a Certificate of any Series, as well as the portion of such purchase price allocable to the related Mortgage Note, are not expected to be less than the principal amount of such related Mortgage Note by more than the prescribed de minimis amount. A Beneficial Owner may have market discount if it purchases a Certificate subsequent to the origination of the respective Trust and the remaining principal amount of the Mortgage Note allocable to the Certificate exceeds the Beneficial Owner's tax basis allocable to such Mortgage Note, unless the excess does not exceed a prescribed de minimis amount. In the event such excess exceeds the de minimis amount, the Beneficial Owner will be subject to the market discount rules of sections 1276 to 1278 of the Code with regard to its interest in the Mortgage Note, with the result that actual or deemed receipts of principal on a Mortgage Note may be treated as the receipt of taxable interest income to the extent of accrued market discount. In particular, in the case of a sale or certain other dispositions of a Mortgage Note subject to the market discount rules, any gain from such sale or disposition will be treated as ordinary income to the extent such payment does not exceed the market discount that has accrued on such Mortgage Note during the period in which it was held. A partial principal payment on a Mortgage Note subject to the market discount rules will be included in gross income as ordinary income to the extent such payment does not exceed the market discount that has accrued on such Mortgage Note during the period in which it was held, with adjustments to prevent double inclusion.


     Generally, market discount accrues under a straight line method, unless the taxpayer elects a constant interest method. However, in the case of installment obligations, such as the Mortgage Notes, Congress has indicated its intent that, until Treasury regulations are issued, holders of installment obligations with market discount may elect to accrue market discount either on the basis of a constant interest rate or, assuming the installment obligation was issued without original issue discount, on the basis of that portion of remaining market discount which corresponds to the ratio of the amount of stated interest paid in the accrual period to the total amount of stated interest remaining to be paid on the installment obligation as of the beginning of such period. Rules are also provided that defer the deduction of part or all of the interest paid or accrued on indebtedness incurred or continued to purchase or carry market discount indebtedness to the extent it exceeds the interest currently includable in income with respect to such market discount indebtedness. As an alternative to the rules stated in this section, taxpayers can elect to include market discount in gross income currently, without regard to the actual or deemed receipt of principal payments, as discussed above.

     A Beneficial Owner purchasing Certificates subsequent to the creation of the respective Trust at a price which is less than the allocable principal amount of a Mortgage Note should consult its tax advisor with respect to the manner of reporting accrued market discount on its annual tax return and on sale or other disposition of its Certificates.

  Premium


     A Beneficial Owner will generally be considered to have acquired an interest in a Mortgage Note at a premium to the extent that its tax basis allocable to such interest, determined as described above, exceeds the principal amount of the Mortgage Note allocable to such interest (or the remaining principal amount of the Mortgage Note allocable to such interest in the case of Certificates purchased subsequent to the creation of the respective Trust). It is not anticipated that Certificates will be issued at a premium above the principal amount of the Mortgage Notes because the aggregate principal amount of the Certificates evidencing interests in each Trust will be equal to the aggregate principal amount of the Mortgage Notes held in such Trust (see "THE MORTGAGE NOTES, THE LOAN AGREEMENTS AND RELATED DOCUMENTS -- Scheduled Payments"). The existence of a premium with respect to Certificates acquired subsequent to original issuance is, of course, a function of market conditions. A Beneficial Owner owning a Certificate as a capital asset may elect to amortize any such premium as an offset to interest income under section 171 of the Code, with corresponding reductions in the Beneficial Owner's tax basis in that Mortgage Note. Generally, such amortization is on a constant yield basis, based on the Beneficial Owner's yield to maturity. However, Congress has indicated its intent that, until regulations are issued by the Treasury Department, an alternate method of amortization may be used where, as here, installment obligations are involved. Such alternate method is based on the ratio of stated interest paid during a particular period to stated interest remaining to be paid on the Mortgage Note at the beginning of such period, multiplied by the amount of unamortized premium. Beneficial Owners are urged to consult their own tax advisors as to the amount of any such amortizable premium.

  Sale of Certificates

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Beneficial Owner's adjusted tax basis in the Certificate. Such tax basis will equal the Beneficial Owner's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for amortization of premium and by the amount of principal payments previously received on the Certificate. Any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset for more than one year, except that gain may be treated in whole or in part as ordinary interest income under the market discount rules of the Code.

  Backup Withholding

     Payments made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Beneficial Owner complies with certain reporting procedures or is an exempt recipient under section 6049(b)(4) of the Code. Any such withheld amounts will be allowed as a credit against the Beneficial Owner's federal income tax.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax law of any state or other political subdivision. Therefore, potential investors should consult their own tax advisors with respect to the various state and local consequences of an investment in the Certificates.

                              ERISA CONSIDERATIONS

     In considering an investment of the assets of an employee benefit plan in a Certificate, a fiduciary should consider, among other things (i) the purposes, requirements and liquidity needs of such plan; (ii) the plan asset rules under ERISA and the U.S. Department of Labor regulations; (iii) whether the investment satisfies the diversification standards of Section 404(a)(1)(C) of ERISA, (iv) whether the investment is prudent, considering the nature of an investment in the Certificate; and (v) whether the investment can be valued annually. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each employee benefit plan taking into account all of the facts and circumstances of the investment.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts ("IRAs") or annuity and employee annuity plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     The U.S. Department of Labor has issued a regulation (the "Plan Asset Regulation") concerning "plan assets" of certain employee benefit plans (including annuities and individual retirement accounts) that are subject to ERISA or to the prohibited transaction provisions of the Code (collectively referred to as "Benefit Plans"). Under the Plan Asset Regulation the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances.

     In general, the Plan Asset Regulation applies to the purchase by a Benefit Plan of an "equity interest" in an entity. An equity interest is defined as any interest in an entity other than an instrument that is treated as debt under applicable local law and which has no substantial equity features. Although no assurance can be given that the Certificates will be treated as debt under applicable law, if the Certificates are deemed to be debt rather than equity interests, the Trust's assets would not be treated as plan assets solely as a result of the purchase of a Certificate by a Benefit Plan.

     If the Certificates represent equity interests, however, and investments are made in a Trust by Benefit Plans, the Trust could be deemed to hold plan assets unless an exception is applicable to the Trust. The Plan Asset Regulation states that an entity's assets will not be deemed to be plan assets if equity participation in the entity by "benefit plan investors" is not significant. Benefit plan investors include employee welfare benefit plans and employee pension benefit plans that are employee benefit plans as defined pursuant to
Section 3(3) of ERISA, trusts described in Section 401(a) of the Code or plans described in Section 403(a) of the Code, which are exempt from tax under Section 501(a) of the Code, IRAs under Section 408 of the Code and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. Equity participation in an entity by benefit plan investors is not significant on any date if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of any class of equity interests in the entity is held by benefit plan investors.

     If an exception is not applicable, then (i) the prudence standards and other provisions of Part 4 of Title I of ERISA applicable to investments by Benefit Plans (other than IRAs) and their fiduciaries would extend to investments of the Trust; (ii) fiduciaries of Benefit Plans that are subject to ERISA could be liable for investments of the Trust that do not conform to such ERISA standards; (iii) certain transactions that may be entered into between or among the Depositor, the Trustee, the Collateral Trustee, Kmart, or a Subsidiary might be "prohibited transactions" under ERISA and/or the Code; and (iv) the assets of the Trust would be subject to certain reporting and disclosure requirements under ERISA.

     Finally, fiduciaries of certain types of Benefit Plans are required to determine the fair market value of the assets of the Benefit Plan as of the close of the Benefit Plan's fiscal year. To the extent there is a public market in the Certificates, fiduciaries should be able to value the Benefit Plan's investment; however, no assurances can be given that a public market will develop or that the fiduciary will be able to determine precisely the fair market value of the Certificates. Although the Trustee will provide periodic statements to investors with respect to principal and interest distributions on the Certificates, these statements will not state the fair market value of the Certificates, and neither Kmart, the Depositor nor the Trustee can assume any responsibility for providing such a valuation.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Certificates should consult their own counsel regarding the impact of ERISA and the Code upon such an investment.

     No transfer of a Certificate or of a beneficial ownership interest in a Certificate will be made unless the Trustee or Pass-Through Trustee (i) has received a representation from the transferee of the Certificate or from the proposed Beneficial Owner of a beneficial interest in a Certificate that such transferee or Beneficial Owner is not a Benefit Plan, or a person acting on behalf of or purchasing for the benefit of any such Benefit Plan; (ii) has received an opinion of counsel reasonably satisfactory to the Trustee or Pass-Through Trustee to the effect that the purchase or holding of such Certificate or beneficial interest in a Certificate will not result in the assets of the Trust or Pass-Through Trust being deemed to be "plan assets" subject to the prohibited transaction provisions of ERISA or the Code, or that the purchase or holding of such Certificates or such beneficial interest qualifies as an exempt prohibited transaction under the provisions of ERISA or the Code, and will not subject the Trustee or Pass-Through Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement or Pass-Through Trust Agreement, or (iii) otherwise authorizes such transfer. In the absence of an opinion of counsel or the Trustee's or Pass-Through Trustee's authorization as provided in (ii) or (iii) above, the representation as described in (i) above shall be deemed to have been made to the Trustee or Pass-Through Trustee by the transferee's or Beneficial Owner's acceptance of a

Certificate or beneficial interest therein. In the event that such representation is violated, or any attempt is made to transfer a Certificate or a beneficial interest therein to a Benefit Plan, or a person acting on behalf of or purchasing for the benefit of any such Benefit Plan, without an opinion of counsel or the Trustee's or Pass-Through Trustee's authorization as provided in
(i) or (ii) above, such attempted transfer shall be void and of no effect.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

     The Certificate offered hereby will be sold through Sutro & Co. Incorporated ("Sutro") or through Sutro and one or more other underwriters or underwriting syndicates. The Prospectus Supplement for each Series will set forth the terms of the offering of such Series, including the name or names of the underwriters, the use of proceeds thereof, and either the initial offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the Certificates will be determined.

     The Certificates of a Series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriter will be subject to certain conditions precedent and such underwriters will be severally obligated to purchase all the Certificates of a Series described in the related Prospectus Supplement, if any are purchased.

     The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                                 LEGAL MATTERS

     The legality of the Certificates and certain other legal matters will be passed upon for the Depositor by Squire, Sanders & Dempsey. Certain legal matters will be passed upon for Kmart by its general counsel and Dickinson, Wright, Moon, Van Dusen & Freeman, Detroit, Michigan, and for the underwriter by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York. The material federal income tax consequences of the Certificates will be passed upon by Squire, Sanders & Dempsey.

                                    EXPERTS

     The consolidated financial statements and schedules of Kmart appearing in or incorporated by reference in Kmart's 1993 Annual Report on Form 10-K to the Commission have been examined by Price Waterhouse, independent accountants, to the extent stated in their report incorporated by reference therein and herein. The financial statements referred to are incorporated by reference herein in reliance upon such report and the authority of such firm as experts in accounting and auditing.

                                    GLOSSARY

     There follows an abbreviated definition of certain capitalized terms used in this Prospectus and in the Prospectus Supplement. The Trust Agreement, the Pass-Through Trust Agreement, the Collateral Trust Agreement if applicable, and the Loan Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to such documents for a more complete definition of such terms. If there is a conflict between the definition of any term contained in any agreement referred to in this Prospectus and the definition included herein, the definition contained in such agreement controls.

     "Assignment of Leases and Rents": Each Assignment of Leases and Rents by and between a Borrower and the Depositor pursuant to which a Borrower will assign to the Depositor all its rights under a Lease and Lease Guaranty, if applicable, including, where permitted by law, a present assignment of its rights to Lease Payments.


     "Available Distribution Amount": As to any Remittance Date, an amount equal to the amount on deposit in the Certificate Account as of the close of business on the Business Day immediately preceding such Remittance Date.


     "Bankruptcy Code": Title 11 of the United States Code.

     "Beneficial Owner": A Person having a beneficial ownership interest in any Certificate which is registered in the name of Cede.

     "Borrower": A special purpose corporation, limited partnership, limited liability company or other entity which is the obligor under the related Loan Agreement and Mortgage Note and the lessor under the related Lease.

     "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banks in New York or California are required by law to be closed or are customarily closed.


     "Called Principal": With respect to a Mortgage Note, the principal of such Mortgage Note that is to be paid or prepaid or is declared to be immediately due and payable or, in the case of the purchase of a Mortgage Note under the related Note Put Agreement, the outstanding principal balance of such Mortgage Note.


     "Capitalized Debt Service Account": Each Capitalized Debt Service Account created and maintained pursuant to a Trust Agreement, or a Collateral Trust Agreement if applicable, from which Scheduled Payments on the related Mortgage Note(s) will be made prior to the date Lease Payments are scheduled to commence under the related Lease.

     "Capitalized Debt Service Reserve": With respect to each Mortgage Loan, an amount equal to all Scheduled Payments due (on a prorated basis) under the related Mortgage Note(s) through the date when Lease Payments under the related Lease will commence as specified in the Prospectus Supplement.

     "Cede": Cede & Co. as nominee of DTC.

     "Certificate Account": Each Certificate Account created and maintained pursuant to a Trust Agreement or Pass-Through Trust Agreement.

     "Certificateholder" or "Holder": The person in whose name a Certificate is registered in the Certificate Register.

     "Certificate Register": The register maintained pursuant to a Trust Agreement or Pass-Through Trust Agreement.

     "Certificates": The mortgage pass-through certificates, issuable in Series.

     "Closing Date": The date on which the sale of a Series is closed and the Certificates issued.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collateral": The Collateral for the Mortgage Note(s) issued pursuant to a Loan Agreement will consist of the following: (i) a Mortgage on the related Facility securing such Mortgage Note(s); (ii) all of the

Depositor's rights under the Loan Agreement pursuant to which the related Mortgage Note(s) were issued; (iii) an assignment of the related Lease, Lease Payments and Lease Guaranty, if applicable; (iv) a pledge of certain moneys held in certain funds established pursuant to the Trust Agreement or Collateral Trust Agreement, if applicable; (v) a Note Put Agreement requiring the related Tenant and Kmart (if the Tenant is a Subsidiary) to purchase the related Mortgage Note(s) upon the occurrence of a Triggering Event; (vi) an assignment of the Borrower's right, title and interest in and to any Construction Fund Disbursement Agreement and Construction Fund Disbursement Agreement-Common Area related to such Facility; (vii) a pledge of certain investments of fund balances held under the Trust Agreement, or Collateral Trust Agreement if applicable, and income earned thereon; and (viii) any other Loan Documents.

     "Collateral Trust": A collateral trust created pursuant to a Collateral Trust Agreement.

     "Collateral Trustee": The bank, trust company or other fiduciary named in the Prospectus Supplement for each Series of Certificates for which a Collateral Trust has been established as the collateral trustee under the Collateral Trust Agreement related to such Series.

     "Collateral Trustee's Fee": The amount of the annual fee paid to a Collateral Trustee for its ordinary fees and expenses arising under a Collateral Trust Agreement.

     "Collateral Trust Agreement": An agreement between the Depositor and a Collateral Trustee pursuant to which the Depositor will transfer, convey and assign to such Collateral Trustee all of the Collateral related to Mortgage Notes having different maturities to be held for the benefit, pari passu, of the Pass-Through Trusts holding such Mortgage Notes.

     "Collateral Trust Property": The corpus of the Collateral Trust created by a Collateral Trust Agreement related to certain Mortgage Notes, consisting of
(i) the Collateral related to such Mortgage Notes; (ii) property which secured any related Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; and (iii) Insurance Proceeds, Condemnation Proceeds and any other amounts receivable under any related Loan Document.

     "Commission": The Securities and Exchange Commission.

     "Common Area": Area used in common by more than one Facility in a shopping center.

     "Completion Date": With respect to any Note Put Agreement, the second anniversary of the related Mortgage Note(s).

     "Condemnation Proceeds": Awards in respect of, or settlements in lieu of, condemnation proceedings affecting the Mortgaged Property, net of any amounts to which Tenant is entitled under the Lease in respect of unamortized leasehold improvements by Tenant, Tenant's relocation expenses and Tenant's loss of goodwill.

     "Consent and Agreement": A Consent and Agreement among a Tenant, Kmart (if the Tenant is a Subsidiary), a Borrower, the Depositor and the Trustee, or Collateral Trustee if applicable, (i) providing for the direct payment of Lease Payments to the Trustee, or Collateral Trustee if applicable, (ii) requiring such Tenant to pay the Trustee's Fee, or Collateral Trustee's Fee if applicable,
(iii) requiring such Tenant to pay the premium on certain required environmental insurance, and (iv) concerning certain other matters.

     "Construction Fund Disbursement Agreement": Each Construction Fund Disbursement Agreement among a Borrower, Tenant, Kmart (if the Tenant is a Subsidiary), the Depositor, a Construction Monitor, if applicable, and an Escrow Agent pursuant to which an Escrow Account will be created and certain procedures regarding the disbursement of the proceeds from a Mortgage Loan for construction of a Facility will be established.

     "Construction Fund Disbursement Agreement -- Common Area": Each Construction Fund Disbursement Agreement -- Common Area among two or more Borrowers, Kmart, two or more Tenants, the Depositor, a Construction Monitor, if applicable, and an Escrow Agent pursuant to which an Escrow Account -- Common Area will be created and certain procedures for the disbursement of the portion of the proceeds from two or more Mortgage Loans to be used for construction of a Common Area will be established.

     "Construction Monitor": A party, in some cases, to a Construction Fund Disbursement Agreement or a Construction Fund Disbursement Agreement -- Common Area who is responsible for monitoring the progress of the construction of the related Facility or Common Area.

     "Debt Service": The principal and interest which is scheduled to be paid with respect to a Series of Certificates in the amounts specified in the Prospectus Supplement on each scheduled Remittance Date.

     "Definitive Certificates": Certificates issued in fully registered, certificated form to Certificateholders other than DTC or its nominee.

     "Demised Premises": The interest of a Borrower (which may be fee title ownership or a ground leasehold) in the land on which the Facility is or will be located and which will be leased to a Tenant pursuant to a Lease, including the Borrower's interest in any rights, licenses, privileges and easements appurtenant thereto.

     "Depositor": National Tenant Finance Corporation, a Delaware corporation and its successors and assigns.

     "Discounted Prepayment Value": With respect to the Called Principal, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled Due Dates to the Purchase Date with respect to such Called Principal, in accordance with generally accepted financial practice and at a discount factor (applied generally on a semiannual basis) equal to the Reinvestment Yield.

     "DTC": The Depository Trust Company.

     "DTC Participants": Those participants for whom DTC holds securities on deposit.

     "Due Date": With respect to a Mortgage Note, the last Business Day of the month on which each Scheduled Payment is due, exclusive of any days of grace.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account": An escrow account created pursuant to a Construction Fund Disbursement Agreement.

     "Escrow Account -- Common Area": An escrow account created pursuant to a Construction Fund Disbursement Agreement -- Common Area.

     "Escrow Agent": The bank, trust company or other fiduciary named in the Prospectus Supplement for each Series of Certificates as the escrow agent under a Construction Fund Disbursement Agreement or Construction Fund Disbursement Agreement -- Common Area related to such Series.

     "Event of Default": For any Trust Agreement, Pass-Through Trust Agreement, Collateral Trust Agreement, Mortgage Note or Loan Document, an event of default described in such Trust Agreement, Pass-Through Trust Agreement, Collateral Trust Agreement, Mortgage Note or Loan Document, as the context requires.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Facility": Each Demised Premises and the improvements constructed or to be constructed thereon, as described in the Prospectus Supplement for each Series.

     "Indemnity Agreement": Each Indemnity Agreement between Kmart and the Depositor when the Tenant is a Subsidiary pursuant to which Kmart will indemnify the Depositor and its successors and assigns in the event that any Lease Payment under the related Lease or Lease Guaranty is asserted to be voidable in any bankruptcy case filed by or against such Subsidiary.

     "Indirect Participants": Those Persons who clear through, or maintain a custodial relationship with, a DTC Participant, either directly or indirectly.

     "Insurance Proceeds": Proceeds paid by any insurer pursuant to any insurance policy (other than liability insurance) and self-insurance proceeds paid by any of the Tenants or, pursuant to a Lease Guaranty, Kmart with respect to any Mortgaged Property.

     "Investment Grade Rating": A rating by Standard & Poor's of BBB- or better or a rating by Moody's of Baa3 or better.


     "Investment Grade Status": The long-term senior unsecured debt of the entity issuing such debt has continuously had an Investment Grade Rating for a period of not less than 12 full calendar months immediately prior to the related Lease Guaranty Termination.


     "Kmart" or "Kmart Corporation": Kmart Corporation, a Michigan corporation.

     "Lease": Each Lease by and between a Tenant and a Borrower pursuant to which such Borrower will lease a Facility to the Tenant described in the Prospectus Supplement for each Series.

     "Lease Guaranty": Each Lease Guaranty Agreement by and between Kmart and a Borrower pursuant to which Kmart will guarantee to such Borrower the obligations of a Tenant which is a Subsidiary under the related Lease.

     "Lease Guaranty Termination": The giving of notice by Kmart or a Subsidiary to the Borrower and the Trustee, or the Collateral Trustee if applicable, that Kmart or the Subsidiary has elected to terminate the related Lease Guaranty because such Subsidiary which is a Tenant under the related Lease, the new tenant pursuant to an assignment of the related Lease, or a new guarantor of the performance of such Lease, as the case may be, has achieved Investment Grade Status and provided that certain other conditions are satisfied.

     "Lease Payments": The annual rental and additional rent payable by a Tenant under a Lease, other than real estate taxes and amounts payable directly to a third party, which will be payable in accordance with such Lease.

     "Loan Agreement": Each Loan Agreement between a Borrower and the Depositor pursuant to which the Depositor will loan funds to a Borrower to provide permanent financing for, or to finance the acquisition or acquisition and construction of, a Facility described in the Prospectus Supplement for each Series of Certificates.

     "Loan Documents": Collectively, each Loan Agreement, Mortgage, Assignment of Leases and Rents, Lease, Lease Guaranty, if applicable, Construction Fund Disbursement Agreement, Construction Fund Disbursement Agreement - Common Area, and Note Put Agreement related to a Mortgage Loan, and any other document identified in any Loan Agreement as a Loan Document.


     "Make-Whole Premium": With respect to any amount of Called Principal of a Mortgage Note, an amount equal to the positive excess, if any, as of the Purchase Date of the Discounted Prepayment Value of the Called Principal of such Mortgage Note over such Called Principal.


     "Moody's": Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

     "Mortgage": Each Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing by and between the Depositor and a Borrower which will create a first lien priority interest in the Facility securing each Mortgage Note.

     "Mortgage Loan": Each loan from the Depositor to a Borrower evidenced by one or more Mortgage Notes and secured by a Mortgage and other Collateral.

     "Mortgage Note": Each promissory note executed and delivered by a Borrower to the Depositor which evidences all or a portion of a Mortgage Loan, which is sold and assigned by the Depositor to the Trustee or Pass-Through Trustee and which is the subject of a Trust Agreement or Pass-Through Trust Agreement pursuant to which a Series of Certificates is issued.

     "Mortgage Note Account": Each Mortgage Note Account created and maintained pursuant to a Collateral Trust Agreement.

     "Mortgaged Property": The real and personal property securing a Mortgage Note.

     "Note Put Agreement": Each Note Put Agreement by and among a Tenant, Kmart (if the Tenant is a Subsidiary) and a Depositor pursuant to which the Tenant and Kmart agree to purchase the related Mortgage Note at the Purchase Price upon the occurrence of a Triggering Event.

     "Pass-Through Trust": A grantor trust created pursuant to a Pass-Through Trust Agreement.

     "Pass-Through Trustee": The bank, trust company or other fiduciary named in a Prospectus Supplement for a Series of Certificates as the trustee under a Pass-Through Trust Agreement pursuant to which such Series is issued.

     "Pass-Through Trust Agreement": A Trust Agreement when Mortgage Notes of different maturities are issued pursuant to one or more Loan Agreements.

     "Pass-Through Trust Property": The corpus of a Pass-Through Trust created by a Pass-Through Trust Agreement for a Series of Certificates, consisting of
(i) one or more Mortgage Notes; and (ii) all assets deposited in the Certificate Account, including investments of funds in such account.

     "Percentage Interest": (i) In the case of property held in a Trust (other than a Collateral Trust) the percentage of the whole undivided beneficial interest in such property held by a holder of one or more Certificates of such Trust and evidenced by such Certificates, and (ii) in the case of property held in a Collateral Trust, the percentage of the whole undivided beneficial interest in such property held indirectly by a holder of one or more Certificates in a Pass-Through Trust having an interest in such Collateral Trust. When used in connection with the exercise of any right which by its terms can be exercised only by holders of Certificates of a single Pass-Through Trust, such term shall mean the percentage of the whole undivided interest in the Mortgage Note(s) owned by such Trust held by a holder of one or more Certificates in such Pass-Through Trust and evidenced by such Certificates.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Purchase Date": With respect to the Called Principal of a Mortgage Note or with respect to the purchase of a Mortgage Note pursuant to a Note Put Agreement, the date on which such Called Principal is to be paid or prepaid or is declared to be immediately due and payable under any of the related Loan Documents or the date on which such Mortgage Note is to be purchased.

     "Purchase Price": The sum of the Called Principal plus the Make-Whole Premium and accrued interest with respect to the Called Principal to the Purchase Date, except that if a Mortgage Note is being purchased pursuant to a Note Put Agreement as a consequence of a Lease Guaranty Termination, the Purchase Price will include the Termination Premium instead of the Make-Whole Premium.

     "Record Date": The close of business on the fifteenth day preceding the related Remittance Date, except that the Record Date with respect to Scheduled Payments received after the Due Date shall mean the close of business on the fifteenth day preceding the Remittance Date such Scheduled Payments would have been distributable to the Certificateholders if they had been paid on such Due Date.

     "Reinvestment Yield": With respect to the Called Principal of a Mortgage Note, the sum of (x) the yield to maturity implied by the following: (i) the yields reported, as of 10:00 a.m. (New York City time) on the third Business Day preceding the Purchase Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal (as nearly as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Purchase Date, or (ii) if such yields have been reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields have not been so reported as of the third Business Day preceding the Purchase Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal (as nearly as practicable) to the Remaining Average Life of the Called Principal being paid or prepaid as of such Purchase Date; and (y) 50 basis points. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

     "Remaining Average Life": With respect to any amount of Called Principal of a Mortgage Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (excluding interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Purchase Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments": With respect to the Called Principal, all payments of such Called Principal and interest thereon that would be due on or after the Purchase Date with respect to such Called Principal if no payment of such Called Principal were made prior to its maturity date.

     "Remittance Date": Each date specified in the Prospectus Supplement for each Series of Certificates on which principal of, and/or interest on, the Mortgage Notes is distributable to the Certificateholder or such other date on which a distribution is made to Certificateholders as a result of the prepayment or other liquidation of a Mortgage Note or as a result of the sale of a Mortgage Note pursuant to the related Note Put Agreement.

     "Rental Payment Account": Each Rental Payment Account created and maintained pursuant to a Trust Agreement or a Collateral Trust Agreement if applicable.

     "Scheduled Payments": Payments of principal of, if any, and interest on, a Mortgage Note held in a Trust or a Pass-Through Trust which will be scheduled to be received by the Trustee or Collateral Trustee on each Due Date.

     "Securities Act": The Securities Act of 1933, as amended.

     "Series": A group of Certificates issued by a separate Trust or Pass-Through Trust.

     "Standard & Poor's" or "S&P": Standard & Poor's Ratings Group or its successor in interest.

     "Subsidiary": One or more of the following subsidiaries of Kmart identified in the related Prospectus Supplement as the Tenant under a related Lease:
Borders, Inc.; Walden Book Company Inc.; Builders Square, Inc.; OfficeMax Inc.; or The Sports Authority, Inc.

     "Tenant": The lessee under each Lease named in the Prospectus Supplement for each Series of Certificates, which lessee will be either Kmart or a Subsidiary.

     "Termination Premium": With respect to any Mortgage Note, an amount equal to the unpaid principal balance of such Mortgage Note multiplied by a percentage as set forth in the related Prospectus Supplement.

     "Triggering Event": With respect to a Note Put Agreement, (a) (i) the failure by a Tenant to pay when due any related Lease Payment within 10 days (or 30 days if the Tenant is Kmart) after notice to such Tenant of such default and
(ii) if the Tenant is a Subsidiary, the failure by Kmart to pay such Lease Payment within 30 days after notice to Kmart of such Subsidiary's failure to do so (which notice may be given concurrently with the corresponding notice to such Subsidiary), (b) completion of construction of the Facility to be leased to the Tenant does not occur prior to the related Completion Date, or (c) if the Tenant is a Subsidiary, a Lease Guaranty Termination occurs.

     "Trust": A grantor trust created pursuant to a Trust Agreement.

     "Trust Agreement": An agreement between the Depositor and the Trustee pursuant to which a Series of Certificates will be issued and, if Mortgage Notes having the same maturity are issued pursuant to a Loan Agreement, pursuant to which the Collateral with respect to the related Mortgage Notes will be held.

     "Trust Indenture Act": The Trust Indenture Act of 1939, as amended.

     "Trust Property": The corpus of the Trust created by a Trust Agreement for each Series of the Certificates, consisting of (i) one or more Mortgage Notes; and (ii) all assets deposited in the Certificate Account, including the investment of funds in such account. If Mortgage Notes of the same maturity are issued pursuant to the related Loan Documents, then any Trust Property will also include: (i) all rights which secure the obligations of the Borrowers of the proceeds of such Mortgage Notes, (ii) all related Loan Documents and any rights thereunder of holders of the Mortgage Notes; (iii) property which secured the related Mortgage and which has been acquired by foreclosure or deed in lieu of foreclosure; and (iv) Insurance Proceeds, Condemnation Proceeds and any other amounts receivable under any related Loan Document.

     "Trustee": The bank, trust company or other fiduciary named in a Prospectus Supplement for a Series of Certificates as the trustee under a Trust Agreement pursuant to which such Series is issued.

     "Trustee's Fee": The amount of the annual fee(s) paid to the Pass-Through Trustees, if applicable, or the Trustee for its ordinary fees and expenses arising under the Pass-Through Trust Agreements, if applicable, or the Trust Agreement.

- ---------------------------------------------------------------
- ---------------------------------------------------------------
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY, NOR AN OFFER OF THE CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR ANY PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.
                               ------------------
                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT
Summary Information............................    S-3
Use of Proceeds................................    S-6
The Certificates...............................    S-6
The Pass-Through Trusts and The Collateral
  Trust........................................    S-8
The Mortgage Notes.............................    S-8
The Facilities and The Leases..................   S-10
Plan of Distribution...........................   S-12
Legal Matters..................................   S-13
Ratings........................................   S-13
PROSPECTUS
Available Information..........................      2
Reports to Certificateholders..................      2
Incorporation of Certain Documents by
  Reference....................................      2
Prospectus Summary.............................      3
Special Considerations.........................      8
Kmart..........................................     10
The Depositor..................................     14
Use of Proceeds................................     14
Diagrams of Transaction Structure..............     15
Structure of the Financings....................     19
The Certificates...............................     20
The Trusts, Pass-Through Trusts and Collateral
  Trusts.......................................     26
The Mortgage Notes, the Loan Agreements and
  Related Documents............................     35
The Note Put Agreements........................     39
The Leases, the Lease Guaranties and Related
  Documents....................................     40
The Borrowers..................................     46
Consequences of Bankruptcy of a Tenant or a
  Borrower.....................................     46
Certain Federal Income Tax
  Consequences.................................     47
State and Local Tax Considerations.............     50
ERISA Considerations...........................     50
Legal Investment Considerations................     52
Plan of Distribution...........................     52
Legal Matters..................................     52
Experts........................................     52
Glossary.......................................     53

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- ---------------------------------------------------------------
- ---------------------------------------------------------------

                 ---------------------------------------------------------------
                 ---------------------------------------------------------------

                                  $85,000,000*

                                     KMART
                                  CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1994A-1
                                 SERIES 1994A-2

                ------------------------------------------------
                             PROSPECTUS SUPPLEMENT
                ------------------------------------------------

                            SUTRO & CO. INCORPORATED


                                AUGUST   , 1994


* Preliminary subject to change.

                 ---------------------------------------------------------------
                 ---------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee................................................................   $   86,206.90
Printing and Engraving........................................................      130,000.00*
Legal Fees and Expenses.......................................................    2,500,000.00*
Trustee Fees and Expenses.....................................................       60,000.00**
Blue Sky Fees and Expenses (including fees and expenses of counsel)...........       30,000.00*
Rating Agency Fees............................................................      250,000.00*
Miscellaneous Expenses........................................................      100,000.00*
                                                                                 -------------
     Total....................................................................   $3,156,206.90
                                                                                  ============

- -------------------------
 * Estimated.

** Estimated; does not include annual Trustee expense.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Registrant's By-Laws and the Michigan Business Corporation Act permit the Registrant's officers and directors to be indemnified under certain circumstances for expenses, and in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933. In addition, the Registrant maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Securities Act of 1933.

ITEM 16. EXHIBITS


EXHIBIT NO.                                       DESCRIPTION
- -----------                                       -----------
 1.1           Form of Underwriting Agreement*
 3.1           Certificate of Incorporation of National Tenant Finance Corporation
 3.2           By-Laws of National Tenant Finance Corporation
 4.1           Form of Trust Agreement between the Depositor and the Trustee
 4.2           Form of Pass-Through Trust Agreement between the Depositor and the Pass-Through
               Trustee
 4.3           Form of Collateral Trust Agreement between the Depositor and the Collateral
               Trustee
 4.4           Form of Certificate used with Trust Agreement (included in 4.1)
 4.5           Form of Certificate used with Pass-Through Trust Agreement (included in 4.2)
 4.6           Form of Loan Agreement*
 4.7           Form of Mortgage Note
 4.8           Form of Leases
 4.9           Form of Lease Guaranty*
 4.10          Form of Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture
               Filing
 4.11          Form of Assignment of Leases and Rents
 4.12          Form of Construction Fund Disbursement Agreement
 4.13          Form of Construction and Disbursement Agreement -- Common Area
 4.14          Form of Note Put Agreement*
 4.15          Form of Consent and Agreement

EXHIBIT NO.                                       DESCRIPTION
- -----------                                       -----------
 5.1           Opinion of Squire, Sanders & Dempsey regarding validity of Certificates, including consent
 8.1           Opinion of Squire, Sanders & Dempsey as to certain tax matters, including consent
12             Computation of Ratio of Earnings to Fixed Charges
23.1           Consent of Price Waterhouse*
23.2           Consent of Squire, Sanders & Dempsey (included in Exhibit 5.1)
23.3           Consent of Squire, Sanders & Dempsey (included in Exhibit 8.1)
24.1           Power of Attorney (included as part of signature page of this Registration
               Statement)
25.1           Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
               Trustee


- -------------------------

* Filed with this Amendment No. 2


ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     If the Trustee is not identified until after the Registration Statement is declared effective, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended (the "TIA"), in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on August 17, 1994.

                                            KMART CORPORATION

                                            By: /s/ JOSEPH E. ANTONINI*

                                            ------------------------------------
                                                Joseph E. Antonini
                                                Chairman of the Board, President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities indicated on August 17, 1994.


                  SIGNATURE                                             TITLE
- ---------------------------------------------          ---------------------------------------
           /s/ JOSEPH E. ANTONINI*                     Chairman of the Board, President
- ---------------------------------------------          (Principal Executive Officer) and
             Joseph E. Antonini                        Director
           /s/ THOMAS F. MURASKY*                      Executive Vice President
- ---------------------------------------------          (Principal Financial and Accounting
              Thomas F. Murasky                        Officer)
           /s/ LILYAN H. AFFINITO*                     Director
- ---------------------------------------------
             Lilyan H. Affinito
        /s/ JOSEPH A. CALIFANO, JR.*                   Director
- ---------------------------------------------
           Joseph A. Califano, Jr.
            /s/ WILLIE D. DAVIS*                       Director
- ---------------------------------------------
               Willie D. Davis
            /s/ ENRIQUE C. FALLA*                      Director
- ---------------------------------------------
              Enrique C. Falla
           /s/ JOSEPH P. FLANNERY*                     Director
- ---------------------------------------------
             Joseph P. Flannery
            /s/ DAVID B. HARPER*                       Director
- ---------------------------------------------
               David B. Harper
           /s/ F. JAMES MCDONALD*                      Director
- ---------------------------------------------
              F. James McDonald

                  SIGNATURE                                             TITLE
                  ---------                                             -----

           /s/ RICHARD S. MILLER*                      Director
- ---------------------------------------------
              Richard S. Miller

            /s/ J. RICHARD MUNRO*                      Director
- ---------------------------------------------
              J. Richard Munro

                                                       Director
- ---------------------------------------------
              Donald S. Perkins

            /s/ GLORIA M. SHATTO*                      Director
- ---------------------------------------------
              Gloria M. Shatto

            /s/ JOSEPH R. THOMAS*                      Director
- ---------------------------------------------
              Joseph R. Thomas

*By:        /s/ NANCIE W. LaDUKE
- ------------------------------------------------------
              Nancie W. LaDuke
              Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NO.                                 DESCRIPTION                                    PAGES
- -----------                                 -----------                                 ------------
 1.1           Form of Underwriting Agreement*
 3.1           Certificate of Incorporation of National Tenant Finance Corporation
 3.2           By-Laws of National Tenant Finance Corporation
 4.1           Form of Trust Agreement between the Depositor and the Trustee
 4.2           Form of Pass-Through Trust Agreement between the Depositor and the
               Pass-Through Trustee
 4.3           Form of Collateral Trust Agreement between the Depositor and the
               Collateral Trustee
 4.4           Form of Certificate used with Trust Agreement (included in 4.1)
 4.5           Form of Certificate used with Pass-Through Trust Agreement (included in 4.2)
 4.6           Form of Loan Agreement*
 4.7           Form of Mortgage Note
 4.8           Form of Leases
 4.9           Form of Lease Guaranty*
 4.10          Form of Mortgage, Security Agreement, Assignment of Leases and Rents
               and Fixture Filing
 4.11          Form of Assignment of Leases and Rents
 4.12          Form of Construction Fund Disbursement Agreement
 4.13          Form of Construction and Disbursement Agreement -- Common Area
 4.14          Form of Note Put Agreement*
 4.15          Form of Consent and Agreement
 4.16          Form of Indemnity Agreement
 5.1           Opinion of Squire, Sanders & Dempsey regarding validity of
               Certificates, including consent
 8.1           Opinion of Squire, Sanders & Dempsey as to certain tax matters, including consent
12             Computation of Ratio of Earnings to Fixed Charges
23.1           Consent of Price Waterhouse*
23.2           Consent of Squire, Sanders & Dempsey (included in Exhibit 5.1)
23.3           Consent of Squire, Sanders & Dempsey (included in Exhibit 8.1)
24.1           Power of Attorney (included as part of signature page of this
               Registration Statement)
25.1           Form T-1 Statement of Eligibility under the Trust Indenture Act of
               1939 of Trustee


- -------------------------

* Filed with this Amendment No. 2